                                                                    EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER


                                     among:


                                PMR CORPORATION,
                             a Delaware corporation;


                             BHC ACQUISITION CORP.,
                             a Delaware corporation;

                                       and

                       BEHAVIORAL HEALTHCARE CORPORATION,
                             a Delaware corporation



                           ---------------------------

                            Dated as of July 30, 1998

                           ---------------------------

                                TABLE OF CONTENTS

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
SECTION 1.  DESCRIPTION OF THE TRANSACTION...................................................2

        1.1    Merger of Merger Sub into the Company.........................................2

        1.2    Effect of the Merger..........................................................2

        1.3    Closing; Effective Time.......................................................2

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers...............2

        1.5    Conversion of Shares..........................................................3

        1.6    Stock Options, Series B Preferred Stock and Warrants..........................4

        1.7    Closing of the Company's Transfer Books.......................................5

        1.8    Exchange of Certificates......................................................5

        1.9    Dissenting Shares.............................................................6

        1.10   Escrow........................................................................7

        1.11   Accounting Treatment..........................................................8

        1.12   Further Action................................................................8

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................8

        2.1    Due Organization, Etc.........................................................8

        2.2    Governing Documents; Records..................................................8

        2.3    Capitalization, Etc...........................................................9

        2.4    Financial Statements.........................................................10

        2.5    Absence of Changes...........................................................11

        2.6    Property.....................................................................13

        2.7    Receivables..................................................................16

        2.8    Condition and Sufficiency of the Property....................................16

        2.9    Proprietary Assets...........................................................17

        2.10   Contracts....................................................................18

        2.11   Liabilities..................................................................20

        2.12   Compliance with Legal Requirements...........................................20

        2.13   Governmental Authorizations..................................................20

        2.14   Tax Matters..................................................................21

        2.15   Employee and Labor Matters; Benefit Plans....................................22

        2.16   Environmental Matters........................................................24
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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        2.17   Insurance....................................................................27

        2.18   Related Party Transactions...................................................27

        2.19   Legal Proceedings; Orders....................................................27

        2.20   Medicare and Medicaid Participation..........................................28

        2.21   Illegal Payments.............................................................29

        2.22   Fraud and Abuse..............................................................29

        2.23   Authority; Binding Nature of Agreement.......................................30

        2.24   Non-Contravention; Consents..................................................30

        2.25   Full Disclosure..............................................................31

        2.26   Compliance with Application for Certificate of Need..........................31

        2.27   Medical Staff Matters........................................................32

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........................32

        3.1    SEC Filings; Financial Statements............................................32

        3.2    Authority; Binding Nature of Agreement.......................................33

        3.3    Valid Issuance...............................................................33

        3.4    Capitalization, Etc..........................................................33

        3.5    Non-Contravention; Consents..................................................34

        3.6    Due Organization, Etc........................................................35

        3.7    Governing Documents; Records.................................................35

        3.8    Absence of Changes...........................................................36

        3.9    Property.....................................................................38

        3.10   Receivables..................................................................40

        3.11   Condition and Sufficiency of the Property....................................40

        3.12   Proprietary Assets...........................................................41

        3.13   Contracts....................................................................41

        3.14   Liabilities..................................................................44

        3.15   Compliance with Legal Requirements...........................................44

        3.16   Governmental Authorizations..................................................44

        3.17   Tax Matters..................................................................45

        3.18   Employee and Labor Matters; Benefit Plans....................................46
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                                TABLE OF CONTENTS
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        3.19   Environmental Matters........................................................48

        3.20   Insurance....................................................................49

        3.21   Legal Proceedings; Orders....................................................50

        3.22   Full Disclosure..............................................................50

        3.23   Related Party Transactions...................................................50

        3.24   Medicare and Medicaid Participation..........................................51

        3.25   Illegal Payments.............................................................51

        3.26   Fraud and Abuse..............................................................52

SECTION 4.  COVENANTS OF THE PARTIES........................................................52

        4.1    Access and Investigation.....................................................52

        4.2    Operation of Business........................................................53

        4.3    Notification; Updates to Company Disclosure Schedule.........................57

        4.4    No Negotiation...............................................................58

        4.5    Filings and Consents.........................................................59

        4.6    Company Stockholders' Meeting................................................60

        4.7    Parent Stockholders' Meeting.................................................60

        4.8    Public Announcements.........................................................61

        4.9    Surveys; Title Insurance.....................................................61

        4.10   Best Efforts.................................................................62

        4.11   Registration Statement; Proxy Statement......................................62

        4.12   Regulatory Approvals.........................................................63

        4.13   Termination of Employee Plans................................................64

        4.14   Repurchase Offer.............................................................64

        4.15   Board Composition of Parent..................................................64

SECTION 5.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB....................64

        5.1    Accuracy of Representations..................................................64

        5.2    Performance of Covenants.....................................................64

        5.3    Stockholder Approval.........................................................64

        5.4    Consents.....................................................................64

        5.5    Agreements and Documents.....................................................65
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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        5.6    Stock Options and Warrants...................................................65

        5.7    Listing......................................................................65

        5.8    No Restraints................................................................65

        5.9    Effectiveness of Registration Statement......................................66

        5.10   No Legal Proceedings.........................................................66

        5.11   HSR Act......................................................................66

        5.12   Termination of Employee Plans................................................66

        5.13   Fairness Opinion.............................................................66

        5.14   Financing....................................................................66

        5.15   1998 Audited Financial Statements............................................66

        5.16   Environmental Reports........................................................67

        5.17   New Title Policies...........................................................67

        5.18   Amendment of THC Agreements..................................................67

        5.19   Acquisition of Stock and/or Assets of CBHS...................................67

        5.20   Government Regulations.......................................................67

        5.21   Review of Leases.............................................................67

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..............................67

        6.1    Accuracy of Representations..................................................67

        6.2    Performance of Covenants.....................................................68

        6.3    Stockholder Approval.........................................................68

        6.4    Consents.....................................................................68

        6.5    Agreements and Documents.....................................................68

        6.6    Listing......................................................................68

        6.7    No Restraints................................................................68

        6.8    Effectiveness of Registration Statement......................................68

        6.9    No Legal Proceedings.........................................................68

        6.10   HSR Act......................................................................69

        6.11   Fairness Opinion.............................................................69

        6.12   Unaudited Interim Financial Statements.......................................69

        6.13   Government Regulations.......................................................69
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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SECTION 7.  TERMINATION.....................................................................69

        7.1    Termination Events...........................................................69

        7.2    Termination Procedures.......................................................70

        7.3    Termination Fees.............................................................70

        7.4    Effect of Termination........................................................71

SECTION 8.  INDEMNIFICATION, ETC............................................................71

        8.1    Survival of Representations, Etc.............................................71

        8.2    Indemnification by Stockholders..............................................72

        8.3    Indemnification by Parent....................................................73

        8.4    Further Limitations on Indemnification.......................................74

        8.5    Satisfaction of Indemnification Claim by Stockholder Indemnitees.............75

        8.6    No Contribution..............................................................76

        8.7    Right to Assume Defense......................................................76

SECTION 9.  MISCELLANEOUS PROVISIONS........................................................76

        9.1    Appointment of Stockholders' Representatives.................................76

        9.2    Further Assurances...........................................................77

        9.3    Fees and Expenses............................................................77

        9.4    Attorneys' Fees..............................................................78

        9.5    Notices......................................................................78

        9.6    Time of the Essence..........................................................79

        9.7    Headings.....................................................................79

        9.8    Counterparts.................................................................80

        9.9    Governing Law................................................................80

        9.10   Successors and Assigns.......................................................80

        9.11   Exclusive Remedies...........................................................80

        9.12   Waiver.......................................................................80

        9.13   Amendments...................................................................80

        9.14   Severability.................................................................80

        9.15   Parties in Interest..........................................................81

        9.16   Entire Agreement.............................................................81

                                       v.

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of July 30, 1998, by and among: PMR CORPORATION, a Delaware corporation ("Parent"); BHC ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.


                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

        C. Concurrently with or promptly after the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the directors and executive officers of the Company who are stockholders of the Company, and the affiliates of such directors (collectively, the "Principal Stockholders"), are entering into a Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholders Agreement") pursuant to which each of the Principal Stockholders has agreed, among other things, to vote its shares of common stock in favor of this Agreement, the Merger and any other matter which requires its vote in connection with the transactions contemplated by this Agreement. In connection therewith, the Company has or will promptly after the date hereof obtain and deliver to Parent valid consents and agreements executed by all of the Principal Stockholders who are parties to (a) the Country Amended and Restated Stockholders Agreement made as of the 30th day of June, 1993, as amended and restated as of the 30th day of December, 1993, and the 31st day of May, 1995, and/or (b) the Country Stockholders' Agreement made as of the 30th day of November, 1996 (collectively, the "Existing Stockholders Agreements") irrevocably consenting and agreeing to the termination of each of the Existing Stockholders Agreements, subject only to the consummation of the Merger.

        D. Concurrently with or promptly after the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, certain persons identified on Exhibit C-1 are entering into an Affiliate and Lock-Up Agreement in the form attached hereto as Exhibit C-2 (the "Affiliate and Lock-Up Agreement").

        E. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Welsh, Carson, Anderson & Stowe, VI, L.P., a Delaware corporation ("Welsh Carson") is entering into a Series B Preferred Stock Agreement in the form attached hereto as Exhibit D (the "Series B Preferred Stock Agreement") pursuant to which Welsh Carson has agreed, among


                                       1.

other things, to exchange its Series B Preferred Stock for Company Common Stock (as defined in Section 1.5(a)) on or prior to the Effective Time.

                                    AGREEMENT

The parties to this Agreement agree as follows:

     SECTION 1. DESCRIPTION OF THE TRANSACTION.

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 at 10:00 a.m. on September 30, 1998, or at such other time and date as Parent and Company may designate (which date shall, in no event, be later than five (5) business days following the satisfaction or waiver of the conditions set forth in Sections 5 and 6 of this Agreement) (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger (or Certificate of Merger) conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such agreement of merger (or Certificate of Merger) is filed with and accepted by the Secretary of State of the State of Delaware (the "Effective Time").

        1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

               (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit E;

               (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

               (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit F.


                                       2.

        1.5    CONVERSION OF SHARES.

               (a) Subject to Sections 1.5(c), 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                    (i) the shares of Common Stock of the Company, par value $.01 per share ("Company Common Stock"), held by Vencor, Inc. a Delaware corporation ("Vencor") (the "Vencor Shares"), shall be converted into the right to receive $65,000,000 in cash in the aggregate;

                    (ii) each share of Company Common Stock (other than the Vencor Shares) and each share of Series A Preferred Stock (collectively, the "Converted Shares") outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) the fraction of a share of common stock, $.01 par value per share, of Parent ("Parent Common Stock") that results from multiplying (x) one share of Parent Common Stock by (y) the Exchange Ratio (as defined in Section 1.5(b)(i)), (B) an amount equal to $28,500,000 divided by the number of Outstanding Shares (as defined in Section 1.5(b)(ii)) outstanding immediately prior to the Effective Time and (C) an amount equal to $925,000 (in the form of promissory notes in the form attached hereto as Exhibit G (the "Notes")) divided by the number of Outstanding Shares outstanding immediately prior to the Effective Time (collectively, together with the Vencor Shares, the "Merger Consideration"); and

                    (iii) each share of the common stock, par value $.01 per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation; and

                    (iv) each share of Company Common Stock then held as treasury shares shall be cancelled.

               (b)  For purposes of this Agreement:

                    (i) The term "Exchange Ratio" shall mean a fraction (as may be adjusted in accordance with Section 1.5(c)) equal to (A) 2,600,000 divided by
(B) the number of Outstanding Shares (as defined in Section 1.5(b)(ii)) outstanding immediately prior to the Effective Time, which shall initially equal 0.3401.

                    (ii) The term "Outstanding Shares" shall mean, at the Effective Time, the total number of issued and outstanding Converted Shares.

               (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Converted Shares are changed into a different number or class of shares by reason of any stock, cash or property dividend or distribution, stock split, reverse stock split, reclassification, recapitalization, or similar transaction, then the Exchange Ratio shall be appropriately adjusted.

               (d) If any shares of Converted Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other



                                       3.

condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such Converted Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

        1.6    STOCK OPTIONS, SERIES B PREFERRED STOCK AND WARRANTS.

               (a) On the Closing Date, Parent shall pay to each Person that has accepted the Repurchase Offer (as defined in Section 4.14) the amount in accordance with the terms thereof, with respect to such Person's stock options that were exercisable immediately prior to the Closing Date.

               (b) The Company shall cause any stock options (other than the 1993 Options, as defined below) (i) that remain unexercised as of the Closing and (ii) are held by Persons who do not accept the Repurchase Offer, to be terminated as of the Closing and be of no further force or effect.

               (c) At the Effective Time, each stock option that is then outstanding under the Company's 1993 Stock Plan (after giving effect to the Repurchase Offer), whether vested or unvested (a "1993 Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1993 Stock Plan and the stock option agreement by which such 1993 Option is evidenced. All rights with respect to Company Common Stock under outstanding 1993 Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each 1993 Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed 1993 Option shall be equal to the number of shares of Company Common Stock that were subject to such 1993 Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed 1993 Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such 1993 Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed 1993 Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such 1993 Option shall otherwise remain unchanged; provided, however, that each such assumed 1993 Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1993 Stock Plan and otherwise) to effectuate the provisions of this Section 1.6(c). Following the Closing, Parent will send to each holder of an assumed 1993 Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed 1993 Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed 1993 Option.


                                       4.

               (d) Subsequent to the Closing Date, the employees of the Surviving Corporation shall be eligible to participate in Parent's stock option plan.

               (e) The Company hereby agrees that, prior to the Effective Time, each share of Series B Preferred Stock shall be exchanged for one share of Company Common Stock as provided in the Series B Preferred Stock Agreement.

               (f) The Company shall cause any warrants that remain unexercised as of the Closing to be terminated as of the Closing and be of no further force or effect. The Company shall notify each holder of warrants that such warrants will be terminated if not exercised prior to the Closing.

        1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

        1.8    EXCHANGE OF CERTIFICATES.

               (a) At or as soon as practicable after the Effective Time, StockTrans, Inc. (the "Exchange Agent") will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent or the Exchange Agent, except for the Merger Consideration to be deposited in escrow pursuant to
Section 1.10, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this
Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of the Merger Consideration, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving
Corporation with respect to such Company Stock Certificate. As of the Effective Time, Parent shall (i) make available to the Exchange Agent, for the benefit of holders of Company Stock Certificates, for exchange in accordance with this
Section 1.8, certificates representing shares of Parent Common Stock issuable pursuant to Section 1.8 in exchange for outstanding Converted


                                       5.

Shares, (ii) deposit with the Exchange Agent the cash of the Merger Consideration (other than the cash to be deposited in escrow pursuant to Section 1.10), and (iii) from time-to-time deposit as necessary, cash in an amount reasonably expected to be paid pursuant to Section 1.8(c) (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall be distributed pursuant to an agreement by and among Parent and the Exchange Agent and in the form attached hereto as Exhibit H (the "Exchange Agent Agreement").

               (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

               (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $9.2596.

               (d) Parent and the Surviving Corporation (or the Exchange Agent on their behalf) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation reasonably determine are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law (or, in the alternative, Parent or the Exchange Agent, at Parent's option, may request tax information and other documentation no withholding is necessary). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

               (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9    DISSENTING SHARES.

               (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of the Delaware General Corporation Law shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the


                                       6.

holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in the Delaware General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) the Merger Consideration in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

               (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

        1.10   ESCROW.

               (a) At the Effective Time, Parent (or the Exchange Agent, as applicable) shall withhold (i) $4,388,507 of the cash to be delivered to Vencor pursuant to Section 1.5(a)(i) and (ii) cash in the amount of $1,061,430, the Notes (in the aggregate amount of $925,000) and 175,500 shares of the Merger Consideration to be delivered to the holders of the Converted Shares pursuant to
Section 1.5 (with respect to the shares, rounded down to the nearest whole share to be issued to such holders) (collectively, the "Escrow Amount"). The Merger Consideration otherwise distributable as of the Effective Time to Vencor and to each holder of the Converted Shares (collectively, the "Stockholders") pursuant to Section 1.5 shall be proportionally reduced to reflect the deposit in escrow of the Escrow Amount pursuant to this Section 1.10. The Escrow Amount shall be delivered to StockTrans, Inc. (the "Escrow Agent") as collateral for the Stockholders' reimbursement and indemnification obligations set forth in this
Section 1.10 and in Section 8.2. Except as set forth in Section 8, the Escrow Amount shall be held in escrow by the Escrow Agent to satisfy any claims (pursuant to the provisions set forth in Section 8) made on or before the 18-month anniversary of the Effective Time (the "Escrow Period"). The administration by the Escrow Agent of the Escrow Amount during the Escrow Period shall be conducted pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit I (the "Escrow Agreement") among Parent, the Escrow Agent and the Stockholders' Representatives (as defined in Section 9.1).

               (b) Notwithstanding the Stockholders' Threshold Amount, Parent shall be entitled to and shall draw down from (in one or more draws made at any time after incurring such costs or expenses) the Escrow Amount an amount equal to (i) 50% of the aggregate of all payments, costs and expenses that are incurred by Parent, the Company or the Surviving Corporation after the date of this Agreement to retrofit and/or remove, dispose and close (in accordance with all Environmental Laws (as defined in Section 2.16)) of all underground storage tanks located on any Real Property, including without limitation any containment costs and


                                       7.

cleanup costs associated with such retrofitting or removal and closure or required to be made as a result of any Release (as defined in Section 2.16) of any such underground storage tanks, minus (ii) $300,000 (the "UST Removal Costs").

        1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a purchase.

        1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants, to and for the benefit of the Parent Indemnitees, as follows:

        2.1    DUE ORGANIZATION, ETC.

               (a) The Company and each of the Company Partnerships and Company Subsidiaries, as set forth in Part 2.1 of the Company Disclosure Schedule (collectively with the Company, the "Acquired Companies"), that is a corporation, partnership or limited liability company is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. Each of the Acquired Companies has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Company Contracts.

               (b) None of the Acquired Companies is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part
2.1 of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. Each of the Acquired Companies is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Company Disclosure Schedule except where the failure to be in good standing would not have a Material Adverse Effect on the Company.

               (c) Except for the equity interests identified in Part 2.1 of the Company Disclosure Schedule, none of the Acquired Companies owns, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. None of the Acquired Companies has agreed or is obligated to make any future investment in or capital contribution to any Entity not identified in Part 2.1 of the Company Disclosure Schedule.

        2.2 GOVERNING DOCUMENTS; RECORDS. The Company has delivered or made available to Parent accurate and complete copies of: (1) the Company's Certificate of


                                       8.

Incorporation and bylaws, including all amendments thereto, and all charter documents, certificates of limited partnership, certificates of formation, bylaws, partnership agreements and limited liability agreements, and all amendments thereto, relating to the other Acquired Companies; (2) the stock records of each of the Acquired Companies; and (3) except as set forth in Part
2.2 of the Company Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of each of the Acquired Companies, the board of directors of each of the Acquired Companies and all committees of the board of directors of each of the Acquired Companies. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not adequately reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Certificate of Incorporation or, except as would not have a Material Adverse Effect on the Company, the bylaws or other charter documents, partnership agreements or limited liability agreements of any of the Acquired Companies, and none of the Acquired Companies has taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of each of the Acquired Companies are accurate, up-to-date and complete in all material respects.

        2.3    CAPITALIZATION, ETC.

               (a) The authorized capital stock of the Company consists of: (i) 30,000,000 shares of Common Stock (with par value $.01), of which 13,560,422 shares have been issued and are outstanding as of the date of this Agreement (not including 2,858 shares of Common Stock held in the Company's treasury);
(ii) 20,000,000 shares of Preferred Stock (with par value $.01), of which (A) 5,651,367 shares have been designated shares of Series A Preferred Stock (with par value $.01) (the "Series A Preferred Stock"), of which 5,651,367 shares have been issued and are outstanding as of the date of this Agreement; and (B) 50,252 shares have been designated as Series B Preferred Stock (with par value $.01) (the "Series B Preferred Stock, or collectively with the Series A Preferred Stock, the "Company Preferred Stock"), of which 50,252 shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of Series A Preferred Stock is convertible into one share of Company Common
Stock. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

               (b) The Company has reserved 4,506,663 shares of Company Common Stock for issuance under its Stock Option Plans, of which options (the "Company Options") to purchase 2,128,937 shares are outstanding as of the date of this Agreement, and 34,667 shares of Company Common Stock for issuance upon exercise of certain outstanding warrants (the "Company Warrants"). Part 2.3 of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option and Company Warrant that is outstanding as of the date of this Agreement:
(i) the name of the holder of such Company Option and Company Warrant; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and Company Warrant; (iii) the exercise price per share of Company Common


                                       9.

Stock purchasable under such Company Option and Company Warrant; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part 2.3 of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best knowledge of the Company, condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

               (c) All outstanding shares of Company Common Stock and Company Preferred Stock, and all outstanding Company Options and Company Warrants, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

               (d) All securities that have been reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Delaware General Corporation Law and all other applicable Legal Requirements, and (ii) all material requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

               (e) Except as set forth in Part 2.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company Subsidiaries are validly issued (in compliance with all applicable securities laws and other Legal Requirements and applicable Company Contracts), fully paid and nonassessable and are owned beneficially by the Company, free and clear of any Encumbrance other than Permitted Liens (as defined in Section 2.6). The interests of the Company in each of the Company Partnerships are owned beneficially by the Company, free and clear of any Encumbrance other than Permitted Liens.

        2.4    FINANCIAL STATEMENTS.

               (a) The Company has delivered to Parent the following consolidated financial statements and notes (collectively, the "Company Financial Statements"):

                    (i) The audited balance sheet of the Company as of June 30, 1997 (the "Balance Sheet"), the audited balance sheets of the Company as of June 30, 1996 and 1995, and the related audited income statements, statements of stockholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young LLP relating thereto; and

                    (ii) the unaudited balance sheet of the Company as of May 31, 1998 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the eleven months then ended.

               (b) The Company Financial Statements present fairly the consolidated financial position of the Company and the other Acquired Companies as of the respective dates



                                      10.

thereof and the consolidated results of operations of the Company and the other Acquired Companies for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since the date of the Unaudited Interim Balance
Sheet:

               (a) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Acquired Companies, considered as a whole, and, to the best knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

               (b) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Acquired Companies' properties or assets (whether or not covered by insurance);

               (c) except as required with respect to the Series A Preferred Stock, the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options and Company Warrants and upon conversion of, or in exchange for, the Company Preferred Stock), (ii) any option or right to acquire any capital stock or any other security (except for Company Options and Company Warrants described in Part 2.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) the Company has not amended or waived any of its rights under
(i) any provision of its Stock Option Plans, (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to the Company's Certificate of Incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (g) none of the Acquired Companies has formed any subsidiary or acquired any equity interest or other interest in any other Entity;


                                      11.

               (h) none of the Acquired Companies has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Companies since the date of the Unaudited Interim Balance Sheet, exceeds the amounts set forth in the Company's capital expenditures budget set forth in Part 2.5(h) of the Company Disclosure Schedule.

               (i) none of the Acquired Companies has (i) entered into or permitted any of the properties or assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

               (j) none of the Acquired Companies has (i) acquired, leased or licensed any right, real or personal property or other asset from any other Person having a value in excess of $250,000, (ii) sold or otherwise disposed of, or leased or licensed, any right, real or personal property or other asset to any other Person having a value in excess of $250,000, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial properties or assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Acquired Companies' past practices, taken as a whole;

               (k) none of the Acquired Companies has written off as uncollectible, or established any extraordinary reserve with respect to, any material amount of account receivables or other indebtedness;

               (l) none of the Acquired Companies has made any pledge of any of its properties or assets, except for pledges of immaterial properties or assets made in the ordinary course of business and consistent with the Acquired Companies' past practices, taken as a whole;

               (m) none of the Acquired Companies has (i) lent money to any Person, other than pursuant to routine travel advances made to employees in the ordinary course of business and other than loans made in the ordinary course of business and consistent with past practice in an amount not in excess of $250,000 to any one Person (other than a Related Party as defined in Section 2.18), or (ii) incurred or guaranteed any indebtedness for borrowed money (other than intercompany debt between or among the Acquired Companies);

               (n) none of the Acquired Companies has (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and consistent with past practice, (iii) hired any new employee having an annual salary in excess of $150,000 or (iv) adopted any severance plan or arrangement or entered into any severance agreement, or entered into any other plan, arrangement or agreement providing for the payment of any benefit or acceleration of any options upon a change in control or a termination of employment;

               (o) the Company has not changed any of its methods of accounting or accounting practices in any material respect;


                                      12.

               (p)  the Company has not made any material Tax election;

               (q) none of the Acquired Companies has commenced or settled any material Legal Proceeding;

               (r) none of the Acquired Companies has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

               (s) none of the Acquired Companies has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

        2.6    PROPERTY.

               (a) PROPERTY. Part 2.6(a) of the Company Disclosure Schedule contains a complete and accurate list of all real property owned, leased or occupied by each of the Acquired Companies (the "Land"). The Land, together with all fixtures and improvements located on, and/or below the surface of the Land, including without limitation the structures located thereon commonly known by the property addresses indicated in Part 2.6(a) of the Company Disclosure Schedule (the "Improvements"), together with all rights, easements, rights-of-way and appurtenances to the Land, is referred to collectively herein as the "Real Property." Part 2.6(a) of the Company Disclosure Schedule also indicates which of the Real Property is leased or occupied by any of the Acquired Companies (individually, a "Leased Property" and collectively, the "Leased Properties"). All presently effective leases, lease amendments or modifications, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions, guarantees and other agreements relating to the Acquired Companies' use or occupancy of the Leased Property are collectively referred to herein as the "Leases." True and complete copies of the Leases have been delivered or made available to Parent. All furnishings, fixtures, equipment, appliances, signs, personal property and other assets owned by the Acquired Companies and located in or about the Real Property or used in connection with the management and operation of the Real Properties are hereinafter referred to as the "Personal Property." All management agreements, maintenance contracts, service contracts and equipment leases pertaining to the Real Property or the Personal Property, and all other presently effective contracts, agreements, warranties and guaranties relating to the ownership, leasing, advertising, promotion, design, construction, management, operation, maintenance or repair of the Real Property are herein collectively referred to as the "Real Property Plans and Contracts." The Real Property, the Leased Properties, the Personal Property and the Real Property Plans and Contracts are referred to collectively as the "Property."

               (b) TITLE. The Acquired Companies own, or will at the Closing own, fee simple title to all Real Property other than the Leased Properties (the "Owned Properties"). The Acquired Companies have, or will at the Closing have, good and marketable title to the Owned Properties, free and clear from all Encumbrances other than (i) those matters listed in the policies of title insurance provided to Parent (the "Title Policies"), (ii) liens for current real property taxes not yet due and payable and for which adequate reserves have been established in the Balance Sheet and the Unaudited Interim Balance Sheet in accordance with generally accepted accounting principles, (iii) municipal and zoning ordinances and easements for public


                                      13.

utilities, (iv) those matters listed in Part 2.6(b) of the Company Disclosure Schedule, none of which materially interfere with the continued use of Owned Property as currently utilized and (v) pledges to secure the Company's obligations under its credit facilities with Bank of America (the "Permitted Liens"). None of the Acquired Companies nor, to the knowledge of the Company, any previous owner of the Owned Properties, has sold, transferred, conveyed, or entered into any agreement regarding "air rights," "excess floor area ratio" or other development rights or restrictions relating to any of the Owned Properties, except as otherwise expressly set forth in the Title Policies. Except as listed on Part 2.6(b) of the Company Disclosure Schedule, none of the Acquired Companies has entered into any contracts for the sale of any of the Owned Property, nor do there exist any rights of first offer or first refusal or options to purchase all or any part of the Owned Property. The Acquired Companies have, or will at the Closing have, good and marketable leasehold title to the Leased Properties, free and clear from all Encumbrances, other than the Leases and Permitted Liens. Each of the Leases is in full force and effect. None of the Acquired Companies is in material breach or default under, nor has any event occurred that, with the giving of notice or the passage of time or both, would constitute a material breach or event of default by any of the Acquired Companies, under any of the Leases and, to the knowledge of the Company, no other party to any of the Leases is in breach or default under, nor, to the knowledge of the Company, has any event occurred that, with the giving of notice or the passage of time or both, would constitute a breach or event of default by such other party under any of the Leases.

               (c) POSSESSION AND USE OF REAL PROPERTIES. The Acquired Companies have possession of the Real Properties. Except as set forth in Part 2.6(c) of the Company Disclosure Schedule, there are no persons leasing, using or occupying the Real Property or any part thereof (except for the easements and rights-of-way) other than the Acquired Companies and there are no oral or written leases, subleases, occupancies or tenancies in effect pertaining to the Real Property other than the Leases and other than with respect to the easements and rights-of-way. The Acquired Companies possess all certificates, permits, licenses and approvals, not including permits necessary due to the regulated nature of the business conducted on the Real Property, that are required by law to own, operate, use and occupy the Real Property as it is presently owned, operated, used and occupied, except where failure to possess any such Permit would not have a Material Adverse Effect on the Company (the "Permits"). The Permits are in full force and effect. The Acquired Companies have fully performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Permits, except for any failures to be in compliance that would not have a Material Adverse Effect on the Company.

               (d) COMPLIANCE WITH LAWS. No notices of violation of Legal Requirements (including, without limitation, planning, zoning and building laws and ordinances) relating to the Real Property, Leased Properties or the Real Property Plans and Contracts have been issued to any of the Acquired Companies, or entered against or received by any of the Acquired Companies, and no such violations exist, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

               (e) ANTICIPATED CHANGES. Other than changes that would impact the Company's industry in general, the Company has no knowledge of any plan, study or effort of any Governmental Body or any other Person which in any way would materially affect the use of


                                      14.

the Real Property, or any portion thereof, for its intended uses or any intended public improve ments which will result in any material charge being levied against, or any material lien assessed upon, the Real Property. The Company has no knowledge of any existing, proposed or contemplated plan to widen, modify or realign any street or highway contiguous to the any of the Real Properties. To the knowledge of the Company, there is no general plan, land use or zoning action or proceeding of any kind, or general or special assessment action or proceeding of any kind, or condemnation action or proceeding of any kind pending or threatened or being contemplated with respect to the Real Property or any part thereof which could have a Material Adverse Effect on the Company. To the knowledge of the Company, except as set forth in Part 2.6(e) of the Company Disclosure Schedule, there is no Legal Proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no supplemental real property taxes have been or, to the knowledge of the Company, will be levied against or assessed with respect to the Owned Property or any part thereof based on any change in ownership or new construction or other event or occurrence relating to the Owned Property before the date of this Agreement, except any such supplemental real property taxes as have been paid in full and discharged. The Company has no knowledge of any special assessments which will result from work, activities or improvements done to any of the Real Properties by any of the Acquired Companies or by any tenants or other parties, or Encumbrances on or other matters affecting the Real Properties or any of them, except for Permitted Liens.

               (f) EMINENT DOMAIN. There is no pending proceeding in eminent domain or otherwise, or any action to quiet title, which would decrease the acreage of the Owned Property or, to the knowledge of the Company, any Leased Property, or any portion thereof, nor does the Company know of the existence of any threatened proceedings or of the existence of any facts which might give rise to such action or proceeding.

               (g) UTILITIES. Except as listed in Part 2.6(g) of the Company Disclosure Schedule, each Real Property is connected to and served by water, solid waste and sewage disposal, drainage, telephone, gas or electricity and other utility equipment facilities and services required by law and which are adequate for the present use and operation of such Real Property, or any portion thereof ("Utilities"). Other than acts of God or war, the Company is not aware of any facts or conditions which would result in the termination or impairment in the furnishing of utility services to any Real Property. To the knowledge of the Company, all Utilities with respect to any Owned Property are installed to the boundary lines of such Owned Property and are connected with valid permits, and the cost of installation and connection of all such utilities to such Owned Property has been fully paid.

               (h) CONDITION OF THE PROPERTY. To the knowledge of the Company, except as set forth in 2.6(h) of the Company Disclosure Schedule, there are no material physical or mechanical defects or deficiencies in the condition, design, construction, fabrication, manufacture or installation of any of the Real Properties or any part thereof or any material system, element or component thereof, ordinary wear and tear excepted. To the knowledge of the Company, all material systems, elements and components of each of the Real Properties (including all machinery, fixtures and equipment, the roof, foundation and structural elements,


                                      15.

and the elevator, mechanical, plumbing, electrical, utility, sprinkler and life safety systems, apparatus and appliances located on the Real Properties) are in good working order and repair and sound operating condition, ordinary wear and tear excepted. The Company has not received and, to the knowledge of the Company, none of the other Acquired Companies has received, any notice of any kind from any insurance broker, agent or underwriter of any defects or inadequacies in or that any noninsurable condition exists in, on or about any Real Property or any part thereof that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. To the knowledge of the Company, the Real Properties are free from infestation by termites or other pests, insects or animals. To the knowledge of the Company, no Real Property located in the State of California has been designated as "hazardous waste property" or "border zone property" pursuant to California Health and Safety Code Section 25220 et seq., no proceedings for a determination as to whether any Real Property located in the State of California should be so designated are pending or threatened, and no portion of the Real Property located in the State of California is located within two thousand (2,000) feet of a significant disposal of "hazardous waste" within the meaning of California Health and Safety Code section 25221 or any similar statute or regulation, which could cause such Real Property to be classified as "border zone property." To the knowledge of the Company, except as listed in Part 2.6(h) of the Company Disclosure Schedule, there are no storage or other tanks or containers, wells or other improvements below the surface of any Real Property.

               (i) PERSONAL PROPERTY. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Acquired Companies have good and valid title to the Personal Property, free and clear of all Encumbrances (except for leases and Permitted Liens). The Personal Property is in good operating condition and repair, ordinary wear and tear excepted.

        2.7 RECEIVABLES. Part 2.7 of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Companies, as of May 31, 1998. Except as set forth in Part 2.7 of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Companies (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 31, 1998 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Companies arising from bona fide transactions entered into in the ordinary course of business and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of the allowance for doubtful accounts and any other reserves set forth in the Unaudited Interim Balance Sheet (which allowance and reserves are reasonable and not in excess of such allowances provided by the Company in the past)).

        2.8 CONDITION AND SUFFICIENCY OF THE PROPERTY. The Property is adequate for the uses to which it is being put and sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.


                                      16.

        2.9    PROPRIETARY ASSETS.

               (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each material Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other material Company Proprietary Assets owned by each Acquired Company. Part 2.9(a)(iii) of the Company Disclosure
Schedule identifies and provides a brief description of each material Proprietary Asset licensed to each Acquired Company by any Person (except for any Proprietary Asset that is licensed to an Acquired Company under any third party software license generally available to the public), and identifies the license agreement under which such Proprietary Asset is being licensed to such Acquired Company. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, each Acquired Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule as owned by such Acquired Company, free and clear of all liens and other Encumbrances (other than Permitted Liens), and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, none of the Acquired Companies is obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of such Company Disclosure Schedule, none of the Acquired Companies has developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

               (b) The Acquired Companies have taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets.

               (c) To the knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, none of the Acquired Companies is infringing, misappropriating or making any unlawful use of, or has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

               (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable each Acquired Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(d) of the Company Disclosure Schedule, (i) none of the Acquired Companies has licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) none of the Acquired


                                      17.

Companies has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets.

        2.10   CONTRACTS.

               (a)  Part 2.10 of the Company Disclosure Schedule identifies:

                    (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor that is not terminable on 60 days or less notice or involves payments or other liabilities in excess of $150,000 per year;

                    (ii) each Company Contract involving the acquisition, transfer, use, development, sharing or license of any material Proprietary Asset;

                    (iii) each Company Contract imposing any restriction on any Acquired Company's right or ability (A) to compete with any other Person or (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person;

                    (iv) each Company Contract involving the acquisition, issuance or transfer of any equity securities (other than those that have been fully performed);

                    (v) each Company Contract involving the creation of any Encumbrance (other than Permitted Liens) with respect to any material property or asset of any Acquired Company;

                    (vi) each Company Contract involving or incorporating any material guaranty, any material pledge, any material performance or completion bond, any material indemnity or any material surety arrangement;

                    (vii) each Company Contract creating any material partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                    (viii) each Company Contract involving the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                    (ix) each Company Contract constituting a Government Contract or Government Bid;

                    (x) each Company Contract involving the purchase or sale of any real or personal property having a value in excess of $250,000;

                    (xi) any other Company Contract of any Acquired Company that was entered into outside the ordinary course of business or was inconsistent with such


                                      18.

Acquired Company's past practices, that has a term of greater than one year and that may not be terminated within 90 days; and

                    (xii) any other Company Contract of any Acquired Company that (A) has a term of more than 90 days and that may not be terminated by such Acquired Company (without penalty) within 90 days after the delivery of a termination notice by such Acquired Company; and (B) involves the payment or delivery of cash or other consideration in an amount or having a value, or the performance of services having a value, in excess of $250,000 in any one year or $500,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiv)" above are referred to in this Agreement as "Company Material Contracts.")

               (b) The Company has delivered or made available to Parent accurate and complete copies of all written Company Material Contracts identified in Part 2.10 of the Company Disclosure Schedule, including all amendments thereto. Part 2.10 of the Company Disclosure Schedule provides an accurate description of the terms of each Company Material Contract that is not in written form. Each Company Material Contract identified in Part 2.10 of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the applicable Acquired Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c)  Except as set forth in Part 2.10 of the Company Disclosure
Schedule:

                    (i) none of the Acquired Companies has violated or breached, or committed any default under, any Company Material Contract, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Material Contract;

                    (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Material Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (D) give any Person the right to cancel, terminate or modify any Company Material Contract;

                    (iii) since June 30, 1996, none of the Acquired Companies has received any notice or other communication regarding any actual or alleged violation or breach of, or default under, any Company Material Contract that has not been cured or is of a continuing or repetitive nature; and

                    (iv) none of the Acquired Companies has waived any of its material rights under any Company Material Contract.


                                      19.

               (d) Except with respect to the renegotiation of any managed care contract (other than capitated contracts) involving amounts payable of less than 15% of the per diem rate of such contract, no Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to renegotiate, any amount paid or payable to any Acquired Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

               (e) Part 2.10 of the Company Disclosure Schedule identifies and provides a brief description of each proposed Company Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by any of the Acquired Companies since the date of the Unaudited Interim Balance Sheet.

        2.11 LIABILITIES. None of the Acquired Companies has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by any Acquired Company since May 31, 1998 in the ordinary course of business and consistent with such Acquired Company's past practices; (c) liabilities under the Company Material Contracts identified in
Part 2.10 of the Company Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Material Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

        2.12   COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
2.12 of the Company Disclosure Schedule, each of the Acquired Companies is, and has at all times since June 30, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company; provided, however, that with respect to any Acquired Company that was acquired by the Company since June 30, 1996, with respect to the operations of such company prior to such acquisition, such representation shall be made only to the knowledge of the Company. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since June 30, 1996, none of the Acquired Companies has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement that could have a Material Adverse Effect on the Company; provided, however, that with respect to any Acquired Company that was acquired by the Company since June 30, 1996, with respect to the operations of such company prior to such acquisition, such representation shall be made only to the knowledge of the Company.

        2.13   GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Company Disclosure
Schedule identifies each Governmental Authorization held by any Acquired Company, the absence of which would have a Material Adverse Effect on the Company, and the Company has delivered or made available to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in
Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each Acquired Company to conduct its business in the manner in which its business is currently


                                      20.

being conducted, except as would not have a Material Adverse Effect on the Company. Each of the Acquired Companies is, and at all times since June 30, 1996 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule except for any failure to comply that would not have a Material Adverse Effect on the Company. Since June 30, 1996, none of the Acquired Companies has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, except for any of the foregoing that would not have a Material Adverse Effect on the Company. There are no provisions in, or agreements relating to, any such Governmental Authorizations which would preclude or limit the Acquired Companies from owning or operating their respective healthcare facilities (the "Healthcare Facilities") and using all of the beds of the Healthcare Facilities as they are currently classified. The Company has delivered to Parent the most recent state licensing reports and lists of deficiencies, if any, for each of the Healthcare Facilities. The Acquired Companies have cured (or will cure within the time permitted by such reports) all deficiencies, if any, noted therein, except for those that would not, individually or in the aggregate, have a material adverse effect on any Healthcare Facility.

        2.14   TAX MATTERS.

               (a) All Tax Returns required to be filed by or on behalf of any Acquired Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered or made available to Parent accurate and complete copies of all Company Returns that have been requested by Parent.

               (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

               (c) Except as set forth in Part 2.14 of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return by any Governmental Body. The Company has delivered or made available to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by any Acquired Company or any other Person), and no such extension or waiver has been requested from any Acquired Company.


                                      21.

               (d) Except as set forth in Part 2.14 of the Company Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to any Acquired Company in respect of any Tax. There are no liens for Taxes upon any of the assets of any Acquired Company except liens for current Taxes not yet due and payable. None of the Acquired Companies has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

               (e) Except as listed in Part 2.14 or Part 2.15(f) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any Acquired Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Companies is, or has been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        2.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 2.15(a) of the Company Disclosure Schedule identifies each written or unwritten salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any Acquired Company for the benefit of any employee of any Acquired Company ("Employee").

               (b) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, none of the Acquired Companies maintains, sponsors or contributes to, or has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

               (c) Each of the Acquired Companies maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of
Section 3(37) of ERISA).

               (d) With respect to each Plan, the Company has delivered or made available to Parent:

                    (i) an accurate and complete copy of such Plan (including all amendments thereto);

                    (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last five years;


                                      22.

                    (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                    (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                    (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                    (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (e) None of the Acquired Companies is required to be, and, to the best of the knowledge of the Company, has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Companies has ever been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. None of the Acquired Companies has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

               (f) Except as listed in Part 2.15(f) of the Company Disclosure Schedule, none of the Acquired Companies has any plan or commitment to create any additional Welfare Plan or Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

               (g) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

               (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.


                                      23.

               (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including, but not limited to, ERISA and the Code.

               (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

               (k) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any Acquired Company (whether or not under any Plan), materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

               (l) Except as listed in Part 2.15(l) of the Company Disclosure Schedule, none of the Acquired Companies is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as listed in Part 2.15(l) of the Company Disclosure Schedule, all of the Acquired Companies' employees are "at will" employees.

               (m) Except where the failure to comply has not had and will not have a Material Adverse Effect on the Company, each of the Acquired Companies is, and has at all times since June 30, 1996 been, in compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters; provided, however, that with respect to any Acquired Company that was acquired by the Company since June 30, 1996, with respect to the operations of such company prior to such acquisition, such representation shall be made only to the knowledge of the Company.

        2.16   ENVIRONMENTAL MATTERS.

               (a) None of the Real Properties is or has ever been, nor is any of the Acquired Companies or any other Person for whom any Acquired Company may be liable, in violation of, and each of such Persons and the Real Properties is in full compliance with, all Environmental Laws, except as would not, singly or in the aggregate, have a Material Adverse Effect on the Company. During the time in which any Real Property has been owned, operated, occupied or leased by any Acquired Company, neither such Acquired Company nor any third party has used, generated, manufactured, produced, stored or disposed of on, under or about the Real Property, or transported to or from such Real Property any Hazardous Material, except in compliance with Environmental Laws. There is no present or, to the knowledge of the Company, threatened Release of any Hazardous Materials in, on or under the Property. If any pesticides have been disposed of, or placed, sprayed or deposited on any Real Property, such acts have been in full compliance with and such pesticides are registered under the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. section 136 et seq.), as amended, or any


                                      24.

successor statute, and any other applicable federal, state or local law or regulation promulgated thereunder.

               (b) Except as disclosed in Part 2.16 of the Company Disclosure Schedule, none of the Acquired Companies has received any citation, directive, inquiry, summons, warning, order, notice or other written communication, whether from a governmental authority, citizens' group, employee, the current or prior owner or operator of any Facilities or otherwise, alleging that any Acquired Company or any other Person for whom any Acquired Company may be liable or any Real Property is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future. There is no legal or administrative proceeding or inquiry pending or, to the knowledge of the Company, threatened by any Person or any Governmental Body (including, without limitation, the United States Environmental Protection Agency and any other federal or state agency with jurisdiction over the Acquired Companies and/or the Real Property under any Environmental Laws) with respect to the presence of Hazardous Materials on any Real Property or the migration thereof from or to other property. Each Acquired Company has all permits, licenses and approvals (which are included in the Permits) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, each Acquired Company is in full compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued and are in full force and effect, except for such failures to have permits, licenses or approvals or non-compliance that would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

               (c) Except as disclosed in Part 2.16 of the Company Disclosure Schedule, there is no claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence in or release into the environment of any Hazardous Materials at any location owned, leased or operated, now or in the past, including, without limitation, any Real Property, by any Acquired Company or any other Person for whom any Acquired Company may be liable, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims") pending or threatened against any Acquired Company or any other Person whose liability for any Environmental Claim any Acquired Company has retained or assumed either contractually or by operation of law.

               (d) Except as disclosed in the Part 2.16 of the Company Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials, that could reasonably be expected to form the basis of any Environmental Claim against any Acquired Company with respect to property owned, leased or operated by or for any Acquired Company, now or in the past, including, without limitation, any Real Property, or with respect to any property in, on or under which are located Hazardous Materials that were generated by any Acquired Company or any other Person for whom any Acquired Company may be liable, or against any Person whose liability for any Environmental


                                      25.

Claim any Acquired Company has retained or assumed either contractually or by operation of law.

               (e) The following terms when used in this Agreement have the following meanings:

        "Environmental Laws" means any and all federal, state, local, provincial or foreign laws or regulations relating to pollution or protection of human health or safety, industrial hygiene or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to use, manufacture, storage, disposal, emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        "Hazardous Materials" means all flammable explosives, radioactive materials, hazardous wastes, infectious wastes, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos or asbestos-containing materials, or polychlorinated biphenyls, corrosive, ignitable, toxic, reproductive toxins or carcinogenic substances, materials, products, chemicals or compounds, whether injurious by themselves or in combination with other materials. Hazardous Materials shall include, but shall not be limited to, (a) "hazardous waste," "extremely hazardous waste," "restricted hazardous waste" or "acutely hazardous waste" as defined in Chapter 6.5 of Division 20 (section 25100 et seq.) of the California Health and Safety Code, as amended, or any successor statute, (b) "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. section 9601 et seq.), as amended, or any successor statute, (c) "hazardous material" as defined in the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), as amended, or any successor statute, (d) "hazardous waste," "solid waste," "sludge," "used oil," "recycled oil," "lubricating oil" and "re-refined oil" as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. section 6901 et seq.), as amended, or any successor statute, (e) "hazardous substance" as defined in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Chapter 6.8 of Division 20 (section 25300 et seq.) of the California Health and Safety Code, as amended, or any successor statute, (f) "hazardous substance" as defined in Chapter 6.7 of Division 20 (section 25280 et seq.) of the California Health and Safety Code, as amended, or any successor statute, (g) "hazardous material," "hazardous substance" or "hazardous waste" as defined in Chapter 6.95 of Division 20 (section 25501 et seq.) of the California Health & Safety Code, as amended, or any successor statute, (h) "hazardous substance" as defined in the Clean Water Act (33 U.S.C. section 1251 et seq.), as amended, or any successor statute, (i) any substances known to cause cancer or reproductive toxicity now or in the future listed pursuant to or regulated under the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health Safety Code section 25249.5 et seq.), as amended, or any successor statute, or (j) any substances, materials or wastes now or in the future listed in: (1) the United States Department of Transportation Hazardous Materials Table (49 C.F.R. section 172.101), as amended; (2) the Environmental Protection Agency list (40 C.F.R. Part 302), as amended; (3) the list published in Title 26 of the California Administrative Code, as amended; or (4) any other list published by any federal or state governmental entity now or in the future.


                                      26.

     "Violation" includes, but is not limited to, noncompliance with any Governmental Authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such Governmental Authorization.

     "Release" means any release, spill, emission, discharge, leaking, pumping, pouring, emitting, emptying, discharge, dispersal, injection, escaping, leaching, dumping, disposing or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including continuing migration, of Hazardous Materials into or through soil, surface water or groundwater.

        2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Acquired Companies and identifies any material claims currently outstanding thereunder, and the Company has delivered or made available to Parent accurate and complete copies of the insurance policies identified on Part
2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since June 30, 1996, none of the Acquired Companies has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any covered claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Company Disclosure Schedule and except pursuant to ownership of the Company's outstanding securities: (a) no Related Party has, and no Related Party has at any time since June 30, 1996 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of any Acquired Company; (b) no Related Party is, or has at any time since June 30, 1996 been, indebted to any Acquired Company; (c) since June 30, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any Company Material Contract, transaction or business dealing involving any Acquired Company; (d) no Related Party is competing, or has at any time since June 30, 1996 competed, directly or indirectly, with any Acquired Company; and
(e) to the knowledge of the Company, no Related Party has any claim or right against any Acquired Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of any such Acquired Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Principal Stockholders; (ii) each individual who is an executive officer or director of any Acquired Company;
(iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Acquired Companies) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        2.19   LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal
Proceeding: (i) that involves any


                                      27.

Acquired Company or any of the properties or assets owned or used by any Acquired Company; or (ii) that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger. To the best of the knowledge of the Company, except as set forth in Part 2.19 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               (b) Except as set forth in Part 2.19 of the Company Disclosure Schedule or that will not have a Material Adverse Effect on the Company, since June 30, 1997, no Legal Proceeding has been commenced by or has been pending against any Acquired Company.

               (c) Except as set forth in Part 2.19 of the Company Disclosure Schedule or that will not have a Material Adverse Effect on the Company, there is no order, writ, injunction, judgment or decree to which any Acquired Company, or any of the properties or assets owned or used by any Acquired Company, is subject. To the best of the knowledge of the Company, no officer or other employee of any Acquired Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any Acquired Company.

        2.20   MEDICARE AND MEDICAID PARTICIPATION.

               (a) The cost reports for reimbursement by Medicare, Medicaid (if required), Blue Cross (if required), or any other cost-based third party payor (the "Programs") have been audited (i.e., settled, with a Notice of Program Reimbursement issued) through the period set forth in Part 2.20 of the Company Disclosure Schedule attached hereto, and all cost reports were filed when due. Except as set forth in Part 2.20(a) of the Company Disclosure Schedule, all cost reports are complete and correct in all material respects. Except as set forth in Part 2.20(a) of the Company Disclosure Schedule, (i) no Acquired Company has received written notice of any dispute between a Healthcare Facility and Blue Cross, a Governmental Entity or any Medicare or Medicaid fiscal intermediary regarding cost reports (with respect to the audited cost reports, only for any period subsequent to the period specified in Part 2.20(a) of the Company Disclosure Schedule) other than with respect to net reimbursable adjustments thereto made in the ordinary course of business which do not involve individual amounts in excess of $50,000 per cost report or $750,000 in the aggregate; (ii) there are no pending or, to the knowledge of the Company, threatened claims or investigations by any of the Programs against any Healthcare Facility; and (iii) each Healthcare Facility currently meets the conditions for participation in the Programs.

               (b) None of the Acquired Companies or, to the knowledge of the Company, any other Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in any Acquired Company, or who has an ownership or control interest in any Acquired Company, or who is an officer, director, agent, or managing employee of any Acquired Company, and (ii) to the knowledge of the Company, no person with any relationship with such entity who has an indirect ownership interest in any Acquired Company: (A) has had a civil monetary penalty assessed against it under SSA Section 1128A; (B) has


                                      28.

been excluded from participation under the Medicare programs or a State Health Care Program; (C) has been convicted (as that term is defined in 42 C.F.R.
Section 1001.2) or any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3): (i) criminal offenses relating to the delivery of any item or service under Medicare, Medicaid or any other State Health Care Program or any Federal Health Care Program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental entity; (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (i) through (iii) above; or (v) criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

               (c) Each Healthcare Facility is duly accredited (except as set forth in Part 2.20(c) of the Company Disclosure Schedule) by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for the three-year period specified in Part 2.20(c) of the Company Disclosure Schedule. The Company has delivered or made available to Parent true and complete copies of the Healthcare Facilities' most recent JCAHO accreditation survey report and deficiency list, if any, and the Healthcare Facilities' most recent Statement of Deficiencies and Plan of Correction.

        2.21 ILLEGAL PAYMENTS. None of the Acquired Companies has, directly or indirectly, paid or delivered, or agreed to pay or deliver, any fee, commission or other sum of money or item or property, however characterized, to any finder, agent or government official, in the United States or any other country, which is in any manner related to the business or operations of any Acquired Company, which the Company knows or has reason to believe to have been illegal under any applicable Legal Requirements; and none of the Acquired Companies has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

        2.22 FRAUD AND ABUSE. To the knowledge of the Company, none of the Acquired Companies nor any Affiliate is engaged in any activities that are prohibited under federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. Sections 1320a-7 - 1320a-7b, 1395nn, and 1396b(s), the False Claims Act or the regulations promulgated pursuant to such statutes, or any similar federal, state or local statutes or regulations or which are prohibited by binding rules of professional conduct or any other criminal or civil statute invoked to penalize the submission of false claims, the making of false statements, the failure to disclose information for which disclosure is required, or financial relationships with physicians or others that constitute illegal remuneration or violate the "Stark law," including, but not limited to, the following:

               (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;


                                      29.

               (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

               (c) failing to disclose knowledge by a claimant of occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; or

               (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable governmental payors, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other governmental payors.

The term "Affiliate" shall mean any corporation, partnership or organization, whether now existing or hereafter created, which directly or indirectly controls, is controlled by, or is under common control with, any Acquired Company, and any director or officer of each Acquired Company or any such Affiliate.

          2.23 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          2.24 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.24 of the Company Disclosure Schedule and except as contemplated by Section 4.5, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Certificate of Incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

               (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the properties or assets owned or used by any of the Acquired Companies, is subject;


                                      30.

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business or to any of the properties or assets owned or used by any of the Acquired Companies which, in any event, would have a Material Adverse Effect on the Company or the ability to consummate the Merger or the other transactions contemplated hereby;

               (d) except as would not have a Material Adverse Effect on the Company, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Material Contract, (ii) accelerate the maturity or performance of any such Company Material Contract, or (iii) cancel, terminate or modify any such Company Material Contract; or

               (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any property or asset owned or used by any Acquired Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the properties or assets subject thereto or materially impair the operations of any such Acquired Company).

Except as set forth in Part 2.24 of the Company Disclosure Schedule, none of the Acquired Companies is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.25   FULL DISCLOSURE.

               (a) This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

               (b) The information supplied by the Company for inclusion in the S-4 Registration Statement (as defined in Section 4.11) will not, as of the date of the S-4 Registration Statement or as of the date of the Company Stockholders' Meeting (as defined in Section 4.6), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

        2.26 COMPLIANCE WITH APPLICATION FOR CERTIFICATE OF NEED. Except as set forth in Part 2.26 of the Company Disclosure Schedule, no application for any Certificate of Need has been made by any Acquired Company which is currently pending or open and, except as set forth in Part 2.26 of the Company Disclosure Schedule, no such application (collectively, the "Applications") filed by any Acquired Company has been ultimately denied by any


                                      31.

Governmental Body or withdrawn by any Acquired Company. No Applications are being prepared by or for, or on behalf of, any Acquired Company for submission to or before any Governmental Body. Each of the Acquired Companies has properly filed all required Applications which are complete and correct in all material respects with respect to any and all material improvements, projects, changes in services, zoning requirements, construction and equipment purchases, and other changes for which approval is required under applicable law. As used herein, "Certificate of Need" means a written statement issued by the appropriate Governmental Body evidencing community need for a new, converted, expanded or otherwise significantly modified healthcare facility or health service.

        2.27 MEDICAL STAFF MATTERS. The Company has made available to Parent true, correct and complete copies of the bylaws and rules and regulations of the medical staff of each of the Healthcare Facilities. With regard to the medical staffs of the Healthcare Facilities, except as set forth in Part 2.27 of the Company Disclosure Schedule or as can not reasonably be expected to have a material adverse effect on any Healthcare Facility, there are no pending or, to the knowledge of the Company, threatened disputes with applicants, staff members or allied health professionals, and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to the Company, to and for the benefit of the Stockholder Indemnitees, as follows:

        3.1    SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1997 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The consolidated financial statements (the "Parent Financial Statements") contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude; and (iii) fairly present the consolidated financial position of Parent and its


                                      32.

subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

        3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the corporate power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary corporate action on the part of the respective boards of directors of Parent and Merger Sub. The board of directors of Parent has approved the Merger and the transactions contemplated hereby on behalf of Parent as the sole stockholder of Merger Sub and has recommended approval of the principal terms of the Merger by the holders of Parent Common Stock and directed that such matters be submitted for consideration of Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 4.7). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        3.4    CAPITALIZATION, ETC.

               (a) The authorized capital stock of Parent consists of: (i) 19,000,000 shares of Common Stock (with par value $.01), of which 6,959,810 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 1,000,000 shares of Preferred Stock (with par value $.01), none of which is outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

               (b) Parent has reserved (i) 2,000,000 shares of Parent Common Stock for issuance under its 1997 Equity Incentive Plan, of which options to purchase 879,297 shares are outstanding as of the date of this Agreement; (ii) 525,000 shares of Parent Common Stock for issuance under its 1992 Outside Directors' Plan, of which options to purchase 291,500 shares are outstanding as of the date of this Agreement; (iii) 270,671 shares of Parent Common Stock for issuance under outstanding non-plan stock options; and (iv) 138,000 shares of Parent Common Stock for issuance under outstanding warrants. Except as set forth in this Section 3.4 and in Part 3.4 of the Parent Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of Parent, condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.


                                      33.

               (c) All outstanding shares of Parent Common Stock, and all outstanding options and warrants of Parent, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Parent Contracts.

               (d) All securities that have been reacquired by Parent were reacquired in compliance with (i) the applicable provisions of the Delaware General Corporation Law and all other applicable Legal Requirements, and (ii) all material requirements set forth in applicable restricted stock purchase agreements and other applicable Parent Contracts.

               (e) All of the outstanding shares of capital stock of each of the Parent Subsidiaries are validly issued (in compliance with all applicable securities laws and other Legal Requirements and applicable Parent Contracts), fully paid and nonassessable and are owned beneficially by Parent, free and clear of any Encumbrance.

        3.5 NON-CONTRAVENTION; CONSENTS. Except as contemplated by Section 4.5, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's Certificate of Incorporation or bylaws, or (ii) any resolution adopted by Parent's stockholders, Parent's board of directors or any committee of Parent's board of directors;

               (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent or any of the Parent Subsidiaries or Parent Partnerships (collectively, the "Parent Companies"), is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by any of the Parent Companies or that otherwise relates to the business or to any of the assets owned or used by any of the Parent Companies which, in any event, would have a Material Adverse Effect on Parent or the ability to consummate the Merger or the other transactions contemplated hereby;

               (d) except as would not have a Material Adverse Effect on Parent, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract (as defined in Section 3.13), or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Material Contract,
(ii) accelerate the maturity or performance of any such Parent Material Contract, or (iii) cancel, terminate or modify any such Parent Material Contract; or

               (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Parent Companies (except for minor liens that will not, in any case or in the aggregate, materially detract from the


                                      34.

value of the assets subject thereto or materially impair the operations of any such Parent Company).

Except as set forth in Part 3.5 of the Parent Disclosure Schedule, none of the Parent Companies is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        3.6    DUE ORGANIZATION, ETC.

               (a)  Parent and each of the Parent Subsidiaries, as set forth in
Part 3.6 of the Parent Disclosure Schedule, are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all of its Contracts.

               (b) None of the Parent Companies is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part
3.6 of the Parent Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Parent. Each of the Parent Companies is in good standing as a foreign corporation in each of the jurisdictions identified in
Part 3.6 of the Parent Disclosure Schedule except where the failure to be in good standing would not have a Material Adverse Effect on Parent.

               (c) Except for the equity interests identified in Part 3.6 of the Parent Disclosure Schedule, none of the Parent Companies owns, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. None of the Parent Companies has agreed or is obligated to make any future investment in or capital contribution to any Entity not identified in Part 3.6 of the Parent Disclosure Schedule.

        3.7 GOVERNING DOCUMENTS; RECORDS. Parent has delivered or made available to the Company accurate and complete copies of: (1) Parent's Certificate of Incorporation and bylaws, including all amendments thereto, and all charter documents and bylaws, and all amendments thereto, relating to the Parent Subsidiaries; (2) the stock records of each of the Parent Subsidiaries; and (3) [except as set forth in Part 3.7 of the Parent Disclosure Schedule,] the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of each of the Parent Companies, the board of directors of each of the Parent Companies and all committees of the board of directors of each of the Parent Companies. There have been no formal meetings or other proceedings of the stockholders of Parent, the board of directors of Parent or any committee of the board of directors of Parent that are not adequately reflected in such minutes or other records. There has not been any violation of any of the provisions of Parent's Certificate of Incorporation or, except as would not have a Material Adverse Effect on Parent, the bylaws or other charter documents of any of the Parent Companies, and none of the Parent Companies has


                                      35.

taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders, its board of directors or any committee of its board of directors. The minute books of each of the Parent Companies are accurate, up-to-date and complete in all material respects.

          3.8 ABSENCE OF CHANGES. Except as set forth in the Parent SEC Documents or in Part 3.8 of the Parent Disclosure Schedule, since April 30, 1998:

               (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, there has not been any change in the business, condition, assets, liabilities, operations or financial performance of the Parent Companies and, to the best knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Parent;

               (b) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Parent Companies' properties or assets (whether or not covered by insurance);

               (c) Parent has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) Parent has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding options and warrants), (ii) any option or right to acquire any capital stock or any other security (except for options described in Section 3.4), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) Parent has not amended or waived any of its rights under (i) any provision of its 1997 Equity Incentive Plan, (ii) any provision of any agreement evidencing any outstanding option or warrant, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to Parent's Certificate of Incorporation or bylaws, and Parent has not effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (g) none of the Parent Companies has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

               (h) none of the Parent Companies has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Parent Companies between April 30, 1998 and the date of this Agreement, exceeds $750,000.

               (i) none of the Parent Companies has (i) entered into or permitted any of the properties or assets owned or used by it to become bound by any Contract that is or would constitute a material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such material Contract;


                                      36.

               (j) none of the Parent Companies has (i) acquired, leased or licensed any right, real or personal property or other asset from any other Person having a value in excess of $250,000, (ii) sold or otherwise disposed of, or leased or licensed, any right, real or personal property or other asset to any other Person having a value in excess of $250,000, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial properties or assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Parent Companies' past practices, taken as a whole;

               (k) none of the Parent Companies has written off as uncollectible, or established any extraordinary reserve with respect to, any material amount of account receivables or other indebtedness;

               (l) none of the Parent Companies has made any pledge of any of its properties or assets, except for pledges of immaterial properties or assets made in the ordinary course of business and consistent with the Parent Companies' past practices, taken as a whole;

               (m) none of the Parent Companies has (i) lent money to any Person, other than pursuant to routine travel advances made to employees in the ordinary course of business and other than loans made in the ordinary course of business and consistent with past practice in an amount not in excess of $250,000 to any one Person (other than a Related Party as defined in Section 2.18), or (ii) incurred or guaranteed any indebtedness for borrowed money (other than intercompany debt between or among Parent and the Parent Subsidiaries);

               (n) none of the Parent Companies has (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and consistent with past practice, (iii) hired any new employee having an annual salary in excess of $150,000 or (iv) adopted any severance plan or arrangement or entered into any severance agreement, or entered into any other plan, arrangement or agreement providing for the payment of any benefit or acceleration of any options upon a change in control or a termination of employment;

               (o) Parent has not changed any of its methods of accounting or accounting practices in any material respect;

               (p) Parent has not made any material Tax election;

               (q) none of the Parent Companies has commenced or settled any material Legal Proceeding;

               (r) none of the Parent Companies has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

               (s) Parent has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.


                                      37.

        3.9    PROPERTY.

               (a) PROPERTY. Part 3.9(a) of the Parent Disclosure Schedule contains a complete and accurate list of all real property owned, leased or occupied by each of the Parent Companies (the "Land"). The Land, together with all fixtures and improvements located on, and/or below the surface of the Land, including without limitation the structures located thereon commonly known by the property addresses indicated in Part 3.9(a) of the Parent Disclosure Schedule (the "Improvements"), together with all rights, easements, rights-of-way and appurtenances to the Land, is referred to collectively herein as the "Real Property." Part 3.9(a) of the Parent Disclosure Schedule also indicates which of the Real Property is leased or occupied by any of the Parent Companies (individually, a "Leased Property" and collectively, the "Leased Properties"). All presently effective leases, lease amendments or modifications, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions, guarantees and other agreements relating to the Parent Companies' use or occupancy of the Leased Property are collectively referred to herein as the "Leases." True and complete copies of the Leases have been delivered or made available to the Company. All furnishings, fixtures, equipment, appliances, signs, personal property and other assets owned by the Parent Companies and located in or about the Real Property or used in connection with the management and operation of the Real Properties are hereinafter referred to as the "Personal Property." All management agreements, maintenance contracts, service contracts and equipment leases pertaining to the Real Property or the Personal Property, and all other presently effective contracts, agreements, warranties and guaranties relating to the ownership, leasing, advertising, promotion, design, construction, management, operation, maintenance or repair of the Real Property are herein collectively referred to as the "Real Property Plans and Contracts." The Real Property, the Leased Properties, the Personal Property and the Real Property Plans and Contracts are referred to collectively as the "Property."

               (b) TITLE. The Parent Companies own no Real Property. The Parent Companies have good and marketable leasehold title to the Leased Properties, free and clear from all Encumbrances, other than the Leases. Each of the Leases is in full force and effect. None of the Parent Companies is in material breach or default under, nor has any event occurred that, with the giving of notice or the passage of time or both, would constitute a material breach or event of default by any of the Parent Companies, under any of the Leases and, to the knowledge of Parent, no other party to any of the Leases is in breach or default under, nor, to the knowledge of Parent, has any event occurred that, with the giving of notice or the passage of time or both, would constitute a breach or event of default by such other party under any of the Leases.

               (c) POSSESSION AND USE OF REAL PROPERTIES. The Parent Companies have possession of the Real Properties. There are no persons leasing, using or occupying the Real Property or any part thereof (except for the easements and rights-of-way) other than the Parent Companies and there are no oral or written leases, subleases, occupancies or tenancies in effect pertaining to the Real Property other than the Leases and other than with respect to the easements and rights-of-way. The Parent Companies possess all certificates, permits, licenses and approvals, not including permits necessary due to the regulated nature of the business conducted on the Real Property, that are required by law to own, operate, use and occupy the Real Property as it is presently owned, operated, used and occupied, except where failure to


                                      38.

possess any such Permit would not have a Material Adverse Effect on Parent (the "Permits"). The Permits are in full force and effect. The Parent Companies have fully performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Permits, except for any failures to be in compliance that would not have a Material Adverse Effect on Parent.

               (d) COMPLIANCE WITH LAWS. No notices of violation of Legal Requirements (including, without limitation, planning, zoning and building laws and ordinances) relating to the Real Property, Leased Properties or the Real Property Plans and Contracts have been issued to any of the Parent Companies, or entered against or received by any of the Parent Companies, and no such violations exist, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

               (e) ANTICIPATED CHANGES. Other than changes that would impact Parent's industry in general, Parent has no knowledge of any plan, study or effort of any Governmental Body or any other Person which in any way would materially affect the use of the Real Property, or any portion thereof, for its intended uses or any intended public improvements which will result in any material charge being levied against, or any material lien assessed upon, the Real Property. Parent has no knowledge of any existing, proposed or contemplated plan to widen, modify or realign any street or highway contiguous to the any of the Real Properties. To the knowledge of Parent, there is no general plan, land use or zoning action or proceeding of any kind, or general or special assessment action or proceeding of any kind, or condemnation action or proceeding of any kind pending or threatened or being contemplated with respect to the Real Property or any part thereof which could have a Material Adverse Effect on Parent. To the knowledge of Parent, there is no Legal Proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. Parent has no knowledge of any special assessments which will result from work, activities or improve ments done to any of the Real Properties by any of the Parent Companies or by any tenants or other parties, or Encumbrances on or other matters affecting the Real Properties or any of them.

               (f) EMINENT DOMAIN. To the knowledge of Parent, there is no pending proceeding in eminent domain or otherwise, or any action to quiet title, which would decrease the acreage of the Leased Property, or any portion thereof, nor does Parent know of the existence of any threatened proceedings or of the existence of any facts which might give rise to such action or proceeding.

               (g) UTILITIES. Each Real Property is connected to and served by water, solid waste and sewage disposal, drainage, telephone, gas or electricity and other utility equipment facilities and services required by law and which are adequate for the present use and operation of such Real Property, or any portion thereof. Other than acts of God or war, Parent is not aware of any facts or conditions which would result in the termination or impairment in the furnishing of utility services to any Real Property.

               (h) CONDITION OF THE PROPERTY. To the knowledge of Parent, there are no material physical or mechanical defects or deficiencies in the condition, design, construction, fabrication, manufacture or installation of any of the Real Properties or any part thereof or any


                                      39.

material system, element or component thereof, ordinary wear and tear excepted. To the knowledge of Parent, all material systems, elements and components of each of the Real Properties (including all machinery, fixtures and equipment, the roof, foundation and structural elements, and the elevator, mechanical, plumbing, electrical, utility, sprinkler and life safety systems, apparatus and appliances located on the Real Properties) are in good working order and repair and sound operating condition, ordinary wear and tear excepted. Parent has not received and, to the knowledge of Parent, none of the Parent Subsidiaries has received, any notice of any kind from any insurance broker, agent or underwriter of any defects or inadequacies in or that any noninsurable condition exists in, on or about any Real Property or any part thereof that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent. To the knowledge of Parent, the Real Properties are free from infestation by termites or other pests, insects or animals. To the knowledge of Parent, no Real Property located in the State of California has been designated as "hazardous waste property" or "border zone property" pursuant to California Health and Safety Code Section 25220 et seq., no proceedings for a determination as to whether any Real Property located in the State of California should be so designated are pending or threatened, and no portion of the Real Property located in the State of California is located within two thousand (2,000) feet of a significant disposal of "hazardous waste" within the meaning of California Health and Safety Code section 25221 or any similar statute or regulation, which could cause such Real Property to be classified as "border zone property." To the knowledge of Parent, there are no storage or other tanks or containers, wells or other improvements below the surface of any Real Property.

               (i) PERSONAL PROPERTY. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, the Parent Companies have good and valid title to the Personal Property, free and clear of all Encumbrances (except for leases). The Personal Property is in good operating condition and repair, ordinary wear and tear excepted.

        3.10 RECEIVABLES. Part 3.10 of the Parent Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Parent, on a consolidated basis, as of April 30, 1998. Except as set forth in Part 3.10 of the Parent Disclosure Schedule, all existing accounts receivable of the Parent Companies (including those accounts receivable that have not yet been collected and those accounts receivable that have arisen since April 30, 1998 and have not yet been collected) (i) represent valid obligations of customers of the Parent Companies arising from bona fide transactions entered into in the ordinary course of business and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of the allowance for doubtful accounts and any other reserves set forth in Parent's audited balance sheet (the "Parent Balance Sheet") for the year ended April 30, 1998 (which allowance and reserves are reasonable and not in excess of such allowances provided by Parent in the past)).

        3.11 CONDITION AND SUFFICIENCY OF THE PROPERTY. The Property is adequate for the uses to which it is being put and sufficient for the continued conduct of the Parent Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.


                                      40.

        3.12   PROPRIETARY ASSETS.

               (a) Part 3.12(a)(i) of the Parent Disclosure Schedule sets forth, with respect to each material Parent Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 3.12(a)(ii) of the Parent Disclosure Schedule identifies and provides a brief description of all other material Parent Proprietary Assets owned by each Parent Company. Part 3.12(a)(iii) of the Parent Disclosure
Schedule identifies and provides a brief description of each material Proprietary Asset licensed to each Parent Company by any Person (except for any Proprietary Asset that is licensed to a Parent Company under any third party software license generally available to the public), and identifies the license agreement under which such Proprietary Asset is being licensed to such Parent Company. Except as set forth in Part 3.12(a)(iv) of the Parent Disclosure Schedule, each Parent Company has good, valid and marketable title to all of the Parent Proprietary Assets identified in Parts 3.12(a)(i) and 3.12(a)(ii) of the Parent Disclosure Schedule as owned by such Parent Company, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 3.12(a)(iii) of the Parent Disclosure Schedule. Except as set forth in Part 3.12(a)(v) of the Parent Disclosure Schedule, none of the Parent Companies is obligated to make any payment to any Person for the use of any such Parent Proprietary Asset. Except as set forth in Part 3.12(a)(vi) of the Parent Disclosure Schedule, none of the Parent Companies has developed jointly with any other Person any Parent Proprietary Asset with respect to which such other Person has any rights.

               (b) The Parent Companies have taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets.

               (c) To the knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, none of the Parent Companies is infringing, misappropriating or making any unlawful use of, or has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

               (d) The Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable each Parent Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 3.12(d) of the Parent Disclosure Schedule, (i) none of the Parent Companies has licensed any of the Parent Proprietary Assets to any Person on an exclusive basis, and (ii) none of the Parent Companies has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets.

        3.13   CONTRACTS.


                                      41.

               (a)  Part 3.13 of the Parent Disclosure Schedule identifies:

                    (i) each Parent Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor that is not terminable on 60 days or less notice or involves payments or other liabilities in excess of $150,000 per year;

                    (ii) each Parent Contract involving the acquisition, transfer, use, development, sharing or license of any material Proprietary Asset;

                    (iii) each Parent Contract imposing any restriction on any Parent Company's right or ability (A) to compete with any other Person or (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person;

                    (iv) each Parent Contract for the management of any freestanding or hospital-based health program including, without limitation, partial hospitalization, community mental health or chemical dependency programs (the "Parent Programs").

                    (v) each Parent Contract involving the acquisition, issuance or transfer of any equity securities (other than those that have been fully performed);

                    (vi) each Parent Contract involving the creation of any Encumbrance with respect to any material property or asset of any Parent Company;

                    (vii) each Parent Contract involving or incorporating any material guaranty, any material pledge, any material performance or completion bond, any material indemnity or any material surety arrangement;

                    (viii) each Parent Contract creating any material partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                    (ix) each Parent Contract involving the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 3.23);

                    (x) each Parent Contract constituting a Government Contract or Government Bid;

                    (xi) each Parent Contract involving the purchase or sale of any real or personal property having a value in excess of $250,000;

                    (xii) any other Parent Contract of any Parent Company that was entered into outside the ordinary course of business or was inconsistent with such Parent Company's past practice, that has a term of greater than one year and that may not be terminated within 90 days; and


                                      42.

                    (xiii) any other Parent Contract of any Parent Company that
(A) has a term of more than 90 days and that may not be terminated by such Parent Company (without penalty) within 90 days after the delivery of a termination notice by such Parent Company; and (B) involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in any one year or $500,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Parent Material Contracts.")

               (b) Parent has delivered or made available to the Company accurate and complete copies of all written Parent Material Contracts identified in Part 3.13 of the Parent Disclosure Schedule, including all amendments thereto. Part 3.13 of the Parent Disclosure Schedule provides an accurate description of the terms of each Parent Material Contract that is not in written form. Each Parent Material Contract identified in Part 3.13 of the Parent Disclosure Schedule is valid and in full force and effect, and is enforceable by the applicable Parent Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c)  except as set forth in Part 3.13 of the Parent Disclosure
Schedule:

                    (i) none of the Parent Companies has violated or breached, or committed any default under, any Parent Material Contract, and, to the best of the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Material Contract;

                    (ii) to the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Parent Material Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (D) give any Person the right to cancel, terminate or modify any Parent Material Contract;

                    (iii) since June 30, 1996, none of the Parent Companies has received any notice or other communication regarding any actual or alleged violation or breach of, or default under, any Parent Material Contract that has not been cured or is of a continuing or repetitive nature; and

                    (iv) none of the Parent Companies has waived any of its material rights under any Parent Material Contract.

               (d) Except with respect to the renegotiation of any managed care contract (other than capitated contracts) involving amounts payable of less than 15% of the per diem rate of such contracts, no Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to renegotiate, any amount paid or payable to any Parent Company under any Parent Material Contract or any other material term or provision of any Parent Material Contract.


                                      43.

               (e) The Contracts identified in Part 3.13 of the Parent Disclosure Schedule collectively constitute all of the material Contracts being used by the Parent Companies to conduct their businesses in the manner in which their businesses are currently being conducted.

               (f) Part 3.13 of the Parent Disclosure Schedule identifies and provides a brief description of each proposed Parent Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by any of the Parent Companies since the date of the Parent Balance Sheet.

        3.14 LIABILITIES. None of the Parent Companies has accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities identified as such in the "liabilities" column of the Parent Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by any Parent Company since April 30, 1998 in the ordinary course of business and consistent with past practice; (c) liabilities under the Parent Material Contracts identified in Part 3.13 of the Parent Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Parent Material Contracts; and (d) the liabilities identified in Part 3.14 of the Parent Disclosure Schedule.

        3.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in the Parent SEC Documents, each of the Parent Companies is, and has at all times since June 30, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent. Except as set forth in Part
3.15 of the Parent Disclosure Schedule, since June 30, 1996, none of the Parent Companies has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement that could have a Material Adverse Effect on Parent.

        3.16 GOVERNMENTAL AUTHORIZATIONS. For purposes of this Section 3.16 and Section 3.24 hereof, any representation with respect to any Parent Company or Parent Program should only be deemed to be made by Parent with respect to the activities of such Parent Company (or failures to act) in connection with such Parent Company or Parent Program and not with respect to activities or failures to act of any other Person, unless any Parent Company has actual knowledge of any such activities or failure to act by a Parent Program. To the knowledge of Parent, the Parent Companies and the Parent Programs have complied in all material respects and are owned and operated in compliance in all material respects with all applicable laws and regulations including, without limitation regulations, guidelines and rules relating to Medicare, Medicaid, Tenncare, Blue Cross, CHAMPUS and MediCal; and are certified for participation in the Medicare, Medicaid, CHAMPUS, TennCare, and MediCal programs; and possess all licenses, permits, certificates of need, registrations, contracts, requirements, accreditations, certificates, authorizations, rights and approvals necessary to own, operate or conduct the business in the manner presently conducted except for any of the foregoing the failure of which to have would not have a Material Adverse Effect on Parent (the "Regulatory Approvals"). To the knowledge of Parent, each Regulatory Approval, whether issued in the name of a Parent Company or maintained by any Parent Company for another pursuant to the terms of a Parent


                                      44.

Material Contract, has been lawfully and validly issued, is in full force and effect, and no proceeding is pending or proposed to cancel, withdraw, revoke, suspend, modify or limit any such Regulatory Approval. To the knowledge of Parent, except as set forth in the Parent SEC Documents, none of the Parent Companies nor any Parent Program has any knowledge of or has received either orally or in writing any communication from any Governmental Body regarding any actual or possible limitation, revocation, withdrawal, suspension, cancellation, termination or modification of any Regulatory Approval applicable to any Parent Company or Parent Program. There are no provisions or agreements which would preclude or limit in any material respect any Parent Company from operating the Parent Programs in a manner consistent with how such Parent Programs have been operated prior to the date hereof. To the knowledge of Parent, any Parent Company or Parent Program receiving funds from a federal, state or local government are in compliance with the requirements of the governmental program, except as set forth in the Parent SEC Documents and except for any failure to be in compliance that would not have a Material Adverse Effect on Parent. To the knowledge of Parent, except as disclosed in the Parent SEC Documents or Part
3.16 of the Parent Disclosure Schedule, no Parent Program is under investigation with respect to, charged with violating or been given notice of any violation of, any applicable law, statute, order, rule, regulation, policy, guideline, or judgment entered, by any federal, state, local or foreign Governmental Authority.

        3.17   TAX MATTERS.

               (a) All Tax Returns required to be filed by or on behalf of any Parent Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Parent has delivered or made available to the Company accurate and complete copies of all Parent Returns that have been requested by the Company.

               (b) The Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Parent will establish, in the ordinary course of business and consistent with its past practice, reserves adequate for the payment of all Taxes through the Closing Date, and Parent will disclose the dollar amount of such reserves to the Company on or prior to the Closing Date.

               (c) Except as set forth in Part 3.17 of the Parent Disclosure Schedule, there have been no examinations or audits of any Parent Return by any Governmental Body. Parent has delivered or made available to the Company accurate and complete copies of all audit reports and similar documents (to which Parent has access) relating to the Parent Returns. Except as set forth in
Part 3.17 of the Parent Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by any Parent Company or any other Person), and no such extension or waiver has been requested from any Parent Company.


                                      45.

               (d) No claim or Proceeding is pending or has been threatened against or with respect to any Parent Company in respect of any Tax. There are no liens for Taxes upon any of the assets of any Parent Company except liens for current Taxes not yet due and payable. None of the Parent Companies has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

               (e) Except as listed in Part 3.17 of the Parent Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Parent that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Parent Companies is, or has been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        3.18   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 3.18(a) of the Parent Disclosure Schedule identifies each written or unwritten salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any Parent Company for the benefit of any employee of any Parent Company ("Employee").

               (b) None of the Parent Companies maintains, sponsors or contributes to, nor has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

               (c) Each of the Parent Companies maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 3.18(c) of the Parent Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of
Section 3(37) of ERISA).

               (d) With respect to each Plan, Parent has delivered or made available to the Company:

                    (i) an accurate and complete copy of such Plan (including all amendments thereto);

                    (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last five years;


                                      46.

                    (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                    (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                    (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                    (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (e) None of the Parent Companies is required to be, and, to the best of the knowledge of Parent, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. Parent has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Parent Companies has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

               (f) None of the Parent Companies has any plan or commitment to create any additional Welfare Plan or Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

               (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Parent Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

               (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

               (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including, but not limited to, ERISA and the Code.


                                      47.

               (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

               (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any Parent Company (whether or not under any Plan), materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

               (l) None of the Parent Companies is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Parent Companies' employees are "at will" employees.

               (m) Except where the failure to comply has not had and will not have a Material Adverse Effect on Parent, each of the Parent Companies is, and has at all times since June 30, 1996 been, in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

        3.19   ENVIRONMENTAL MATTERS.

               (a) None of the Real Properties is or has ever been, nor is Parent or any of the Parent Subsidiaries or any other Person for whom Parent may be liable, in violation of, and each of such Persons and the Real Properties is in full compliance with, all Environmental Laws, except as would not, singly or in the aggregate, have a Material Adverse Effect on Parent. During the time in which any Real Property has been owned, operated, occupied or leased by any Parent Company, neither such Parent Company nor any third party has used, generated, manufactured, produced, stored or disposed of on, under or about the Real Property, or transported to or from such Real Property any Hazardous Material, except in compliance with Environmental Laws. There is no present or, to the knowledge of the Parent, threatened Release of any Hazardous Materials in, on or under the Property. If any pesticides have been disposed of, or placed, sprayed or deposited on any Real Property, such acts have been in full compliance with and such pesticides are registered under the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. section 136 et seq.), as amended, or any successor statute, and any other applicable federal, state or local law or regulation promulgated thereunder.

               (b) Neither Parent nor any of the Parent Subsidiaries has received any citation, directive, inquiry, summons, warning, order, notice or other written communication, whether from a governmental authority, citizens' group, employee, the current or prior owner or operator of any Facilities or otherwise, alleging that any Parent Company or any other Person for whom any Parent Company may be liable or any Real Property is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws, and, to the knowledge of Parent, there are no circumstances that may prevent or interfere with such full compliance in the future. There is no legal or administrative proceeding or inquiry pending or, to the knowledge of Parent, threatened by any Person or any Governmental Body


                                      48.

(including, without limitation, the United States Environmental Protection Agency and any other federal or state agency with jurisdiction over the Parent Companies any/or the Real Property under any Environmental Laws) with respect to the presence of Hazardous Materials on any Real Property or the migration thereof from or to other property. Parent and each Parent Subsidiary has all permits, licenses and approvals (which are included in the Permits) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, Parent and each Parent Subsidiary is in full compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued and are in full force and effect, except for such failures to have permits, licenses or approvals or non-compliance that would not, singly or in the aggregate, have a Material Adverse Effect on Parent.

               (c) There is no claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence in or release into the environment of any Hazardous Materials at any location owned, leased or operated, now or in the past, including, without limitation, any Real Property, by any Parent Company or any other Person for whom any Parent Company may be liable, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims") pending or threatened against any Parent Company or any other Person whose liability for any Environmental Claim any Parent Company has retained or assumed either contractually or by operation of law.

               (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials, that could reasonably be expected to form the basis of any Environmental Claim against Parent or any Parent Subsidiary with respect to property owned, leased or operated by or for Parent or any Parent Subsidiary, now or in the past, including, without limitation, any Real Property or with respect to any property in, on or under which are located Hazardous Materials that were generated by any Parent Company or any other Person for whom any Parent Company may be liable, or against any Person whose liability for any Environmental Claim any Parent Company has retained or assumed either contractually or by operation of law.

        3.20 INSURANCE. Part 3.20 of the Parent Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of Parent and the Parent Subsidiaries and identifies any material claims currently outstanding thereunder, and Parent has delivered or made available to the Company accurate and complete copies of the insurance policies identified on
Part 3.20 of the Parent Disclosure Schedule. Each of the insurance policies identified in Part 3.20 of the Parent Disclosure Schedule is in full force and effect. Since June 30, 1996, none of the Parent Companies has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any covered claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.


                                      49.

        3.21   LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 3.21 of the Parent Disclosure Schedule, or the Parent SEC Documents, there is no pending Legal Proceeding, and (to the best of the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves any Parent Company or any of the properties or assets owned or used by any Parent Company; or (ii) that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger. To the best of the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               (b) Except as set forth in Part 3.21 of the Parent Disclosure Schedule or the Parent SEC Documents or that will not have a Material Adverse Effect on Parent, since June 30, 1996, no Legal Proceeding has been commenced by or has been pending against any Parent Company.

               (c) Except as will not have a Material Adverse Effect on Parent, there is no order, writ, injunction, judgment or decree to which any Parent Company, or any of the properties or assets owned or used by any Parent Company, is subject. To the best of the knowledge of Parent, no officer or other employee of any Parent Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any Parent Company.

        3.22   FULL DISCLOSURE.

               (a) This Agreement (including the Parent Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

               (b) The information supplied by Parent for inclusion in the S-4 Registration Statement (as defined in Section 4.11) will not, as of the date of the S-4 Registration Statement or as of the date of the Parent Stockholders' Meeting (as defined in Section 4.7), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

        3.23 RELATED PARTY TRANSACTIONS. Except as set forth in the Parent SEC Documents and except pursuant to ownership of Parent's outstanding securities:
(a) no Related Party has, and no Related Party has at any time since June 30, 1996 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of any Parent Company; (b) no Related Party is, or has at any time since June 30, 1996 been, indebted to any Parent Company;
(c) since June 30, 1996, no Related Party has entered into, or has had any


                                      50.

direct or indirect financial interest in, any Parent Material Contract, transaction or business dealing involving any Parent Company; (d) no Related Party is competing, or has at any time since June 30, 1996 competed, directly or indirectly, with any Parent Company; and (e) to the knowledge of Parent, no Related Party has any claim or right against any Parent Company (other than rights under stock options and rights to receive compensation for services performed as an employee of any such Parent Company). (For purposes of the
Section 3.23 each of the following shall be deemed to be a "Related Party": (i) each individual who is an executive officer or director of any Parent Company;
(iii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Parent Companies) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        3.24   MEDICARE AND MEDICAID PARTICIPATION.

               (a) (i) There are no pending or, to the knowledge of Parent, threatened claims or investigations by Medicare, Medicaid, Blue Cross or any other cost-based third party payor (the "Programs") against any Parent Company or Parent Program; and (ii) each Parent Company and Parent Program currently meets the conditions for participation in the Programs.

               (b) None of the Parent Companies or, to the knowledge of Parent, any other Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in any Parent Company or Parent Program or who has an ownership or control interest in any Parent Company, or who is an officer, director, agent, or managing employee of any Parent Company or Parent Program and (ii) to the knowledge of Parent, no person with any relationship with such entity who has an indirect ownership interest in any Parent Company or Parent Program: (A) has had a civil monetary penalty assessed against it under SSA Section 1128A; (B) has been excluded from participation under the Medicare programs or a State Health Care Program; (C) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) or any of the following categories of offenses as described in SSA Section 1128(a) and
(b)(1), (2), (3): (i) criminal offenses relating to the delivery of any item or service under Medicare, Medicaid or any other State Health Care Program or any Federal Health Care Program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental entity;
(iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (i) through (iii) above; or (v) criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

        3.25 ILLEGAL PAYMENTS. None of the Parent Companies has, directly or indirectly, paid or delivered, or agreed to pay or deliver, any fee, commission or other sum of money or item or property, however characterized, to any finder, agent or government official, in the United States or any other country, which is in any manner related to the business or operations of any Parent Company, which Parent knows or has reason to believe to have been


                                      51.

illegal under any applicable Legal Requirements; and none of the Parent Companies has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

        3.26 FRAUD AND ABUSE. To the knowledge of Parent, none of the Parent Companies nor any Affiliate is engaged in any activities that are prohibited under federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. Sections 1320a-7 - 1320a-7b, 1395nn, and 1396b(s), the False Claims Act or the regulations promulgated pursuant to such statutes, or any similar federal, state or local statutes or regulations or which are prohibited by binding rules of professional conduct or any other criminal or civil statute invoked to penalize the submission of false claims, the making of false statements, the failure to disclose information for which disclosure is required, or financial relationships with physicians or others that constitute illegal remuneration or violate the "Stark law," including, but not limited to, the following:

               (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

               (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

               (c) failing to disclose knowledge by a claimant of occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; or

               (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable governmental payors, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other governmental payors.

The term "Affiliate" shall mean any corporation, partnership or organization, whether now existing or hereafter created, which directly or indirectly controls, is controlled by, or is under common control with, any Parent Company, and any director or officer of each Parent Company or any such Affiliate.

     SECTION 4. COVENANTS OF THE PARTIES

        4.1    ACCESS AND INVESTIGATION.

               (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (i) provide Parent and Parent's Representatives with reasonable access to the Acquired Companies' Representatives, personnel, properties and assets and to all existing books,


                                      52.

records, Tax Returns, work papers and other documents and information relating to the Acquired Companies; and (ii) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and information regarding the Acquired Companies, as Parent may reasonably request.

               (b) During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (i) provide the Company and the Company's Representatives with reasonable access to the Parent Companies' Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and
(ii) provide the Company and the Company's representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Parent Companies, and with such additional financial, operating and other data and information regarding the Parent Companies, as the Company may reasonably request.

        4.2    OPERATION OF BUSINESS.

               (a) During the Pre-Closing Period, except pursuant to prior written consent of Parent, the Company shall, and shall cause each of the other Acquired Companies to:

                    (i) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                    (ii) use reasonable efforts (which shall not include or require the expenditure of any funds, except consistent with the ordinary course of business) to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with it;

                    (iii) pay the premiums required by, and use its best efforts to keep in full force, all insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

                    (iv) except as required by any agreement or designations (as set forth in Part 2.5 of the Company Disclosure Schedule), not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                    (v) not sell, issue or authorize the issuance of (1) any capital stock or other security, (2) any option or right to acquire any capital stock or other security, or (3) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options to employees in accordance with its past practices and, (y) to issue Company Common Stock to employees upon the exercise of outstanding stock options, warrants and shares of preferred stock);

                    (vi) except as contemplated herein, not amend or waive any of its rights under, or permit the acceleration of vesting under, (1) any provision of the Company's


                                      53.

stock option plans, (2) any provision of any agreement evidencing any outstanding stock option or warrant, or (3) any provision of any restricted stock purchase agreement;

                    (vii) except as contemplated herein, not amend or permit the adoption of any amendment to the Company's Certificate of Incorporation or bylaws, or, except as set forth in Part 4.2(a)(vii) of the Company Disclosure Schedule, not effect or permit Company to become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                    (viii) except as set forth in Part 4.2(a)(viii) of the Company Disclosure Schedule, not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                    (ix) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Companies during the Pre-Closing Period, do not exceed the amounts set forth on Part 2.5 of the Company Disclosure Schedule;

                    (x) except for Company Material Contracts described in clauses (iii), (vi), (ix), (xi) or (xii) of Section 2.10(a) that are entered into, amended, terminated or waived in the ordinary course of business consistent with past practice, not (1) enter into, or permit any of the properties or assets owned or used by it to become bound by, any Company Material Contract, or (2) amend or prematurely terminate, or waive any material right or remedy under, any such Company Material Contract;

                    (xi) not (1) acquire, lease or license any right, personal or real property or other asset from any other Person or, (2) sell or otherwise dispose of, or lease or license, or waive or relinquish any right with respect to, any right, personal or real property or other asset to any other Person (other than the sale or other disposition of certain subsidiaries of the Company listed in Part 4.2(a)(xi) of the Company Disclosure Schedule), in each case, except for any such actions (x) pursuant to Contracts that can be performed wholly or terminated (without penalty) within one year by the Acquired Companies and (y) which do not exceed $250,000 in value or liability (in any one transaction or series of related transactions);

                    (xii) not lend money to any Person, except for any loan not exceeding $250,000 for any one-year period to any Person who is not a Related Person (as defined in Section 2.18) in the ordinary course of business consistent with past practice;

                    (xiii) not incur or guarantee any indebtedness for borrowed money in excess of $250,000 (except that the Acquired Companies may (1) make routine borrowings in the ordinary course of business under their existing lines of credit with Bank of America and (2) incur intercompany indebtedness in the ordinary course of business consistent with past practice);

                    (xiv) except as set forth in Part 4.2(a)(xiv) of the Company Disclosure Schedule, not (i) establish, adopt or amend any Employee Benefit Plan except as contemplated herein, (ii) except in the ordinary course of business consistent with past practice, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment


                                      54.

to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hire any new employee whose aggregate annual compensation is expected to exceed $150,000 or (iv) adopt any severance plan or arrangement or enter into any severance agreement, or enter into any other plan, arrangement or agreement providing for the payment of any benefit or acceleration of any options upon a change in control or a termination of employment;

                    (xv) not change any of its methods of accounting or accounting practices in any material respect;

                    (xvi) except as set forth in Part 2.9(a)(vi) of the Company Disclosure Schedule, not make any Tax election;

                    (xvii) not commence or settle any material Legal Proceeding; provided, however, that consent by Parent with respect to the commencement of any Legal Proceeding shall not be unreasonably withheld or delayed;

                    (xviii) not agree or commit to take any of the actions described in clauses "(iv)" through "(xvii)" above.

               (b) During the Pre-Closing Period, except pursuant to prior written consent of the Company, each of the Parent Companies shall:

                    (i) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                    (ii) use reasonable efforts (which shall not include or require the expenditure of any funds, except consistent with the ordinary course of business) to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with it;

                    (iii) pay the premiums required by, and use its best efforts to keep in full force, all insurance policies identified in Part 3.20 of the Parent Disclosure Schedule;

                    (iv) except as required by any agreement or designations (as set forth in Part 4.2(b)(iv) of the Parent Disclosure Schedule), not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                    (v) not sell, issue or authorize the issuance of (1) any capital stock or other security, (2) any option or right to acquire any capital stock or other security, or (3) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted
(x) to grant stock options to employees in accordance with its past practices and, (y) to issue Parent Common Stock to employees upon the exercise of outstanding stock options, warrants and shares of preferred stock);


                                      55.

                    (vi) except as contemplated herein, not amend or waive any of its rights under, or permit the acceleration of vesting under, (1) any provision of Parent's stock option plans, (2) any provision of any agreement evidencing any outstanding stock option or warrant, or (3) any provision of any restricted stock purchase agreement;

                    (vii) except as contemplated herein, not amend or permit the adoption of any amendment to Parent's Certificate of Incorporation or bylaws, or, except as set forth in Part 4.2(b)(vii) of the Parent Disclosure Schedule, not effect or permit Parent to become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                    (viii) except as set forth in Part 4.2(b)(viii) of the Parent Disclosure Schedule, not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                    (ix) not make any capital expenditure, except for capital expenditures that do not exceed $250,000 per month in the aggregate;

                    (x) except for Parent Material Contracts described in clauses (iii), (vi), (ix), (xi) or (xii) of Section 3.13(a) that are entered into, amended, terminated or waived in the ordinary course of business consistent with past practice, not (1) enter into, or permit any of the properties or assets owned or used by it to become bound by, any Parent Material Contract, or (2) amend or prematurely terminate, or waive any material right or remedy under, any such Parent Material Contract;

                    (xi) not (1) acquire, lease or license any right, personal or real property or other asset from any other Person or, (2) sell or otherwise dispose of, or lease or license, or waive or relinquish any right with respect to, any right, personal or real property or other asset to any other Person, in each case, except for any such actions (x) pursuant to Contracts that can be performed wholly or terminated (without penalty) within one year by Parent and
(y) which do not exceed $250,000 in value or liability (in any one transaction or series of related transactions);

                    (xii) not lend money to any Person, except for any loan not exceeding $250,000 for any one-year period to any Person who is not a Related Person (as defined in Section 3.23) in the ordinary course of business consistent with past practice;

                    (xiii) not incur or guarantee any indebtedness for borrowed money in excess of $250,000 (except that the Parent Companies may (1) make routine borrowings in the ordinary course of business under their existing lines of credit with Sanwa Bank and (2) incur intercompany indebtedness in the ordinary course of business consistent with past practice);

                    (xiv) except as set forth in Part 4.2(b)(xiv) of the Parent Disclosure Schedule, not (i) establish, adopt or amend any Employee Benefit Plan except as contemplated herein, (ii) except in the ordinary course of business consistent with past practice, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other


                                      56.

compensation or remuneration payable to, any of its directors, officers or employees, (iii) hire any new employee whose aggregate annual compensation is expected to exceed $150,000 or (iv) except as contemplated herein, adopt any severance plan or arrangement or enter into any severance agreement, or enter into any other plan, arrangement or agreement providing for the payment of any benefit or acceleration of any options upon a change in control or a termination of employment;

                    (xv) not change any of its methods of accounting or accounting practices in any material respect;

                    (xvi) not make any Tax election;

                    (xvii) not commence or settle any material Legal Proceeding; provided, however, that consent by the Company with respect to the commencement of any Legal Proceeding shall not be unreasonably withheld or delayed;

                    (xviii) not agree or commit to take any of the actions described in clauses "(iv)" through "(xvii)" above.

        4.3    NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

               (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                    (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or material breach of any representation or warranty made by the Company in this Agreement;

                    (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or material breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and

                    (iii) any breach of any covenant or obligation of the Company.

               (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 5 has been satisfied.


                                      57.

               (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                    (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or material breach of any representation or warranty made by Parent in this Agreement;

                    (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or material breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and

                    (iii) any breach of any covenant or obligation of Parent.

               (d) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(c) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 6 has been satisfied.

        4.4    NO NEGOTIATION.

               (a) During the Pre-Closing Period, the Company shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to or cooperate in any other way with, any Person (other than Parent) relating to or in connection with a possible Company Acquisition Transaction; or (iii) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction.

This Section 4.4(a) does not prohibit the Company from furnishing information regarding the Company or entering into discussions or negotiations, or any agreement, with any Person in response to an unsolicited bona fide written proposal or offer relating to a possible Company Acquisition Transaction submitted by such Person if the Board of Directors of the Company concludes in good faith, based upon the advice of legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law.


                                      58.

The parties acknowledge that any breach of the foregoing provisions by any officer, director or agent (including any employee acting as agent) of any of the Acquired Companies (including any breach by a Principal Stockholder) shall be deemed a breach by the Company.

The Company shall, and shall cause its Representatives to, immediately discontinue any ongoing discussions or negotiations (other than with Parent) relating to a possible Company Acquisition Transaction. The Company shall promptly notify Parent orally and in writing of any expression of interest, inquiry, proposal, offer or request for information relating to a possible Company Acquisition Transaction that is received by the Company, any of the Principal Stockholders or any of their respective Representatives during the Pre-Closing Period.

               (b) During the Pre-Closing Period, Parent shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than the Company) relating to a possible Parent Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to or cooperate in any other way with, any Person (other than the Company) relating to or in connection with a possible Parent Acquisition Transaction; or (iii) consider, entertain or accept any proposal or offer from any Person (other than the Company) relating to a possible Parent Acquisition Transaction.

This Section 4.4(b) does not prohibit Parent from furnishing information regarding Parent or entering into discussions or negotiations, or any agreement, with any Person in response to an unsolicited bona fide written proposal or offer relating to a possible Parent Acquisition Transaction submitted by such Person if the Board of Directors of Parent concludes in good faith, based upon the advice of legal counsel, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law.

The parties acknowledge that any breach of the foregoing provisions by any officer, director or agent (including any employee of Parent acting as agent) of Parent shall be deemed a breach by Parent.

Parent shall, and shall cause its Representatives to, immediately discontinue any ongoing discussions or negotiations (other than with the Company) relating to a possible Parent Acquisition Transaction. Parent shall promptly notify the Company orally and in writing of any expression of interest, inquiry, proposal, offer or request for information relating to a possible Parent Acquisition Transaction that is received by Parent or any of its Representatives during the Pre-Closing Period.

        4.5 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, including any filings required under the Securities Act, the HSR Act and applicable state licensure laws, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with


                                      59.

the Merger and the other transactions contemplated by this Agreement. The Company and Parent shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

        4.6    COMPANY STOCKHOLDERS' MEETING.

               (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock (the "Company Stockholders' Meeting") to consider and vote upon this Agreement and the Merger. The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement (as defined in Section 4.11) is declared effective under the Securities Act and Parent delivers to the Company the number of Proxy Statements reasonably requested by the Company (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC).

               (b) The board of directors of the Company (by at least a majority vote) shall recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; the Joint Proxy Statement shall include a statement to the effect that the board of directors of the Company has recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and, subject to Section 4.6(c) below, neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the recommendation of the board of directors of the Company that the Company's stockholders vote in favor of the adoption and approval this Agreement and the approval of the Merger.

               (c) Notwithstanding the foregoing, nothing in this Section 4.6 shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its recommendation in favor of the Merger and approval and adoption of this Agreement (and the Joint Proxy Statement may reflect such withdrawal, amendment or modification) to the extent that the Board of Directors of the Company shall conclude in good faith, based upon the advice of legal counsel, that such withdrawal, amendment or modification is required in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law.

        4.7    PARENT STOCKHOLDERS' MEETING.

               (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of outstanding Parent Common Stock to consider and vote upon the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC).


                                      60.

               (b) The board of directors of Parent (by at least a majority vote) shall recommend that Parent's stockholders vote in favor of the approval of the Merger; the Joint Proxy Statement shall include a statement to the effect that the board of directors of Parent has recommended that Parent's stockholders vote in favor of the approval of the principal terms of the Merger; and, subject to Section 4.7(c) below, neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the recommendation of the board of directors of Parent that Parent's stockholders vote in favor of the approval of the principal terms of the Merger.

               (c) Notwithstanding the foregoing, nothing in this Section 4.7 shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its recommendation in favor of the Merger and approval and adoption of this Agreement (and the Joint Proxy Statement may reflect such withdrawal, amendment or modification) to the extent that the Board of Directors of Parent shall conclude in good faith, based upon the advice of legal counsel, that such withdrawal, amendment or modification is required in order for the Board of Directors of Parent to act in a manner that is consistent with its fiduciary obligations under applicable law.

        4.8 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, neither the Company nor Parent shall (and the Company and Parent shall not permit any of their respective Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent; provided, however, that either party may make a public statement or issue a press release in the event that such disclosure is required by applicable law, based upon the written advice of outside legal counsel, in which case the other party shall be consulted regarding the disclosure to be made and shall be entitled to make or issue the same or similar disclosure or release.

        4.9    SURVEYS; TITLE INSURANCE.

               (a) The Company shall use its best efforts to assist Parent in obtaining a land survey for each parcel of Real Property owned by the Acquired Companies as requested by Parent, which surveys shall be certified to Parent and the Company (and any other party reasonably requested by Parent) and shall name Parent and the Company (and such other parties as reasonably requested) as the parties for whose benefit it is prepared. Parent shall pay for the costs of such surveys.

               (b) The Company shall cause to be prepared and delivered to Parent within thirty (30) days after the date of this Agreement a current, effective commitment for title insurance (or at Parent's election for endorsement of existing title insurance policies) for each parcel of Real Property owned by the Acquired Companies (the "Title Commitments") issued by a title company or companies (the "Title Company") reasonably satisfactory to Parent, with the Surviving Corporation as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitments.


                                      61.

               (c) Parent shall be entitled to object to any title matters (other than title matters which (1) are listed in clauses (ii) through (iv) of the definition of Permitted Liens and (2) do not materially interfere with the continued use of Owned Property as currently utilized) shown in the Title Commitments, in its reasonable discretion, by a written notice of objections delivered to the Company. The Company shall cooperate with Parent in curing any objections Parent may have to title to the Real Property or obtaining affirmative title insurance protection for such exceptions satisfactory to Parent in Parent's reasonable discretion.

               (d) The Title Company shall deliver to Parent at Closing a commitment to issue an ALTA Owner's Policy (Revised 10-17-70 and 10-17-84) (or other form if required by state law) of title insurance, with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Property is located in a non-ALTA state), issued by the Title Company as of the Closing Date containing the Endorsements, insuring the Acquired Companies as owner of good, marketable (to the extent available in the particular jurisdiction) and indefeasible fee simple title to the Real Property owned by any Acquired Company, and subject only to the Title Exceptions (the "New Title Policies"). "Title Exceptions" shall mean, except as do not materially interfere with the continued use of Owned Property as currently utilized, (A) exceptions to title to the Real Property owned by any Acquired Company set forth on the Title Commitments and approved by Parent and (B) clauses (ii), (iii), (iv) and (v) of the definition of Permitted Liens. "Endorsements" shall mean, to the extent such endorsements are available under the laws of the state in which Real Property is located: (1) owner's comprehensive; (2) access; (3) survey (accuracy of survey); (4) location (survey legal matches title legal); (5) separate tax lot; (6) legal lot; (7) zoning 3.1, with parking and loading docks; and (8) such other endorsements as Parent may reasonably require. The Company shall execute at Closing an ALTA Statement (Owner's Affidavit) and any other documents, undertakings or agreements reasonably required by the Title Company to issue the New Title Policies in accordance with the provisions of this Agreement.

        4.10 BEST EFFORTS. Each of the parties to this Agreement shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement as promptly as possible (including, without limitation, using its reasonable efforts to cause the conditions set forth in Sections 5 and 6 for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

        4.11   REGISTRATION STATEMENT; PROXY STATEMENT.

               (a) As promptly as practicable after the date of this Agreement, Parent shall prepare (and the Company shall assist Parent in such preparation) and cause to be filed with the SEC a registration statement on Form S-4 covering the Parent Common Stock to be issued to the Company stockholders in the Merger (the "S-4 Registration Statement"), in which the Joint Proxy Statement will be included as a prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Parent shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement) to comply with the rules and regulations promulgated by the SEC, and each of Parent and the Company shall use all reasonable efforts to respond promptly to any comments of the SEC or its


                                      62.

staff, and Parent shall use all reasonable efforts, and the Company shall cooperate with Parent, to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Companies and the Company's stockholders that is required or reasonably requested by Parent in connection with any action contemplated by this Section 4.11. If any event relating to the Acquired Companies or if the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

               (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

               (c) Parent shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance.

        4.12 REGULATORY APPROVALS. The Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present


                                      63.

at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        4.13 TERMINATION OF EMPLOYEE PLANS. At the Closing, the Company shall terminate its 1993 Stock Option Plan and its 1996 Stock Option Plan (collectively, the "Option Plans") and shall ensure that no employee or former employee of the Company has any rights under any of the Option Plans and that any liabilities of the Company under the Option Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company.

        4.14 REPURCHASE OFFER. Promptly after the execution of this Agreement, the Company shall offer to repurchase, as of the Closing Date, all outstanding stock options of the Company for an aggregate purchase price of $1,135,546 (the "Repurchase Offer"). The offering documents to be sent to such option holders shall be in form and substance reasonably acceptable to Parent.

        4.15 BOARD COMPOSITION OF PARENT. Parent shall use all reasonable efforts, subject to the fiduciary duties of Parent's directors, to ensure that, as soon as practicable following the Effective Time, the board of directors of Parent shall appoint Stack as a director of Parent pending Parent's 1998 Annual Meeting of Stockholders and shall nominate Stack to be elected as a director of Parent in the Proxy Statement for such Annual Meeting.

     SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects on the Closing Date as if made on the Closing Date (without giving effect to any update to the Company Disclosure Schedule not consented to in writing by Parent).

        5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        5.3 STOCKHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least (a) a majority of the Company Common Stock entitled to vote with respect thereto, (b) a majority of the Series A Preferred Stock entitled to vote with respect thereto and (c) a majority of the Parent Common Stock entitled to vote with respect thereto.

        5.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents


                                      64.

identified in Part 2.24 of the Company Disclosure Schedule and in Part 3.5 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        5.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) the Affiliate and Lock-Up Agreements executed by the Persons identified on Exhibit C-1;

               (b) the Company shall have obtained and delivered to Parent prior to August 29, 1998 valid consents and agreements executed by all of the Persons who are parties to the Existing Stockholders Agreements irrevocably consenting and agreeing to the termination of each of the Existing Stockholders Agreements, subject only to the consummation of the Merger;

               (c) the Stockholder Agreements shall have been executed by each Principal Stockholder and shall be enforceable against each Principal Stockholder;

               (d) the Series B Preferred Stock Agreement shall have been executed by Welsh Carson shall have performed and complied with all obligations under the Series B Preferred Stock Agreement required to be performed or complied by it at or prior to the Effective Time;

               (e) the Escrow Agreement shall have been executed by the Escrow Agent and the Stockholders' Representatives;

               (f) a legal opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, dated as of the Closing Date, in form and substance reasonably acceptable to Parent and its counsel;

               (g) written resignations of all directors and officers of the Company (other than Stack), effective as of the Effective Time; and

               (h) customary closing certificates.

          5.6 STOCK OPTIONS AND WARRANTS. Each and every unexpired and unexercised stock option (not included in the Repurchase Offer) (other than the 1993 Options) and warrant of the Company outstanding immediately prior to the Closing shall have been exercised by the holder thereof or shall have been terminated and canceled effective upon the Effective Time.

          5.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq Stock National Market.

          5.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or reasonably deemed applicable to the Merger that (i) makes


                                      65.

consummation of the Merger illegal or (ii) as a whole, is reasonably expected to have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent or the Surviving Corporation following the consummation of the Merger.

        5.9 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued or threatened by the SEC with respect to the S-4 Registration Statement.

        5.10 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding (i) challenging or seeking the recovery of damages in connection with the Merger or (ii) seeking to prohibit or limit the exercise by Parent of any right pertaining to its ownership of stock of the Surviving Corporation, in each case which is reasonably expected to have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent or the Surviving Corporation following the consummation of the Merger.

        5.11 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        5.12 TERMINATION OF EMPLOYEE PLANS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 4.13.

        5.13 FAIRNESS OPINION. The board of directors of Parent shall have received the written opinion of SunTrust Equitable Securities, financial advisor to Parent, in customary form and to the effect that the consideration to be received by the stockholders of the Company is fair to the stockholders of Parent from a financial point of view.

        5.14 FINANCING. Parent shall have received bank financing of at least $175,000,000, on terms reasonably acceptable to Parent.

        5.15   1998 AUDITED FINANCIAL STATEMENTS.

               (a) Parent shall have received from the Company the audited balance sheet of the Company as of June 30, 1998 and the related audited income statement, statement of stockholders' equity and statement of cash flows of the Company for the fiscal year ended June 30, 1998, together with the notes thereto and the unqualified report and opinion of Ernst & Young LLP relating thereto (collectively, the "1998 Financial Statements").

               (b) Except as set forth in Part 2.5 of the Company Disclosure Schedule (without giving effect to any update to the Company Disclosure Schedule not consented to in writing by Parent), the 1998 Financial Statements shall not reflect, when compared to the unaudited Company Financial Statements for the May 31, 1998 period ended May 31, 1998 to Parent on or prior to the date hereof, any material adverse change, in the business, condition, assets, liabilities, operations or financial performance of the Acquired Companies, considered as a whole.



                                      66.

        5.16 ENVIRONMENTAL REPORTS. Parent shall have received from the Company (at the sole cost of Parent) Phase I reports and any additional environmental reports reasonably requested by Parent with respect to (i) each of the Owned Properties listed on Exhibit J hereto and (ii) each stand-alone building leased by the Acquired Companies.

        5.17 NEW TITLE POLICIES. (i) Parent shall have received the New Title Policies with respect to the Real Property owned by the Acquired Companies complying with the requirements of Section 4.9 and (ii) Parent shall have also received results of Uniform Commercial Code, judgment and tax lien searches (dated within thirty (30) days of the Closing Date from the state and county in which each Acquired Company's principal place of business is located and each other state and county in which any of the Property is located), in each case delivered by Company at Parent's expense, evidencing that no Encumbrances or judgments of record exist against such Acquired Company, other than Permitted Liens.

        5.18 AMENDMENT OF THC AGREEMENTS. Section 9.6 of the Asset Purchase Agreement, dated as of October 22, 1996, and Section 9.6 of the Merger Agreement, dated October 22, 1996, between the Company and Transitional Hospitals Corporation ("THC"), shall have been amended to the reasonable satisfaction of Parent.

        5.19 ACQUISITION OF STOCK AND/OR ASSETS OF CBHS. The Company shall have completed the acquisition of the stock and/or assets of CBHS, an affiliate of Vencor; provided, however, that Parent shall have the option, at its sole discretion after the completion of reasonable due diligence, to direct the Company not to complete such acquisition (in which case this condition shall be deemed waived by Parent).

        5.20 GOVERNMENT REGULATIONS. There shall not have been a material adverse change in governmental laws or regulations, or interpretations thereof, relating to the healthcare industry from that in effect as of the date hereof.

        5.21 REVIEW OF LEASES. Parent shall have had the opportunity to review the leases identified in Part 2.6(c) of the Company Disclosure Schedule and shall have determined, in its sole reasonable discretion, that the provisions of such leases would not result in a Material Adverse Effect on the Company; provided, however, that this condition shall be deemed waived by Parent unless on or prior to August 6, 1998, Parent terminates this Agreement due to the failure of this condition to be satisfied.

     SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects on the Closing Date as if made on the Closing Date (without giving effect to any update to the Parent Disclosure Schedule not conformed to in writing by the Company).


                                      67.

        6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3 STOCKHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least (a) a majority of the Company Common Stock entitled to vote with respect thereto and (b) a majority of the Parent Common Stock entitled to vote with respect thereto.

        6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.24 of the Company Disclosure Schedule and in
Part 3.5 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        6.5 AGREEMENTS AND DOCUMENTS. The Company shall have received the following documents:

               (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date in form and substance reasonably acceptable to the Company and its counsel;

               (b) the Escrow Agreement shall have been executed by the Escrow Agent and Parent;

               (c) the Exchange Agent Agreement shall have been executed by the Exchange Agent and Parent and shall be in full force and effect; and

               (d) customary closing documents.

          6.6 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

          6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that (i) makes consummation of the Merger illegal or
(ii) as a whole, is reasonably expected to have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent or the Surviving Corporation following the consummation of the Merger.

          6.8 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

          6.9 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding (i) challenging or seeking the recovery of damages in connection with the Merger or (ii) seeking to prohibit or limit the exercise by Parent of any right pertaining to its ownership of stock of the Surviving Corporation, in each case which is


                                      68.

reasonably expected to have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent or the Surviving Corporation following the consummation of the Merger.

        6.10 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        6.11 FAIRNESS OPINION. The board of directors of Parent shall have received the written opinion of SunTrust Equitable Securities, financial advisor to Parent, in customary form and to the effect that the consideration to be received by the stockholders of the Company is fair to the stockholders of Parent from a financial point of view.

        6.12   UNAUDITED INTERIM FINANCIAL STATEMENTS.

               (a) The Company shall have received from Parent the unaudited balance sheet of Parent as of July 31, 1998 and the related unaudited income statement of the Company for the quarter ended July 31, 1998, together with the notes thereto (collectively, the "Unaudited Interim Financial Statements").

               (b) Except as set forth in the Parent SEC Documents and in Part
3.8 of the Parent Disclosure Schedule (without giving effect to any update to the Parent Disclosure Schedule not consented to in writing by the Company), the Unaudited Interim Financial Statements shall not reflect, when compared to the audited financial statements of Parent for the year ended April 30, 1998 delivered to the Company on or prior to the date hereof, any material adverse change, in the business, condition, assets, liabilities, operations or financial performance of the Parent Companies, considered as a whole.

        6.13 GOVERNMENT REGULATIONS. There shall not have been a material adverse change in governmental laws or regulations, or interpretations thereof, relating to the healthcare industry from that in effect as of the date hereof.

     SECTION 7. TERMINATION

        7.1    TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

               (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 5 (other than Section 5.5(b)) has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

               (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of the Company or any of the Principal Stockholders to comply with or perform any covenant or obligation set forth in this Agreement or in the Stockholders Agreements, respectively);


                                      69.

               (c) by Parent if the Closing has not taken place on or before January 31, 1999 (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

               (d) by the Company if the Closing has not taken place on or before January 31, 1999 (other than as a result of the failure on the part of the Company or any of the Principal Stockholders to comply with or perform any covenant or obligation set forth in this Agreement or in the Stockholders Agreements, respectively);

               (e) by the mutual consent of Parent and the Company;

               (f) by Parent (at any time prior to stockholder approval of this Agreement, the Merger and the transactions contemplated hereby) if, pursuant to and in compliance with Section 4.4(b), Parent and its Board of Directors conclude in good faith that Parent must accept an unsolicited bona fide written proposed Parent Acquisition Transaction which could reasonably be expected to result in a transaction that is more favorable to Parent's stockholders than the Merger (any such more favorable proposed Parent Acquisition Transaction being referred to in this Agreement as a "Superior Proposal"); provided, however, that if this Agreement is terminated pursuant to this Section 7.1(f), Parent shall pay to the Company a nonrefundable fee of $7.5 million in cash (and no additional fee will be required under Section 7.3) upon Parent's (or its Board of Directors') election to accept such Superior Proposal. In reaching such conclusion, the Board of Directors shall consult with outside legal counsel (and other advisors as appropriate);

               (g) by Parent as provided in Section 7.3;

               (h) by the Company as provided in Section 7.3; or

               (i) by Parent after August 29, 1998 if the condition set forth in
Section 5.5(b) has not been satisfied.

        7.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c), Section 7.1(f), Section 7.1(g) or Section 7.1(i), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

        7.3    TERMINATION FEES.

               (a) Parent may terminate this Agreement immediately (unless already terminated as provided in clause (iv) below) and the Company shall pay to Parent a nonrefundable termination fee of $7.5 million in cash payable upon termination of this Agreement, if (i) at any time prior to the Closing Date, the Company accepts a third party proposal or offer relating to a possible Company Acquisition Transaction; (ii) the Company fails


                                      70.

to complete the Company Stockholders' Meeting as required herein; (iii) the Company's board of directors withdraws, amends or modifies, in a manner adverse to Parent, its recommendation that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger; or
(iv) the Company terminates this Agreement other than pursuant to Section 7.1; provided, however, that no termination fee shall be payable in the event that Parent terminates this Agreement pursuant to Section 5.21.

               (b) The Company may terminate this Agreement immediately (unless already terminated as provided in clause (iv) below) and Parent shall pay to the Company a nonrefundable termination fee of $7.5 million in cash payable upon termination of this Agreement, if (i) at any time prior to the Closing Date, Parent accepts a third party proposal or offer relating to a possible Parent Acquisition Transaction; (ii) Parent fails to complete the Parent Stockholders' Meeting as required herein; (iii) Parent's board of directors withdraws, amends or modifies, in a manner adverse to the Company, its recommendation that the Parent's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger; or (iv) Parent terminates this Agreement other than pursuant to Section 7.1.

        7.4 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or any obligation to pay a termination fee as set forth in Section 7.3; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 4.8.

     SECTION 8. INDEMNIFICATION, ETC.

        8.1    SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made (i) by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in any certificate delivered at Closing by an officer of the Company) and (ii) by Parent and Merger Sub (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in any certificate delivered at Closing by an officer of Parent or Merger Sub) shall survive the Closing and shall expire on the 18-month anniversary of the Closing Date (the "Expiration Date").

               (b) The representations, warranties, covenants and obligations of Parent, Merger Sub and the Company, and the rights and remedies that may be exercised by such parties, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the such parties or any of their Representatives.

               (c) For purposes of this Agreement, (i) each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a part of the representations and warranties made by the Company in this Agreement and (ii) each statement or other item of information set forth in


                                      71.

the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a part of the representations and warranties made by Parent and Merger Sub in this Agreement.

        8.2    INDEMNIFICATION BY STOCKHOLDERS.

               (a) From and after the Effective Time (but subject to Section 8.1(a), this Section 8.2, Section 8.4 and Section 9.11), the Stockholders, jointly and severally, shall hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in any certificate delivered at Closing by an officer of the Company (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to the Company Disclosure Schedule and any update thereto delivered by the Company to Parent prior to the Closing);
(ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Section 4); (iii) any activities of any Acquired Company of the type described in Section 2.22 engaged in by such Acquired Company prior to the Closing Date or; (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 8 or the Escrow Agreement). Notwithstanding the foregoing, the Parent Indemnitees' sole recourse for any Damages with respect to which indemnification is sought under this
Section 8 (other than Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation) shall be to the Escrow Amount. In no event shall a Stockholder's liability for any Damages with respect to which indemnification is sought be in excess of such Stockholder's pro rata amount of the Escrow Amount and no Stockholder shall have any personal liability for any Damages except with respect to Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach by the Company.

               (b) The Company acknowledges and agrees that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation identified in clause (i), (ii) or (iii) of Section 8.2(a), then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

               (c) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Parent Indemnitee) with respect to which the Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Parent Indemnitee pursuant


                                      72.

to this Section 8.2, Parent shall have the right, at its election, subject to the Escrow Agreement, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                    (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Stockholders solely from the Escrow Amount; provided, however, that Parent shall reimburse the Stockholders (or the Escrow Agent, as appropriate) for such expenses if it is ultimately determined by a court of competent jurisdiction, in a final, non-appealable order, that the Parent Indemnitees were not entitled to be indemnified against such claim or Legal Proceeding;

                    (ii) each Stockholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                    (iii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Representatives; provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Representatives prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Stockholders' Representatives shall not limit any of the obligations of the Stockholders under this Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

        8.3 INDEMNIFICATION BY PARENT. From and after the Effective Time (but subject to Section 8.1(a), this Section 8.3, Section 8.4 and Section 9.11), Parent shall hold harmless and indemnify each of the Stockholder Indemnitees from and against, and shall compensate and reimburse each of the Stockholder Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Stockholder Indemnitees or to which any of the Stockholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim), and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 or in any certificate delivered at Closing by an officer of Parent or Merger Sub (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to the Parent Disclosure Schedule and any update thereto delivered by Parent to the Company prior to the Closing); (ii) any breach of any covenant or obligation of Parent or Merger Sub (including the covenants set forth in Section 4); (iii) any activities of any Parent Company of the type described in Section 3.26 engaged in by such Parent Company prior to the Closing Date; or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Stockholder Indemnitee for the purpose of enforcing any of its rights under this Section 8. For purposes of measuring the Damages suffered or incurred by the Stockholder Indemnitees pursuant to this Section 8.3, the Stockholders' percentage ownership in Parent Common Stock as of the Effective Time shall be multiplied by the actual damages to Parent relating to clauses (i), (ii) and
(iii) above. Notwithstanding the foregoing, the maximum aggregate liability of Parent


                                      73.

pursuant to this Section 8 (other than Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation) shall not exceed $1,630,000.

The Stockholders' Representatives shall give Parent prompt notice of the commencement of any such Legal Proceeding against the Stockholders; provided, however, that any failure on the part of the Stockholders' Representatives to so notify Parent shall not limit any of the obligations of Parent under this
Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

        8.4 FURTHER LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section 8 shall be subject to the following:

               (a) The Stockholders shall have no liability under Section 8.2 except to the extent that the Damages exceed $2,000,000 in the aggregate (the "Stockholders' Threshold Amount"), in which event the Stockholders shall be liable for $1,000,000 of such Threshold Amount and for all Damages in excess of the Threshold Amount, pursuant to the provisions of this Section 8; provided, however, in no event shall the Stockholders be liable for Damages, in the aggregate, in excess of $8,000,000.

               (b) Parent shall have no liability under Section 8.3 except to the extent that the Damages exceed $407,500 in the aggregate (the "Parent Threshold Amount"), in which event Parent shall be liable for $203,750 of such Parent Threshold Amount and for all Damages in excess of the Parent Threshold Amount, pursuant to the provisions of this Section 8; provided, however, in no event shall Parent be liable for Damages, in the aggregate, in excess of $1,630,000.

               (c) No indemnification shall be payable pursuant to Sections 8.2 or 8.3, as the case may be, after the Expiration Date, except for claims for Damages made prior to the Expiration Date but not then resolved.

               (d) All indemnification claims made under Section 8.2 shall be satisfied solely from the Escrow Amount.

               (e) The limitations of Sections 8.4(a), 8.4(b), 8.4(c) and 8.4(d) shall not apply to any claim for Damages that are determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach of any party.

               (f) In determining the amount of any indemnity under Section 8.2 or 8.3, the Damages shall be reduced (including, without limitation, retroactively) by any insurance proceeds, tax benefit or other similar recovery or offset (collectively, a "Third Party Recovery") realized, directly or indirectly, by the Indemnitee actually recovered by or on behalf of such Indemnitee in reduction of the loss giving rise to the claim for Damages. In connection with the foregoing sentence, the Indemnitee shall, or shall cause its Representatives to, pursue any such Third Party Recovery to the extent the Indemnitee determines, in its reasonable business judgement, that the prospects of recovery justify the expenses of pursuing such Third Party Recovery.


                                      74.

                    (g) Neither Parent nor the Stockholders (as a group) (as applicable, the "Indemnifying Party") shall have liability under Section 8.2 or
Section 8.3, as applicable, for Damages directly relating to changes in governmental laws or regulations, or interpretations thereof, relating to the healthcare industry from that in effect as of the Closing Date.

        8.5    SATISFACTION OF INDEMNIFICATION CLAIM BY STOCKHOLDER INDEMNITEES.

               (a) In the event Parent shall have any liability (for indemnification or otherwise) to any Stockholder Indemnitee under this Section 8, Parent shall, at Parent's option, satisfy such liability either (i) in cash,
(ii) by delivering to such Stockholder Indemnitee the number of shares of Parent Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) $9.2596 (as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent between the Effective Time and the date such liability is satisfied) or (iii) any combination thereof.

               (b) If a Stockholder has incurred or suffered Damages for which it is entitled to indemnification under this Section 8, such Stockholder, shall, on or prior to the Expiration Date, give written notice of such claim (a "Claim Notice") to Parent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim. No Stockholder shall make any claim for Damages after the Expiration Date.

               (c) Within thirty (30) days of receipt of a Claim Notice, Parent shall provide to the Stockholder a written response (the "Response Notice") in which Parent shall (i) agree that the full Claimed Amount is valid, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is valid, or
(iii) contest that any or all of the Claimed Amount is valid. Parent may contest a Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which a Stockholder Indemnitee at issue is entitled to indemnification under this Section 8. If no Response Notice is delivered by Parent within such thirty (30) day period, Parent shall be deemed to have agreed that the Claimed Amount is valid and that the Stockholder Indemnitee at issue is entitled to indemnification under this
Section 8.

               (d) If Parent in the Response Notice agrees or, by failing to provide a Response Notice, is deemed to have agreed that the Claimed Amount is valid, Parent shall promptly following the required delivery date for the Response Notice deliver to the Stockholders who have incurred such Damages, in cash and/or shares of Parent Common Stock, the amount sufficient to satisfy the Claimed Amount, as determined pursuant to Section 8.5(a).

               (e) If Parent in the Response Notice agrees that part, but not all, of the Claimed Amount is valid, Parent shall promptly following the required delivery date for the Response Notice deliver to the Stockholders who have incurred such Damages, in cash and/or shares of Parent Common Stock, the amount necessary to satisfy the Agreed Amount, as determined pursuant to Section 8.5(a).

                    (f) If Parent in the Response Notice contests the release of all or a part of the Claimed Amount (the "Contested Amount"), Parent shall not be required to deliver any


                                      75.

Contested Amount to the Stockholders until (i) such time as the Stockholders shall agree in writing as to the amount to be delivered to the Stockholders, if any, or (ii) receipt by Parent of a final, nonappealable copy of a court order setting forth instructions to Parent as to the amount to be delivered to the Stockholders, if any.

        8.6 NO CONTRIBUTION. Each Stockholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

        8.7 RIGHT TO ASSUME DEFENSE. Subject to the provisions hereinafter stated, in case any action pursuant to Section 8.2 or 8.3 shall be brought against an Indemnitee and the Indemnifying Party shall have been notified thereof, such Indemnifying Party shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee. After notice from the Indemnifying Party to such Indemnitee of its election to assume the defense thereof, such Indemnifying Party shall not be liable to such Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate under applicable standards of professional conduct, in the written opinion of counsel to the Indemnitee, for the same counsel to represent both the Indemnitee and such Indemnifying Party, the Indemnitee shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, however, that no Indemnifying Party shall be responsible for the fees and expenses of more than one separate counsel for all Indemnitees.

     SECTION 9. MISCELLANEOUS PROVISIONS.

        9.1    APPOINTMENT OF STOCKHOLDERS' REPRESENTATIVES.

                    (a) Vencor, Welsh Carson and Stack shall, by virtue of the Merger, be irrevocably appointed representatives of the Stockholders and authorized and empowered to act for and on behalf of any or all of the Stockholders in connection with the indemnification provisions of Section 8 and the Escrow Agreement as they relate to the Stockholders generally, and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby including, without limitation, to act as the representatives of the Stockholders to resolve, dispose of or otherwise handle all claims arising out of or related to this Agreement in accordance with the terms hereof, to compromise on their behalf with Parent any claims asserted thereunder and to authorize payments to be made with respect thereto and to take such further actions as are authorized in this Agreement or the Escrow Agreement (the above named representatives, as well as any subsequent representatives of the Stockholders elected by vote of holders owning a majority of the Converted Shares outstanding immediately prior to the Effective Time being referred to herein as the "Stockholders' Representatives"). The Stockholders further irrevocably appoint Stack as the principal representative (the "Principal Representative") with full power and authority to act on behalf of the Stockholders' Representatives with respect to any action to be taken or omitted to be taken by the Stockholders' Representatives under or in connection with this Agreement and the Escrow


                                      76.

Agreement. Notwithstanding any statement contained in this Agreement or the Escrow Agreement to the contrary, Parent and the Escrow Agent may rely conclusively, and shall be protected in so acting, upon any written order, notice, demand, certificate, statement, document or instruction (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) executed and delivered by the Principal Representative (but not any of the other Stockholders' Representatives) whether delivered in original form, by facsimile or otherwise. The Stockholders' Representatives shall not be liable to any Stockholder with respect to any action taken or omitted to be taken by any of the Stockholders' Representatives acting in his capacity as Stockholders' Representative under or in connection with this Agreement or the Escrow Agreement, unless such action or omission results from or arises out of fraud, recklessness, willful misconduct, criminal action or bad faith on the part of the Stockholders' Representative. Parent and Merger Sub shall be entitled to rely on such appointments and treat the Stockholders' Representatives as the duly appointed representatives of each Stockholder. Each Stockholder who votes in favor of the Merger and the transactions contemplated by this Agreement, by such vote, without any further action, and each Stockholder who receives Merger Consideration in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority of the Stockholders' Representatives and the Principal Representative and acknowledges and agrees that such appointment is irrevocable and coupled with an interest.

               (b) Each Stockholders' Representative shall be solely responsible for all fees, costs and expenses incurred by it in connection with serving as a representative of the Stockholders hereunder; provided, however, the Stockholders' Representatives shall be entitled to reimbursement for all such fees, costs and expenses out of the funds, if any, otherwise distributable to the Stockholders upon the final release to the Stockholders of funds held pursuant to the Escrow Agreement.

        9.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        9.3    FEES AND EXPENSES.

                    (a) Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the business of the Acquired Companies (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the


                                      77.

consummation of the Merger; provided, however, that, in the event that this Agreement is terminated for any reason other than (x) because of the failure of the stockholders of Parent to approve the Merger and this Agreement at the Parent's Stockholders' Meeting or (y) one for which Parent becomes obligated to pay a termination fee to the Company pursuant to Section 7.3, Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (i) the printing and filing of the S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms, if necessary, relating to the Merger under the HSR Act; provided, further that the liability of the Acquired Companies pursuant to the preceding provision shall not exceed $125,000 in the aggregate;

               (b) In the event that this Agreement is terminated pursuant to
Section 7.1(i), the Company promptly shall reimburse Parent for Parent's fees, costs and expenses (not to exceed $2,000,000) incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the fees, costs and expenses of the type described in Section 9.3(a) (not giving effect to the limitations set forth in the last proviso of Section 9.3(a); and

               (c) In the event that this Agreement is terminated because of the failure of the stockholders of Parent to approve the Merger and this Agreement at the Parent's Stockholders' Meeting, Parent promptly shall reimburse the Company for the Company's fees, costs and expenses (not to exceed $500,000) incurred in connection with the transaction contemplated by this Agreement, including, without limitation, the fees, costs and expenses of the type described in Section 9.3(a).

          9.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          9.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


                                      78.

               if to Parent:

                                    PMR Corporation
                                    Attn:  Allen Tepper
                                    501 Washington Street, 5th Floor
                                    San Diego, CA 92103
                                    Telephone:  (619) 610-4001
                                    Facsimile:  (619) 610-4184

               with a copy to:

                                    Jeremy D. Glaser, Esq.
                                    Cooley Godward LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, CA 92121
                                    Telephone:            (619) 550-6000
                                    Facsimile:            (619) 453-3555

               if to the Company or to the Stockholders' Representatives:

                                    Edward A. Stack
                                    Attn:  Chief Executive Officer
                                    102 Woodmont Boulevard, Suite 800
                                    Nashville, TN 37205
                                    Telephone:  (615) 269-3492
                                    Facsimile: (615) 269-9814

               with a copy to:

                                    William F. Carpenter III, Esq.
                                    Waller Lansden Dortch & Davis, PLLC
                                    Nashville City Center
                                    511 Union Street, Suite 2100
                                    Post Office Box 198966
                                    Nashville, Tennessee  37219-8966
                                    Telephone:(615) 244-6380
                                    Facsimile:(615) 244-6804



        9.6    TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        9.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


                                      79.

        9.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        9.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any).

        9.11 EXCLUSIVE REMEDIES. Parent, Merger Sub and the Company hereby expressly agree that the remedies provided in Section 7.3 of this Agreement constitute liquidated damages and do not constitute a penalty. Parent, Merger Sub and the Company hereby expressly agree that (i) such liquidated damages shall be the sole and exclusive remedy for any claim arising out of the termination of this Agreement and (ii) the remedies provided in Section 1.10 and
Section 8 of this Agreement and in the Escrow Agreement shall be the sole and exclusive remedies for any other claim arising out of or relating to the negotiation, execution, delivery or performance of this Agreement or the Merger. Notwithstanding the foregoing, nothing in this Section 9.11 shall relieve any party to this Agreement of liability for fraud or a willful and intentional breach of any provision of this Agreement.

        9.12   WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        9.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


                                      80.

        9.15   PARTIES IN INTEREST. Except for the provisions of Sections 1.5,
1.6 and 8, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        9.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed on behalf of Parent on and the Company on May 7, 1998 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

        9.17   CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                      81.

        The parties hereto have caused this Agreement to be executed and delivered as of July 30, 1998.

                                            PMR CORPORATION
                                              a Delaware corporation


                                            By: /s/ ALLEN TEPPER
                                               ---------------------------------



                                            BHC ACQUISITION CORP.,
                                              a Delaware corporation


                                            By: /s/ ALLEN TEPPER
                                               ---------------------------------



                                            BEHAVIORAL HEALTHCARE CORPORATION,
                                              a Delaware corporation


                                            By: /s/ EDWARD A. STACK
                                               ---------------------------------


                                      82.

                                    EXHIBITS

Exhibit A      -      Certain definitions

Exhibit B      -      Form of Stockholders Agreement

Exhibit C-1    -      Persons to execute Affiliate and Lock-Up Agreements

Exhibit C-2    -      Form of Affiliate and Lock-Up Agreement

Exhibit D      -      Series B Preferred Stock Agreement

Exhibit E      -      Certificate of Incorporation of Surviving Corporation

Exhibit F      -      Directors and Officers of Surviving Corporation

Exhibit G      -      Form of Promissory Note

Exhibit H      -      Exchange Agent Agreement

Exhibit I      -      Escrow Agreement

Exhibit J      -      Properties Subject to Environmental Reports


                                       i.

                                          EXHIBIT A

                              CERTAIN DEFINITIONS


        For purposes of the Agreement (including this Exhibit A):

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

        COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction involving: (i) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company or any subsidiary of the Company (except for subsidiaries which have been identified by the Company for sale or disposition as discussed with Parent on June 11, 1998 and as included in the Company's Board of Directors package in connection with its meeting held on April 29, 1998 (collectively, the "Excluded Subsidiaries")); (ii) the issuance, grant, disposition or acquisition of (A) any capital stock or other equity security of the Company or any subsidiary of the Company other than the Excluded Subsidiaries, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or any subsidiary of the Company other than the Excluded Subsidiaries, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company or any subsidiary of the Company other than the Excluded Subsidiaries; or (iii) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company or any subsidiary of the Company other than the Excluded Subsidiaries; provided, however, that (1) the grant of stock options by the Company to its employees in the ordinary course of business will not be deemed to be a "Company Acquisition Transaction," (2) the issuance of stock by the Company to its employees upon the exercise of outstanding stock options and (3) the restructuring of the Company and its subsidiaries in order to take advantage of tax savings available under Indiana and Tennessee law will not be deemed to be a "Company Acquisition Transaction;" provided, however, that, with respect to clause (3) above, such restructuring shall not be deemed a "Company Acquisition Transaction" only in the event that no reduction in ownership by the Company of such subsidiaries occurs as a result of such restructuring.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any of their properties or assets is bound or under which any of the Acquired Companies has any obligation; or (c) under which any of the Acquired Companies has any right or interest.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

        COMPANY PARTNERSHIPS. "Company Partnerships" shall mean all of the partnerships, joint ventures and limited liability companies, other than the Company Subsidiaries, in which the Company is a direct or indirect participant or member as of the Effective Time.

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Companies or otherwise used by any of the Acquired Companies.

        COMPANY SUBSIDIARIES. "Company Subsidiaries" shall mean all of the corporate entities with respect to which the Company has the direct or indirect right to vote shares representing fifty percent (50%) or more of the votes eligible to be cast in the election of directors of each such entity.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, license, equity, conditional sales contract, lease, assessment, covenant, condition or restriction, right-of-way, reservation, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, any other matter affecting title or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other property or asset, any restriction on the receipt of any income derived from any property or asset, any restriction on the use of any property or asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any property or asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        FACILITIES. "Facilities" shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by any of the Acquired Companies or any of the Parent Companies, as applicable, and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any of the Acquired Companies or any of the Parent Companies, as applicable.

        GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

        GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        INDEMNITEES. "Indemnitees" shall mean, collectively, the Stockholder Indemnitees and the Parent Indemnitees.

        JOINT PROXY STATEMENT. "Joint Proxy Statement" shall mean the joint proxy statement/prospectus to be sent to the Company's and Parent's stockholders in connection with the Company and Parent Stockholders' Meetings.

        KNOWLEDGE OF THE COMPANY. "Knowledge of the Company" shall mean the actual knowledge and current awareness, or knowledge which a reasonable person would have acquired following a reasonable investigation, of the executive officers and directors of the Company, together with that of the chief executive officer of each Acquired Company.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquired Companies, considered as a whole. A violation or other matter will be deemed to have a "Material Adverse Effect" on Parent if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent and the Parent Subsidiaries, considered as a whole.

        NASDAQ NATIONAL MARKET. "Nasdaq National Market" shall mean the Nasdaq Stock Market's National Market.

        PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" shall mean any transaction involving: (i) the sale, license, disposition or acquisition of all or a material portion of the business or assets of Parent or any Parent Subsidiary; (ii) the issuance, grant, disposition or acquisition of
(A) any capital stock or other equity security of Parent or any Parent Subsidiary, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Parent or any Parent Subsidiary, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Parent or any Parent Subsidiary; or (iii) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Parent or any Parent Subsidiary; provided, however, that
(1) the grant of stock options by Parent to its employees in the ordinary course of business will not be deemed to be a "Parent Acquisition Transaction" and (2) the issuance of stock by Parent to its employees upon the exercise of outstanding stock options will not be deemed to be a "Parent Acquisition Transaction."

        PARENT CONTRACT. "Parent Contract" shall mean any Contract: (a) to which any of the Parent Companies is a party; (b) by which any of the Parent Companies or any of their properties or assets is bound or under which any of the Parent Companies has, or may become subject to, any obligation; or (c) under which any of the Parent Companies has or may acquire any right or interest.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent.

        PARENT INDEMNITEES. "Parent Indemnitees" shall mean the following
Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

        PARENT PARTNERSHIPS. "Parent Partnerships" shall mean all of the Partnerships, joint ventures and limited liability companies, other than the Parent Subsidiaries, in which the Parent is a direct or indirect participant or member as of the Effective Time.

        PARENT PROPRIETARY ASSET. "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or any Parent Subsidiary or otherwise used by Parent or any Parent Subsidiary.

        PARENT SUBSIDIARIES. "Parent Subsidiaries" shall mean all of the corporate entities with respect to which Parent has the direct or indirect right to vote shares representing fifty percent (50%) or more of the votes eligible to be cast in the election of directors of each such entity.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        S-4 REGISTRATION STATEMENT. "S-4 Registration Statement" shall have the meaning set forth in Section 4.11.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        STOCKHOLDER INDEMNITEES. "Stockholder Indemnitees" shall mean the following Persons: (a) the Stockholders other than Vencor; (b) the Stockholders' other than Vencor's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                             STOCKHOLDERS AGREEMENT


      THIS STOCKHOLDERS AGREEMENT (the "Stockholder Agreement") is entered into as of July 30, 1998 by and between PMR CORPORATION, a Delaware corporation ("Parent"), and Name ("Principal Stockholder").

                                    RECITALS

      A. Parent, BHC ACQUISITION CORP. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Parent, and BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), intend to enter into an Agreement and Plan of Merger of even date herewith (as amended from time to time, the "Merger Agreement"; capitalized terms used but not otherwise defined in this Stockholder Agreement have the meanings assigned to such terms in the Merger Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

      B. As of the date hereof, Principal Stockholder owns in aggregate the number of shares of Company Common Stock set forth below Principal Stockholder's name on the signature page hereof (such Common Stock of each Principal Stockholder, referred to as the "Existing Shares" of such Principal Stockholder, and together with any shares of capital stock of the Company acquired by such Principal Stockholder after the date hereof and prior to the termination hereof (whether upon exercise of options or otherwise), hereinafter collectively referred to as the "Subject Shares") of such Principal Stockholder); and

      C. The Company has agreed to obtain and deliver to Parent prior to August 29, 1998, valid consents and agreements executed by all of the persons (other than the Principal Stockholders) who are parties to (a) the Country Amended and Restated Stockholders Agreement made as of the 30th day of June, 1993, as amended and restated as of the 30th day of December, 1993, and the 31st day of May, 1995, and/or (b) the Country Stockholders' Agreement made as of the 30th day of November, 1996 (collectively, the "Existing Stockholders Agreements") irrevocably consenting and agreeing to the termination of each of the Existing Stockholders Agreements as of the date hereof subject only to the consummation of the Merger.

      D. As a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that Principal Stockholder agree, and in order to induce Parent to enter into the Merger Agreement Principal Stockholder has agreed, to enter into this Stockholder Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:


                                       1.

1.    NO TRANSFER OF SUBJECT SHARES

      1.1   NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES.

            (a) Principal Stockholder hereby covenants and agrees that, prior to the Expiration Date (as defined below), Principal Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Shares to any Person, (ii) create or permit to exist any additional Encumbrance with respect to any of the Subject Shares and will release any such Encumbrances prior to the Effective Date, (iii) reduce his beneficial ownership of, interest in or risk relating to any of the Subject Shares or (iv) commit or agree to do any of the foregoing.

            (b) As used in this Stockholder Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Merger Agreement is terminated in accordance with its terms or the Effective Time of the Merger.

      1.2 NO TRANSFER OF VOTING RIGHTS. Principal Stockholder covenants and agrees that, prior to the Expiration Date, Principal Stockholder will not deposit any of the Subject Shares into a voting trust or grant any proxy (except as provided herein) or enter into any other voting agreement, or any other agreement or arrangement with respect to the voting of any of the Subject Shares other than the Existing Stockholders Agreement.

2.    VOTING OF SUBJECT SHARES

      2.1 VOTING. Principal Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Principal Stockholder shall vote the Subject Shares:

                  (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof or thereof;

                  (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

                  (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company (other than the Excluded Subsidiaries (as such term is defined in the Merger Agreement));
(ii) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (other than the Excluded Subsidiaries); (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company (other than the Excluded Subsidiaries); (iv) any change in a majority


                                       2.

of the board of directors of the Company; (v) any amendment to the Company's certificate of incorporation; (vi) any change in the capitalization of the Company or the Company's corporate structure; or (vii) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Parent of the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Agreement. Prior to the Expiration Date, Principal Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the preceding sentence.

      2.2   PROXY; FURTHER ASSURANCES.

            (a) Contemporaneously with the execution of this Stockholder Agreement, Principal Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law prior to the Expiration Date, with respect to the Subject Shares (the "Proxy").

3.    WAIVER OF APPRAISAL RIGHTS

      Principal Stockholder hereby waives any rights of appraisal and any dissenters' rights that Principal Stockholder may have in connection with the Merger.

4.    NO SOLICITATION

      Principal Stockholder covenants and agrees that, during the period commencing on the date of this Stockholder Agreement and ending on the Expiration Date, Principal Stockholder shall not, directly or indirectly, or authorize or permit any representative of Principal Stockholder, directly or indirectly, to: (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction, (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to or cooperate in any other way with, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or (iii) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction. Principal Stockholder acknowledges that a breach of the foregoing provision may cause the Company to breach its obligations set forth in Section
4.4 of the Merger Agreement. Principal Stockholder shall immediately cease and cause to be terminated any existing discussions with any Person that relate to a possible Company Acquisition Transaction.

5.    REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDER

Principal Stockholder hereby represents and warrants to Parent as follows:

      5.1 DUE AUTHORIZATION, ETC. Principal Stockholder has all requisite individual, corporate, partnership or limited liability company, as applicable, power and capacity to execute and deliver this Stockholder Agreement and the Proxy and to perform his obligations hereunder and thereunder. Subject to the termination of the Existing Stockholder Agreements, this


                                       3.

Stockholder Agreement has been duly executed and delivered by Principal Stockholder and constitutes a legal, valid and binding obligation of Principal Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      5.2   NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) Subject to the termination of the Existing Stockholder Agreements, the execution and delivery of this Stockholder Agreement and the Proxy by Principal Stockholder do not, and the performance of this Stockholder Agreement by Principal Stockholder, and the actions taken pursuant to the terms of the Proxy, will not: (i) conflict with or violate any order, decree or judgment applicable to Principal Stockholder or by which he or any of his properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Principal Stockholder is a party or by which Principal Stockholder or any of his properties is bound or affected.

            (b) Subject to the termination of the Existing Stockholder Agreements, the execution and delivery of this Stockholder Agreement and the Proxy by Principal Stockholder do not, and the performance of this Stockholder Agreement by Stockholder and the voting of the Subject Shares pursuant to the Proxy will not, require any Consent of any Person.

      5.3 TITLE TO SUBJECT SHARES. Principal Stockholder beneficially owns the Subject Shares and rights to acquire shares of capital stock of the Company (if any) set forth under Principal Stockholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than the Subject Shares set forth below Principal Stockholder's name on the signature page hereof.

      5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Stockholder Agreement are accurate in all material respects as of the date of this Stockholder Agreement, will be accurate in all material respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

      5.5 TERMINATION OF EXISTING STOCKHOLDERS AGREEMENTS. Principal Stockholder hereby irrevocably consents and agrees to execute the Agreement to Terminate relating to the Existing Stockholders Agreements and waives any rights to assert that this Stockholders Agreement is unenforceable or invalid on account of any agreement previously entered into, by Principal Stockholder, including, without limitation, the Existing Stockholders Agreements.

6.    COVENANTS OF PRINCIPAL STOCKHOLDER

      6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Principal Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Parent may


                                       4.

reasonably request for the purpose of effectively carrying out and furthering the intent of this Stockholder Agreement.

7.    MISCELLANEOUS

      7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by Principal Stockholder and Parent in this Stockholder Agreement shall promptly terminate upon the Expiration Date.

      7.2 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Principal Stockholder shall hold harmless and indemnify Parent from and against any Damages (regardless of whether or not such Damages relate to a third party claim) which are directly or indirectly suffered or incurred at any time by Parent, or to which Parent otherwise becomes subject and that arise from any breach of any representation, warranty, covenant or obligation of Principal Stockholder contained herein.

      7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Stockholder Agreement shall be paid by the party incurring such costs and expenses.

      7.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Stockholder Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

            if to Parent:

                      PMR Corporation
                      501 Washington Street, 5th Floor
                      San Diego, CA 92103
                      Telephone:  (619) 610-4001
                      Facsimile:  (619) 610-4184
                      Attn:  Chief Executive Officer

                      with a copy to:

                      Cooley Godward LLP
                      4365 Executive Drive
                      Suite 1100
                      San Diego, CA  92121-2128
                      Attention:  Jeremy D. Glaser, Esq.
                      Telephone:  (619) 550-6000
                      Facsimile: (619) 453-3555


                                       5.

            if to Principal Stockholders:

                      at the address set forth below the Principal
                      Stockholders' signature on the signature page hereto

                      with a copy to:

                      Edward A. Stack
                      Behavioral Healthcare Corporation
                      102 Woodmont Boulevard, Suite 800
                      Nashville, TN 37205
                      Telephone:  (615) 269-3492
                      Facsimile:  (615) 269-9814

                      with a copy to:

                      Waller Lansden Dortch & Davis, PLLC
                      Nashville City Center
                      511 Union Street, Suite 2100
                      Post Office Box 198966
                      Nashville, Tennessee  37219-8966
                      Telephone:(615) 244-6380
                      Facsimile:(615) 244-6804

      7.5 SEVERABILITY. Any term or provision of this Stockholder Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Stockholder Agreement or affecting the validity or enforceability of any of the terms or provisions of this Stockholder Agreement in any other jurisdiction. If any provision of this Stockholder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      7.6 ENTIRE AGREEMENT. This Stockholder Agreement and any documents delivered by the parties in connection herewith, including the Proxy, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Stockholder Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto.

      7.7 ASSIGNMENT, BINDING EFFECT. Neither this Stockholder Agreement nor any portion hereof shall be assignable (whether by operation of law or otherwise and including, for this purpose, a change in control as an assignment). Subject to the preceding sentence, this Stockholder Agreement shall be binding upon and shall inure to the benefit of (i) Principal Stockholder and his heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Stockholder Agreement to the contrary, nothing in this Stockholder Agreement, expressed or implied, is intended to confer on any Person other than


                                       6.

the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Stockholder Agreement.

      7.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Stockholder Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of this Stockholder Agreement and the Proxy and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.

      7.9 OTHER AGREEMENTS. Nothing in this Stockholder Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Principal Stockholder under any agreement between Parent and Principal Stockholder.

      7.10 GOVERNING LAW. This Stockholder Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to contracts entered into and to be performed entirely within the State of Delaware.

      7.11 COUNTERPARTS. This Stockholder Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      7.12  CONSTRUCTION.

            (a) Headings of the Sections of this Stockholder Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

            (b) For purposes of this Stockholder Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Stockholder Agreement.

            (d) As used in this Stockholder Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (e) Except as otherwise indicated, all references in this Stockholder Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Stockholder Agreement and Exhibits to this Stockholder Agreement.


                                       7.

      IN WITNESS WHEREOF, Parent and Principal Stockholder have caused this Stockholder Agreement to be executed as of the date first written above.

                                       PMR CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       PRINCIPAL STOCKHOLDER:



                                       -----------------------------------------
                                       Name
                                       address
                                       fax

                                       Number of Shares of Company Common Stock owned as of the date of this Stockholder
                                       Agreement:


                                       -----------------------------------------
                                       Description (including number of
                                       underlying shares) of rights to acquire
                                       shares of capital stock of the Company:


                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------


                                       8.

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY
                                IRREVOCABLE PROXY


      The undersigned Principal Stockholder ("Principal Stockholder") of Behavioral Healthcare Corporation, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes PMR Corporation, a Delaware corporation ("Parent"), the attorney-in-fact and proxy of the undersigned, with full power of substitution, with respect to (i) the shares of capital stock of the Company beneficially owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses
(i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

      This proxy is irrevocable, is coupled with an interest and is granted in connection with the Stockholder Agreement, dated as of the date hereof, between Parent and the undersigned (the "Stockholder Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, BHC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Merger Agreement.

      The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares, at any time until the earlier to occur of the termination of the Merger Agreement in accordance with its terms or the Effective Time (the "Expiration Date"), at any meeting of the stockholders of the Company, however called, or in any written action by consent of the stockholders of the Company:

                  (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof or thereof;

                  (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

                  (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company (other than the Excluded Subsidiaries); (ii) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (other than the Excluded Subsidiaries); (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company (other than the Excluded Subsidiaries); (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company's certificate of incorporation; (vi) any change in the capitalization of the Company or the Company's corporate structure; or (vii) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Parent of the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Agreement.

      The undersigned Principal Stockholder may vote the Shares on all other matters.

      This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

      Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

      This proxy shall terminate upon the Expiration Date.

Dated:  ______ __, 1998

                                       PRINCIPAL STOCKHOLDER



                                       -----------------------------------------
                                       Name


                                       Number of Shares of Company Common Stock:


                                       -----------------------------------------

                                   EXHIBIT C-1

                         PERSONS TO ENTER INTO AFFILIATE
                             AND LOCK-UP AGREEMENTS


Vencor, Inc.
Welsh, Carson, Anderson & Stowe, IV, LP
NationsBanc Capital Corporation
RFE Investment Partners
Charles and Patricia Elcan
Edward Stack
Calver Fund
William R. Frist
Thomas Frist III
Drake & Company
Stack Family Limited
WCAS Healthcare Partners
Sally J. Stack, Trustee
Russell I. Carson
Jack R. Anderson
Helen Cummings
Patrick Welsh
Bruce Anderson
Richard Stowe
Andrew Paul
Winfield Dunn
Robert Minicucci
Thomas McInerney
James Hoover
De Charter Trust Co., Trustee
Laura VanBuren
Anthony deNicola

                                   EXHIBIT C-2

                         AFFILIATE AND LOCK-UP AGREEMENT


      This Affiliate and Lock-Up Agreement (this "Agreement") is entered into as of July __, 1998, by and between PMR CORPORATION, a Delaware corporation ("Parent"), and the undersigned affiliate ("Affiliate") of BEHAVIORAL HEALTH CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

      A. Pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of July __, 1998, by and among Parent, BHC ACQUISITION CORP. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Parent and, the Company, Merger Sub will merge with and into the Company (the "Merger").

      B. As a result of the Merger, the stockholders of the Company are entitled to receive shares (the "Shares") of Parent Common Stock (other than the shares of Parent Common Stock to be deposited in an escrow (the "Escrow Shares") pursuant to Section 1.10 of the Merger Agreement). Affiliate understands that he, she or it may be deemed an "affiliate" of the Company as such term is used in paragraphs (c) and (d) of Rule 145 ("Rule 145") under the Securities Act of 1933, as amended (the "Act"), and as such Affiliate may only transfer, sell or dispose of Shares in accordance with this Agreement and Rule 145.

      C. Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, Merger Sub and the Company, and their respective counsel.

                                    AGREEMENT

      NOW, THEREFORE, the parties hereby agree as follows:

      1. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

      2.    Affiliate represents, warrants, understands and agrees that:

            (a) Affiliate has full power and capacity to execute and deliver this Agreement and to make the representations, warranties and agreements herein and to perform Affiliate's obligations hereunder;

            (b) Affiliate has carefully read this Agreement and has discussed the terms hereof with counsel, to the extent Affiliate felt necessary, the requirements, limitations and restrictions on Affiliate's ability to sell, transfer or otherwise dispose of the Shares and the Escrow Shares Affiliate may receive pursuant to the Merger and fully understands the requirements, limitations and restrictions this Agreement places upon Affiliate's ability to transfer, sell or otherwise dispose of such Shares and Escrow Shares;

            (c) If Affiliate has executed any other agreement in connection herewith, Affiliate understands and agrees to abide by all restrictions contained therein;

            (d) Affiliate will not sell, pledge, transfer or otherwise dispose of any of the Shares or Escrow Shares held by Affiliate unless at such time (A)
(i) such transfer shall be in conformity with the provisions of Rule 145, (ii) Affiliate shall have furnished to Parent an opinion of counsel reasonably satisfactory to Parent, to the effect that no registration under the Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition or (iii) a registration statement under the Act covering the proposed offer, sale, pledge, or other disposition shall be effective under the Act and (B) such transfer is in accordance with paragraph 3 below; and

            (e) Affiliate is the beneficial owner of the Company Common Stock, Company Preferred Stock, Company Options and/or Company Warrants set forth on the signature page hereto.

      3.    Affiliate agrees that:

            (a) As an inducement to and in consideration of Parent's agreement to enter into the Merger Agreement and proceed with the Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Affiliate hereby agrees, except as permitted in this paragraph 3, not to, directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Shares (except to or for the benefit of any family member or entity controlled by Affiliate, as long as such family member or entity agrees in writing to remain subject to this Agreement) (collectively, a "Disposition") received by Affiliate in the Merger for a one-year period commencing on the Closing Date and ending on the first anniversary thereof (the "Lock-up Period"). Affiliate hereby agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of the Shares except in compliance with this Agreement.

            (b) None of the restrictions on Disposition contained herein shall apply to a bona fide gift or gifts, or to transfers to family members of Affiliate, provided the donee, donees or transferees thereof agree to be bound by the restrictions on Disposition contained in this Agreement. Affiliate will not be subject to the restrictions on Disposition contained herein following the termination of the Lock-up Period.

      4. Affiliate understands and agrees that Parent is under no obligation to register the sale, transfer or other disposition of the Shares or Escrow Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

      5. Each party hereto acknowledges that (i) it will be impossible to measure in money the damage to Parent if Affiliate fails to comply with any of the obligations imposed by this Agreement, (ii) every such obligation is material and (iii) in the event of any such failure, Parent will not have an adequate remedy at law or damages and, accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure.


                                       2.

      6. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

      7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive their right to a trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

      8. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties named herein and their respective successors; this Agreement may not be assigned by any party without the prior written consent of Parent. Any attempted assignment not in compliance with this paragraph shall be void and have no effect. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

      10. Parent agrees to file on a timely basis the reports required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder and to make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]


                                       3.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                    PMR CORPORATION
                                    By:_________________________________________

                                    ____________________________________________
                                    Print Name and Title

                                    Address:____________________________________

                                            ____________________________________

                                    AFFILIATE

                                    ____________________________________________

                                    ____________________________________________
                                    Print Name, and Title (if applicable)
                                    Address:____________________________________

                                    ____________________________________________

                                    Shares of Company Common
                                    Stock Beneficially Owned: __________________

                                    Shares of Company Preferred
                                    Stock Beneficially Owned: __________________

                                    Shares of Company Common
                                    Stock Subject to Company Options: __________

                                    Shares of Company Common
                                    Stock Subject to Company
                                    Warrants:                         __________

                                    EXHIBIT D

                       SERIES B PREFERRED STOCK AGREEMENT


      This SERIES B PREFERRED STOCK AGREEMENT ("Agreement") is entered into as of __________, 1998 by and BEHAVIORAL HEALTHCARE CORPORATION (the "Company") and WCAS HEALTHCARE PARTNERS, L.P., ("WCAS");

      WHEREAS, PMR Corporation ("PMR"), BHC Acquisition Sub ("Acquisition Sub") and the Company have entered into an Agreement and Plan of Merger dated as of July ____, 1998 (the "Merger Agreement"), pursuant to which, and subject to the terms and conditions set forth therein, Acquisition Sub will merge with and into the Company, the separate corporate existence of Acquisition Sub shall thereupon cease and the Company shall continue in its corporate existence under the laws of the State of Delaware;

      WHEREAS, the Company and WCAS have agreed to exchange the Series B Preferred Stock for Common Stock as provided herein in order to satisfy a condition of the Merger Agreement;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. WCAS acknowledges receipt and review of a copy of the Merger Agreement.

SECTION 2. EXCHANGE OF SERIES B PREFERRED STOCK

      Immediately prior to the Closing (and provided the Closing occurs), WCAS shall exchange the 50,252 shares of Series B Preferred Stock owned by it for 50,252 shares of Common Stock to be issued by the Company, and the Company shall issue 50,252 shares of Common Stock to WCAS in exchange for 50,252 shares of Series B Preferred Stock to be transferred to the Company by WCAS. The Company shall issue and deliver to WCAS a stock certificate representing 50,252 shares of Common Stock registered in the name of WCAS upon receipt of the stock certificate or certificates representing the 50,252 shares of Series B Preferred Stock duly endorsed (or accompanied by duly executed stock transfer powers) by WCAS, for transfer to the Company.

SECTION 3. REPRESENTATIONS AND WARRANTIES

      WCAS hereby represents and warrants to the Company as follows:

      3.1 ORGANIZATION; INDIVIDUAL CAPACITY; ENFORCEABILITY. WCAS is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full


                                       1.

power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no other proceedings on the part of WCAS are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of WCAS, enforceable against WCAS in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and as may be limited by the application of principles of equity.

      3.2 TITLE TO AND OWNERSHIP OF SERIES B PREFERRED STOCK. As of the date of this Agreement and as of the time of transfer to the Company pursuant to
Section 2 hereof, WCAS owns and will own beneficially and of record good, valid and marketable title to 50,252 shares of Series B Preferred Stock, free and clear of any and all encumbrances.

SECTION 4. ENTIRE AGREEMENT; COUNTERPARTS; DESCRIPTIVE HEADINGS

            (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

            (b) This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

            (c) The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 5. ASSIGNMENT

      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by WCAS, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 6. GOVERNING LAW

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 7. SPECIFIC PERFORMANCE

      The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable


                                       2.

damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 8. PARTIES IN INTEREST

      This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 9. AMENDMENT; WAIVERS

            (a) This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto.

            (b) No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

SECTION 10. CONFLICT OF TERMS

      In the event any provision of this Agreement is directly in conflict with, or inconsistent with, any provision of the Merger Agreement, the provision of the Merger Agreement shall control.

SECTION 11. TERMINATION

      This Agreement hereunder shall terminate on the earlier to occur of (a) the date on which the Merger is consummated or (b) the date on which the Merger Agreement is terminated in accordance with its terms.


                                       3.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Series B Preferred Stock Agreement, or have caused this Series B Preferred Stock Agreement to be duly executed and delivered in their names and on their behalf as of the date first written above.

BEHAVIORAL HEALTHCARE CORPORATION


By: _____________________________
    Name:
    Title:


WCAS HEALTHCARE PARTNERS, L.P.,


By: _____________________________
    Name:
    Title:


                                       4.

                                    EXHIBIT E

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BEHAVIORAL HEALTHCARE CORPORATION



      BEHAVIORAL HEALTHCARE CORPORATION, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

      ONE: The name of the corporation is Behavioral Healthcare Corporation (the "Corporation").

      TWO: The date of the filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was December 28, 1993 under the name Behavioral Healthcare Corporation.

      THREE: The Certificate of Incorporation of this Corporation is hereby amended and restated to read as follows:

                                       I.

      The name of this corporation is Behavioral Healthcare Corporation

                                       II.

      The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman, Dover, Delaware, 19901, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc.

                                      III.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                       1.

                                       IV.

      This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is One Hundred (100), each having a par value of one-tenth of one cent ($0.001).

                                       V.

      The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

                                       VI.

      A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

      B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon the stockholders herein are granted subject to this reservation.


                                       2.

                                      * * *

      FOUR: This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation.

      FIVE: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242, and 245 of the Delaware General Corporation Law by the board of directors and the stockholders of the Corporation. The total number of outstanding shares of Common Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the Delaware General Corporation Law and written notice of such was given by the Corporation in accordance with
Section 228.

      IN WITNESS WHEREOF, said Behavioral Healthcare Corporation has caused this Certificate to be signed by its President, Edward A. Stack, and attested to by its Secretary, Michael E. Davis, this __ of ________ 1998.





                                       ---------------------------
                                       Edward A. Stack
                                       President

-----------------------------
Michael E. Davis
Secretary


                                       3.

                                    EXHIBIT F

                             DIRECTORS AND OFFICERS
                            OF SURVIVING CORPORATION


Directors
---------

Allen Tepper
Mark Clein
Edward A. Stack



Officers
--------

Allen Tepper - President and Secretary
Edward A. Stack - Chief Operating Officer and Treasurer

                                    EXHIBIT G

THIS UNSECURED SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


                     UNSECURED SUBORDINATED PROMISSORY NOTE


$925,000                                                        __________, 1998
                                                           San Diego, California

      FOR VALUE RECEIVED, PMR Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of the persons listed on the Schedule of Holders attached hereto as Exhibit A (the "Holders"), in lawful money of the United States of America and in immediately available funds, the aggregate principal sum set forth on Exhibit A with respect to each Holder aggregating a total of Nine Hundred Twenty-five Thousand dollars ($925,000) (the "Note") together with accrued and unpaid interest thereon, payable on the date and in the manner set forth below.

      This Note is executed and delivered in connection with that certain Agreement and Plan of Merger dated July 29, 1998, by and between Borrower, Behavioral Healthcare Corporation, a Delaware corporation, and BHC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Borrower (as the same may from time to time be amended, modified or supplemented, the "Merger Agreement").

      1. REPAYMENT. Subject to Section 6 hereof, the outstanding principal amount of the Note and all accrued and unpaid interest thereon shall be due and payable in full on _____________, 2001 ("Maturity Date"), except that Borrower may delay and/or reduce the payment of principal and interest in an amount equal to any actual Damages (as defined in the Merger Agreement) or a good faith estimate of Damages reasonably expected to be incurred for any indemnification claim made pursuant to Section 8 of the Merger Agreement until such indemnification claim is resolved in accordance with the Merger Agreement.

      2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of seven percent (7%) per annum, simple interest. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Borrower shall not be required to make any interest payments prior to the Maturity Date.


                                       1.

      3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable by delivery of a check to the Holders' respective addresses listed on the Schedule of Holders attached hereto as Exhibit A.

      4. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

      5. OFFSET. Borrower and any Parent Indemnitees (as defined in the Merger Agreement) shall be entitled to offset Damages first against accrued interest and, if the Damages exceed the amount of accrued interest, then against the outstanding principal balance hereof.

      6.    SUBORDINATION.

            (a) SENIOR DEBT. For purposes of this Note, "Senior Debt" shall mean all presently existing and hereafter arising indebtedness and other obligations for borrowed money of any kind or nature of Borrower, and all renewals, extensions and refundings thereof.

            (b) AGREEMENT TO SUBORDINATE. The Borrower and Holder agree that the indebtedness evidenced by this Note is subordinated in right of payment to the extent and in the manner provided in this Section 6 to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of the Senior Debt.

            (c) LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Borrower in a liquidation or dissolution of Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Borrower or its property:

                  (i) the holders of the Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the Holder shall be entitled to receive any payment of principal of or interest on this Note; and

                  (ii) until the Senior Debt is paid in full in cash, any distribution to which the Holder would be entitled but for this Section 6 shall be made to the holders of the Senior Debt, except that the Holder may receive securities that are subordinated to the Senior Debt to at least the same extent as this Note.

            (d)   DEFAULT ON SENIOR DEBT.

                  (i) Upon the maturity of the Senior Debt by lapse of time, acceleration or otherwise, all such Senior Debt shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of the Senior Debt, before any payment is made by the Borrower or any person acting on behalf of the Borrower on account of the principal of or interest on this Note.

                  (ii) The Borrower may not pay the principal of or interest on this Note and may not acquire this Note for cash or property (other than capital stock of the Borrower or other securities of the Borrower that are subordinated to the Senior Debt to at least the same


                                       2.

extent as this Note) if: (A) a default on the Senior Debt occurs and is continuing that permits the holders of such Senior Debt to accelerate its maturity, and (B) the default is the subject of judicial proceedings or the Borrower receives a notice of the default.

                  (iii) The Borrower may resume payments on this Note and may acquire them when: (A) the default is cured or waived, or (B) 180 days pass after the notice is given if the default is not the subject of judicial proceedings.

            (e) SUBROGATION. After all Senior Debt is paid in full and until this Note is paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holder have been applied to the payment of the Senior Debt. A distribution made under this Section to the holders of the Senior Debt which otherwise would have been made to the Holder is not, as between the Borrower and the Holder, a payment by the Borrower on Senior Debt.

            (f) RELATIVE RIGHTS. This Section defines the relative rights of the Holder and the holders of the Senior Debt. Nothing in this Note shall:

                  (i) impair, as between the Borrower and the Holder, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest on the Note in accordance with its terms; and

                  (ii) affect the relative rights of the Holder and creditors of the Borrower other than the holders of the Senior Debt.

            (g) SUBORDINATION MAY NOT BE IMPAIRED BY BORROWER. No right of the holders of the Senior Debt to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Borrower or by its failure to comply with this Note.

      7. PREPAYMENT. Borrower may prepay this Note at any time either in whole or in part without penalty.

      8. WAIVER; PAYMENT OF FEES AND EXPENSES. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

      9. AMENDMENTS. This Note may not be amended, altered, changed or otherwise modified except by a written instrument signed by Holders, or the Stockholders' Representatives (as defined in the Merger Agreement) on behalf of Holders, and Borrower.

      10. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                       3.

      11. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower. This Note is not a negotiable instrument and Holders shall not be entitled to assign the Note without the prior written consent of Borrower and the agreement by the assignee to become a substitute obligor under the stockholder indemnification provisions of the Merger Agreement.

BORROWER:                              PMR CORPORATION


                                       By:______________________________________
                                          Allen Tepper, Chief Executive Officer


                                       4.

                                    EXHIBIT H

                            EXCHANGE AGENT AGREEMENT
                                     BETWEEN
                                STOCKTRANS, INC.
                                       AND
                                 PMR CORPORATION


     THIS EXCHANGE AGENT AGREEMENT (the "Agreement") is entered into as of ________, 1998 between PMR CORPORATION, a Delaware corporation ("Parent"), and STOCKTRANS, INC. ("Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement defined below.

     WHEREAS, Parent is a party to that certain Agreement and Plan of Merger, dated as of July __, 1998, (the "Merger Agreement"), a copy of which is attached hereto as Exhibit A among Parent, BHC ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation (the "Company"); and

     WHEREAS, in accordance with Section 1.8 of the Merger Agreement, Parent desires to appoint Agent to act as exchange agent, and Agent desires to accept such appointment, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1. CONVERSION OF SHARES. Agent understands that, and will perform services hereunder based upon, the following:

          1.1 At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, and except as provided in Section 1.5(a) of the Merger Agreement, (i) the shares of Common Stock, $0.01 par value per share of the Company (the "Company Common Stock") held by Vencor, Inc. ("Vencor") immediately prior to the Effective Time (the "Vencor Shares") shall be converted into the right to receive an aggregate of $65,000,000 in cash (the "Vencor Payment") and (ii) the shares of Company Common Stock (other than the Vencor Shares) and shares of Series A Preferred Stock of the Company (together with the Company Common Stock, the "Converted Shares") issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive (subject to the provisions of Section 1.2 below) (a) an aggregate of $28,500,000 in cash (together with the Vencor Payment, the "Cash Payment"), (b) promissory notes in the aggregate principal amount of $925,000 (the "Note Payment") and (c) an aggregate of 2,600,000 shares of Common Stock, $0.01 par value per share, of Parent (the "Parent Common Stock" and collectively with the Cash Payment and the Note Payment, the "Merger Consideration"), in each case upon surrender of certificates representing such Converted Shares ("Certificates") (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an



                                       1.

affidavit (and bond, if required by Parent)) in the manner provided in Section
1.8 of the Merger Agreement and Section 2.7 hereof.

          1.2 No fractional shares of Parent Common Stock shall be issued in connection with the Merger and no certificate for any such fractional share shall be issued. In lieu thereof, any holder of Converted Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that such holder is entitled to receive) shall, upon surrender of such holder's Certificate, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $9.2596.

          1.3 As soon as practicable following the Effective Time: (a) Parent will inform Agent of the Effective Time and will provide Agent with instructions with respect to any legends that must be placed on certificates representing shares of Parent Common Stock to be issued in connection with the Merger, and
(b) the Company will provide Agent with a Schedule of Disbursement (the "Schedule of Disbursement") setting forth a list of the holders of Converted Shares immediately prior to the Effective Time and the Merger Consideration to which each such holder is entitled pursuant to the Merger Agreement, including the amount to be held by the Agent and the amount to be held by the Escrow Agent (as described below).

          1.4 Agent shall have no duty to inquire into the terms of the Merger Agreement or any other agreement. Agent's rights and duties shall be as specifically set forth herein.

          1.5 At the Effective Time, Parent shall deliver to the Escrow Agent $5,449,937 of the Cash Payment (the "Escrow Payment") and the Note Payment pursuant to the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement").

          1.6 At the Effective Time, Parent will deposit or cause to be deposited with Agent in an account for the benefit of holders of Converted Shares immediately available funds equal to the sum of (collectively, the "Payment Fund"): (a) $88,050,063 of the Cash Payment; and (b) cash in the aggregate amount needed to make payments in lieu of fractional shares of Parent Common Stock based on the Schedule of Disbursement and any applicable tax withholding. Agent will draw upon such funds as required from time to time in order to make payment for the Converted Shares and any applicable tax withholding payments. Agent shall pay interest to Parent on the average daily balance of the Payment Fund at a floating rate equal to the rate of interest publicly announced by Bank of America N.T.&S.A. from time to time as its prime, base or reference rate, per annum of the average daily balance of the Payment Fund. Agent shall return to Parent any amounts remaining in the Payment Fund on that date which is six (6) months after the Effective Date; thereafter, in the event that additional Converted Shares are surrendered to Agent for exchange, Agent shall notify Parent of the number of such Converted Shares surrendered for exchange and Parent shall promptly deposit or cause to be deposited with Agent immediately available funds sufficient to pay for such surrendered Converted Shares and any payments in lieu of fractional shares with respect thereto.

          1.7 As of the Effective Time, Agent and the Escrow Agent shall become the sole recordkeeping agents for the Converted Shares, in accordance with their standard practices.



                                       2.

Upon the exchange of Converted Shares, certificates representing such Converted Shares shall be physically canceled by Agent and posted to the records maintained by Agent.

     2. SERVICES. In addition to any other services described in this Agreement, Agent shall perform the following services:

          2.1 Agent shall mail, first class mail, postage prepaid at Parent's expense, as soon as practicable after the Effective Time, to each holder of record of Converted Shares: (a) a Letter of Transmittal (which shall be in the form attached hereto as Exhibit C, which form has been provided to Agent by Parent); and (b) instructions (which have been provided to Agent by Parent and are included as part of Exhibit C) for use in effecting the surrender of the Certificates representing such shares in exchange for the Merger Consideration.

          2.2 Agent shall receive Certificates, Letters of Transmittal and any other accompanying documents and shall examine each Letter of Transmittal, each related Certificate and each other accompanying document to ascertain (a) whether such Letter of Transmittal and other document has been completed and executed in accordance with the instructions set forth therein, (b) whether such Certificate is in proper form for exchange, and (c) whether there are any discrepancies between the number of shares of Converted Shares that any Letter of Transmittal may indicate are owned by a surrendering stockholder and the number of Converted Shares that the Schedule of Disbursement indicates are owned by such stockholder immediately prior to the Effective Time. In each instance in which any discrepancy referred to in clause "(c)" of the preceding sentence exists or in which a Letter of Transmittal, Certificate or any accompanying document has been improperly completed or executed, or for any other reason is not in proper form or where any other irregularity in connection with the exchange appears to Agent to exist, Agent shall notify the presenter of such Letter of Transmittal, Certificate or other document, and shall follow, where possible, Agent's regular procedures to attempt to cause such discrepancy or irregularity to be corrected. If the discrepancy or irregularity is not corrected within 30 days, Agent shall consult with Parent for instructions as to the number of Converted Shares, if any, Agent is authorized to accept for exchange. In the absence of such instructions, Agent is not authorized to accept any such shares for exchange.

          2.3 Agent shall stamp each Letter of Transmittal received by it as to the date and the time of receipt thereof and Agent shall preserve each such Letter of Transmittal for a period of time at least equal to the period of time Agent preserves other records pertaining to the transfer of securities. Agent shall dispose of unused Letters of Transmittal and other surplus materials by returning them to Parent.

          2.4 Upon surrender to Agent of a Certificate in proper form for exchange, together with a properly executed Letter of Transmittal, Agent, in its capacity as transfer agent for Parent, as promptly as possible, shall prepare certificates for shares of Parent Common Stock in the denominations listed on the Schedule of Disbursement. Agent shall deliver certificates representing an aggregate of up to 175,500 shares of the Parent Common Stock to the Escrow Agent (the "Escrow Shares") to be held together with the Escrow Payment and the Note Payment pursuant to the Escrow Agreement. The Agent shall deliver to the persons indicated in the Letter of Transmittal, certificates representing the Parent Common Stock (other than the Escrow Shares), the Cash Payment (other than the Escrow Payment) and the entire payment in lieu of



                                       3.

fractional shares to which such persons are entitled (including such payment with respect to the Escrow Shares).

          2.5 If Agent shall receive a Letter of Transmittal with a completed instruction block indicating that the certificate for shares of Parent Common Stock is to be issued in a name other than that of the registered holder of the related Certificate, Agent shall act in accordance with the instructions indicated therein only if: (a) the Letter of Transmittal or the Certificate has been properly assigned by the holder of record; (b) the signature or signatures on such assignment correspond exactly with the name or names which appear on the face of such Certificate; (c) the signature or signatures on such assignment are properly guaranteed; and (d) the person requesting such exchange shall have paid to Parent or Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered.

          2.6 All certificates representing Parent Common Stock issued in exchange for Converted Shares may be issued without restrictive legend(s); provided, however, Parent Common Stock issued to each of the persons listed on Exhibit D attached hereto shall contain the following legend:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 OR RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

If any certificates are to be issued with any additional restrictive legend(s), Parent shall provide the appropriate legend(s) and a list identifying the stockholders and certificate numbers of Converted Shares.

          2.7 If any holder of shares of Converted Shares as of the Effective Time reports to Agent that such holder's failure to surrender a Certificate representing any such shares is due to the theft, loss or destruction of such holder's Certificate, Agent shall require such stockholder to furnish an affidavit of such theft, loss or destruction and a bond of indemnity (unless Parent advises Agent that a bond of indemnity is not required), both in form and substance satisfactory to Agent. Upon receipt of such affidavit and, if necessary, bond of indemnity, and compliance with any other applicable requirements, Agent shall effect the issuance of the Merger Consideration to the former stockholder as though such stockholder had surrendered a Certificate representing shares of Converted Shares.

          2.8 On or before January 31st of the year following the year of the payment, Agent shall prepare and mail to each stockholder, other than stockholders who demonstrate their status as nonresident aliens in accordance with United States Treasury Regulations ("Foreign Stockholders"), a Form 1099-B reporting the amount of such cash, in accordance with Treasury Regulations. Agent shall prepare and file copies of such Forms 1099-B by magnetic tape with the Internal Revenue Service (the "IRS") on or before February 28th of the year following the year of the payment, in accordance with Treasury Regulations. On or before January 31st of the year following the year of the payment, Agent shall prepare and mail to each stockholder who received any dividends held pending exchange of the Converted Shares, other than stockholders



                                       4.

who demonstrate their status as Foreign Stockholders, a Form 1099-DIV reporting the amount of such cash, in accordance with Treasury Regulations. Agent shall also prepare and file copies of such Forms 1099-DIV by magnetic tape with the IRS on or before February 28th of the year following the year of the payment, in accordance with Treasury Regulations. Should any issue arise regarding Federal income tax reporting or withholding, Agent shall take such action as instructed by Parent in writing.

          2.9 Agent shall take such action as may from time to time be requested by Parent or its counsel (and such other action as Agent may reasonably deem appropriate) to furnish copies of the Letter of Transmittal or such other forms as may be approved from time to time by Parent, to all persons requesting such documents, and to accept and comply with telephone requests for information relating to the exchange of Certificates in connection with the Merger.

          2.10 Agent shall advise Parent by cable, telex, facsimile transmission or telephone, and, if by telephone, promptly thereafter confirm in writing to Parent, weekly (and daily during the three weeks immediately following the Effective Time) during the term of this Agreement, as to the number of shares of Converted Shares and the identity by Certificate number of Certificates which have been surrendered, and as to the aggregate amount of Merger Consideration (specifically setting forth the number of shares of Parent Common Stock which have been issued in exchange therefor, including the number of shares delivered to the Escrow Agent in connection therewith), delivered pursuant to the Merger, and the items received by Agent in connection therewith, separately reporting and giving cumulative totals as to items properly received and items improperly received. Agent shall prepare a final list of each person who surrendered one or more Certificates (or one or more affidavits of the type referred to in Section 2.7), the aggregate number of Converted Shares surrendered by each such person and the aggregate amount of Merger Consideration (specifically setting forth the number of shares of Parent Common Stock issued to each such person), and deliver said list to Parent within 30 days after the termination of this Agreement. In addition, Agent shall provide Parent with such other reports as Parent may reasonably request.


     3. LIMITATIONS ON AGENT'S DUTIES.

          As exchange agent hereunder, Agent: (a) shall have no duties or obligations other than those specifically set forth herein or as may be agreed to in writing by Agent and Parent and no implied duties or obligations shall be read into this Agreement against Agent; (b) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any Certificate or of any Converted Shares represented thereby and surrendered to Agent hereunder or of any shares of Parent Common Stock issued in exchange therefor, and shall not be required to make any representation as to the validity of the Merger Agreement; provided that, in no way will Agent's general duty to act in good faith be discharged by the foregoing; and (c) shall not be obligated to take any legal action hereunder which might in the judgment of Agent involve any expense or liability, unless Agent shall have been furnished with reasonable indemnity therefor.



                                       5.

     4. DIVIDENDS.

          Parent shall deposit with Agent cash in sufficient amount to account for any dividends or other distributions with respect to shares of Parent Common Stock that become payable after the Effective Time. However, no dividends or other distributions with respect to shares of Parent Common Stock which become payable after the Effective Time shall be paid by Agent to any holder of a Certificate (with respect to the number of shares of Parent Common Stock to be issued to such holder upon surrender of such Certificate) until such holder shall have surrendered such Certificate for exchange as herein provided, whereupon such dividends and other distributions shall be delivered (without interest or earnings) to such holder. Promptly after the termination of Agent's appointment, Agent shall deliver to Parent (without interest or earnings thereon), all such dividends and other distributions held by Agent for holders of Certificates who by that date have not surrendered such Certificates for exchange as provided herein.

     5. RELIANCE ON COMMUNICATION.

          As exchange agent hereunder, Agent may rely on and shall be protected in acting in reliance upon any agreement, stock certificate, opinion, notice, letter, telegram, or other instrument, which Agent shall reasonably and in good faith believe to be genuine and to have been signed by a proper person or entity. Agent may rely on and shall be protected in acting in reliance upon the written or oral instructions (confirmed in writing) of Allen Tepper or Mark Clein, each an officer of Parent; provided, however, that failure to confirm said instructions in writing shall not affect the validity of said instructions.

     6. RIGHT TO CONSULT COUNSEL.

          Agent may consult legal counsel of its own selection, including counsel for Parent and attorneys in Agent's employ, with respect to any questions relating to its duties and responsibilities hereunder. Agent shall not be liable for any action taken or omitted by it in good faith in reliance upon the written opinion of counsel.

     7. INDEMNIFICATION AND DEFENSE OF CLAIMS.

          7.1 Parent shall indemnify and hold Agent harmless in its capacity as exchange agent hereunder against any loss, liability, cost or expense, including reasonable attorneys' fees, arising out of or in connection with: (a) the performance by Agent of its duties hereunder; or (b) the reliance by Agent upon the information relating to the Converted Shares furnished to Agent by Parent or by the Company's transfer agent; provided, however, that: (i) in any case in which there is a discrepancy between such information and the information contained in a Certificate or Certificates surrendered to Agent by a former stockholder of the Company for exchange under the terms hereof, Agent shall have a duty to inquire as to the reason for such discrepancy, and if Agent is unable to resolve said discrepancy within 30 days, Agent shall act with respect to said discrepancy only as directed by Parent; and (ii) Parent shall not be liable for indemnification or otherwise for any loss, liability, cost or expense to the extent arising out of Agent's gross negligence or willful misconduct. In no case shall Parent be liable under this indemnity with respect to any claim against Agent unless Parent shall be notified in writing by



                                       6.

Agent of the assertion of such claim promptly after Agent shall have received notice of any such assertion unless such delay did not prejudice Parent's rights with respect to such claim. Parent shall be entitled to participate at its own expense in the defense of any such claim, and, if Parent so elects, Parent shall assume the defense of any proceeding brought with respect to any such claim. In the event that Parent shall assume the defense of any such proceeding, Parent shall not be liable for the fees and expenses of any additional counsel thereafter retained by Agent unless counsel to Agent reasonably determines that representation of Agent by counsel to, or counsel selected by, Parent would give rise to a conflict of interest, in which case Agent shall be entitled to retain a single firm as counsel and Parent shall be liable for the reasonable fees and expenses of such counsel. The indemnification provided for hereunder shall survive the termination of this Agreement.

     8. ATTORNEY'S FEES. In connection with any action at law or suit in equity arising under this Agreement, the prevailing party shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9. FEES AND EXPENSES.

          For Agent's services hereunder, Parent shall pay Agent the fees set forth in Exhibit E attached hereto. Parent shall also reimburse Agent for its reasonable out-of-pocket expenses in connection with its services hereunder, including, but not limited to, postage, insurance, telephone charges and reasonable counsel fees which may be incurred in such connection.

     10. NOTICES.

          All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Agent:      StockTrans, Inc.
                                    7 E. Lancaster Avenue
                                    Ardmore, PA 19003
                                    Telephone:  (610) 649-6300
                                    Facsimile:  (610) 649-7302
                                    Attention:  Jonathan Miller

                  If to Parent:     PMR Corporation
                                    501 Washington Street, 5th Floor
                                    San Diego, CA 92103
                                    Telephone:  (619) 610-4001
                                    Facsimile: (619) 610-4184
                                    Attention:  Chief Executive Officer

All such notices and other communications shall be deemed to have been received:
(a) in the case of personal delivery, on the date of such delivery; (b) in the case of a telecopy, when the



                                       7.

party receiving such telecopy shall have confirmed receipt of the communication;
(c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch; and (d) in the case of mailing, on the fifth business day following such mailing.

     11. ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW.

          This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between any of the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within Delaware.

     12. MODIFICATION.

          This Agreement shall not be, and shall not be deemed or construed to be modified or amended, in whole or in part, except by a written instrument signed by a duly authorized representative of each party to this Agreement.

     13. ASSIGNABILITY.

          This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns.

     14. SEVERABILITY.

          In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     15. TERMINATION.

          At any time following the one year anniversary of the Effective Time, Parent may terminate this Agreement at any time by so notifying Agent in writing. Agent may terminate this Agreement upon 30 days' prior written notice to Parent. This Agreement shall terminate thirteen months after the Effective Time unless extended by agreement of both parties hereto. Section 7 of this Agreement shall survive any termination of this Agreement. Upon any termination of this Agreement, Agent shall promptly deliver to Parent any certificate, funds or other property then held by Agent pursuant to this Agreement. After such time, any party entitled to such certificates, funds or property shall look solely to Parent and not to Agent with respect thereto.



                                       8.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

STOCKTRANS, INC.


By:_______________________________
Name:_____________________________
Title:____________________________


PMR CORPORATION


By:_______________________________
Name:_____________________________
Title:____________________________



                                       9.

                                    EXHIBIT A
                          AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT B
                                ESCROW AGREEMENT

                                    EXHIBIT C
                              LETTER OF TRANSMITTAL

                                    EXHIBIT D
                                AFFILIATE LEGEND

                                    EXHIBIT E
                               EXCHANGE AGENT FEES

                                    EXHIBIT I



                                ESCROW AGREEMENT



     THIS ESCROW AGREEMENT dated as of ______ __, 1998 (the "Agreement") is made and entered into by and among PMR CORPORATION, a Delaware corporation ("Parent"), STOCKTRANS, INC. (the "Escrow Agent") and VENCOR, INC. ("Vencor"), WELSH, CARSON, ANDERSON & STOWE, VI, L.P. ("Welsh, Carson") and EDWARD A. STACK ("Stack"), as Representatives (the "Stockholders' Representatives") of the common stockholders and Series A Preferred stockholders (collectively, the "Stockholders") of BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS


     WHEREAS, the Company, Parent and BHC ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") are parties to that certain Agreement and Plan of Merger dated July __, 1998 (the "Merger Agreement"), whereby Merger Sub will be merged with and into the Company (the "Merger") and the Company will be the surviving corporation and become a wholly owned subsidiary of Parent;

     WHEREAS, pursuant to the Merger Agreement, an aggregate of 2,600,000 shares (the "Merger Shares") of Common Stock of Parent are to be issued, an aggregate of $93,500,000 (the "Cash Consideration") is to be paid, and promissory notes in the aggregate principal amount of $925,000 (the "Note Consideration") are to be issued, in the Merger to the Stockholders;

     WHEREAS, the Merger Agreement provides that 175,500 of the Merger Shares to be issued to the Stockholders in the Merger (the "Escrow Shares"), $5,449,937 of the Cash Consideration to be paid to the Stockholders in the Merger (the "Escrow Fund") and a promissory note representing the Note Consideration (the "Escrow Note") be placed in an escrow account as collateral to secure certain indemnification obligations of the Stockholders under the Merger Agreement on the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

     2. ESCROW AND INDEMNIFICATION.

          (a) ESCROW ACCOUNT. On the Closing Date, Parent shall or shall cause its transfer agent to deposit with the Escrow Agent the Escrow Shares, the Escrow Fund and the Escrow Note, such deposit to constitute an escrow account to be designated as "Pacific Corporation Escrow Agreement" or an account having such other similar designation (the "Escrow Account"). The Escrow Shares allocable to the Stockholders shall be delivered by Parent or the Exchange Agent (as defined in the Merger Agreement) defined to the Escrow Agent in the form of duly authorized stock certificates issued in the respective names of each Stockholder thereof together with endorsed stock powers. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such in the Escrow Account subject to the terms and conditions of this Agreement.

          (b) INVESTMENTS. The Escrow Agent shall invest the cash held in the Escrow Fund in an interest-bearing account, or money market instruments or other investments in accordance with instructions from Parent and Stockholders' Representatives. Any interest payable on the funds held in the Escrow Fund ("Interest") shall be distributed to the Stockholders immediately prior to any distribution to the Stockholders and in any event at least once during each calendar year commencing on or about January 1, 1999.

          (c) The Stockholders shall not have any right to distributions of the Escrow Fund or the Escrow Note until the termination of the Escrow Agreement pursuant to its terms.

          (d) STOCKHOLDER INDEMNIFICATION. The Escrow Shares, Escrow Fund and Escrow Note shall be available to satisfy the reimbursement and indemnity obligations of the Stockholders to the Parent Indemnitees contained in Section
1.10 and Section 8.2 of the Merger Agreement, subject to the limitations, and in the manner provided, in the Merger Agreement and this Agreement.

          (e) LIMITATION ON LIABILITY. The obligations of the Stockholders under this Agreement are subject to the limitations set forth in Section 8 of the Merger Agreement.

          (f) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Any cash dividends paid in respect of the Escrow Shares shall be distributed currently by Parent (or Parent's transfer agent) to the Stockholders and will not be available to satisfy the indemnification obligations of the Stockholders. The Stockholders will have the right to vote the Escrow Shares so long as such Escrow Shares are held in escrow and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Stockholders will retain and will be able to exercise all incidents of ownership of such shares that are not inconsistent with the terms of this Agreement.

          (g) NO TRANSFER BY STOCKHOLDERS. The interests of the Stockholders in the Escrow Account shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and Parent, and no such assignment or transfer shall be valid until such notice is given.



                                       2.

          (h) ESCROW AGENT'S POWER TO TRANSFER. The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Shares, the Escrow Fund and the Escrow Note permitted by this Agreement and the Merger Agreement. Parent shall cooperate with the Escrow Agent in promptly issuing (or causing Parent's transfer agent to issue) stock certificates or promissory notes to effect such transfer.

     3. CLAIMS FOR DAMAGES.

          (a) DELIVERY OF CLAIM NOTICE. If any Parent Indemnitee is entitled to reimbursement under Section 1.10 of the Merger Agreement or has incurred or suffered Damages for which it is entitled to indemnification under Section 8.2 of the Merger Agreement, Parent shall, on or prior to the 18-month anniversary of the Closing Date (the "Expiration Date"), give written notice of such claim (a "Claim Notice") to the Stockholders' Representatives, with a copy being provided to the Escrow Agent. Each Claim Notice shall state the amount of claimed UST Removal Costs or Damages (the "Claimed Amount") and the basis for such claim. No Parent Indemnitee shall make, and shall not be entitled to make, any claim for UST Removal Costs or Damages after the Expiration Date.

          (b) RESPONSE NOTICE; UNCONTESTED CLAIMS. Within thirty (30) days of receipt of a Claim Notice, the Stockholders' Representatives shall provide to Parent, with a copy being provided to the Escrow Agent, a written response (the "Response Notice") in which the Stockholders' Representatives shall (i) agree that the full Claimed Amount is valid, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is valid, or (iii) contest that any or all of the Claimed Amount is valid. The Stockholders' Representatives may contest all or a portion of a Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute UST Removal Costs for which a Parent Indemnitee is entitled to reimbursement under Section 1.10 of the Merger Agreement or Damages entitled to indemnification under Section 8.2 of the Merger Agreement. If no Response Notice is delivered by the Stockholders' Representatives within such thirty (30) day period, the Stockholders' Representatives shall be deemed to have agreed that the Claimed Amount is valid and that the Parent Indemnitee at issue is entitled to such reimbursement and/or indemnification.

          (c) UNCONTESTED CLAIMS. If the Stockholders' Representatives in the Response Notice agree or, by failing to provide a Response Notice, are deemed to have agreed that the Claimed Amount is valid, the Escrow Agent shall in a timely manner following the required delivery date for the Response Notice (i) first, reduce the amount of the Escrow Note in accordance with Section 4 hereof in an amount equal to the Claimed Amount, and provide Parent with a schedule indicating the amount by which the Escrow Note has been reduced; and (ii) if the full principal amount of the Escrow Note has been reduced, disburse to Parent from the Escrow Account, in accordance with Section 4 hereof, cash plus that number of Escrow Shares which Value (as defined in Section 4(b)), together with such cash and the Escrow Note, the Claimed Amount. The reduction of the Escrow Note, the amount of cash and the number of Escrow Shares equal to the Claimed Amount shall be calculated and agreed upon by the Stockholders' Representatives and Parent and certified in writing by such persons to the Escrow Agent. The Escrow Agent shall have no duty to verify or determine the amount by which the Escrow Note



                                       3.

shall be reduced or the amount of cash or number of Escrow Shares necessary to satisfy the Claimed Amount.

     (d) CONTESTED CLAIMS.

          (i) If the Stockholders' Representatives in the Response Notice agree that part, but not all, of the Claimed Amount is valid (the "Agreed Amount"), the Escrow Agent shall in a timely manner following the required delivery date for the Response Notice (i) first, reduce the amount of the Escrow Note in accordance with Section 4 hereof in an amount equal to the Agreed Amount, and provide Parent with a schedule indicating the amount by which the Escrow Note has been reduced; and (ii) if the full principal amount of the Escrow Note has been reduced, disburse to Parent from the Escrow Account, in accordance with
Section 4 hereof, cash plus that number of Escrow Shares which Value, together with such cash and the Escrow Note, is necessary to satisfy the Agreed Amount. The reduction of the Escrow Note, the amount of cash and the number of Escrow Shares necessary to satisfy the Agreed Amount shall be calculated and agreed upon by the Stockholders' Representatives and Parent and certified in writing by such persons to the Escrow Agent. The Escrow Agent shall have no duty to verify or determine the amount by which the Escrow Note is reduced or the amount of cash or number of Escrow Shares necessary to satisfy the Agreed Amount.

          (ii) If the Stockholders' Representatives in the Response Notice contest the release of all or a part of the Claimed Amount (the "Contested Amount"), the Escrow Agent shall continue to hold in the Escrow Account, the Escrow Note and the cash plus that number of Escrow Shares necessary to satisfy the Contested Amount, notwithstanding the occurrence of the Expiration Date, until (i) delivery of a copy of a settlement agreement executed by the Stockholders' Representatives and Parent setting forth instructions to the Escrow Agent as to disbursement of the Escrow Account, if any, or (ii) delivery of a copy of a final, nonappealable court order setting forth instructions to the Escrow Agent as to disbursement of the Escrow Account, if any. The reduction of the Escrow Note, the amount of cash and the number of Escrow Shares necessary to satisfy the Contested Amount shall be calculated and agreed upon by the Stockholders' Representatives and Parent and certified in writing by such persons to the Escrow Agent. The Escrow Agent shall have no duty to verify or determine the amount by which the Escrow Note is reduced or the amount of cash or number of Escrow Shares necessary to satisfy the Contested Amount.

     4. DISBURSEMENTS IN RESPECT OF CLAIMS.

          (a) Whenever the Escrow Agent becomes obligated to make a disbursement to a Parent Indemnitee pursuant to Section 3, the Escrow Agent shall make such disbursement from the Escrow Account as promptly as practicable and in accordance with Parent's written instructions. Whenever a disbursement or reservation is to be made from the Escrow Account pursuant to Section 3, such disbursements or reservations shall be made, first, from the Escrow Note by applying the Claimed Amount against any accrued and unpaid interest under the Escrow Note, thereafter against the principal balance of the Note and, if the Claimed Amount has not been satisfied, then from the Escrow Fund and from the Escrow Shares (in the same proportion



                                       4.

as the Escrow Fund and the Escrow Shares were originally placed in the Escrow Account) such that the sum of reduction of the Escrow Note and all such cash plus the aggregate Value of such Escrow Shares is equal to the amount to be disbursed from or reserved against the Escrow Account. Nothing herein shall require the payment of claims in excess of the limitations set forth in Section 8 of the Merger Agreement.

          (b) "Value," when used with respect to an Escrow Share, shall be $9.2596 per share.

     5. RELEASE OF ESCROW SHARES AND ESCROW FUND. Within five (5) business days after the Expiration Date, the Escrow Agent shall notify Parent and Stockholders' Representative as to the remaining principal and interest of the Escrow Note. Parent shall immediately thereafter issue and deliver to the Escrow Agent individual promissory notes (the "Notes") in accordance with the Stockholders' pro rata interest in the Escrow Note. Within fifteen (15) business days after the Expiration Date, the Escrow Agent shall distribute to the Stockholders the Notes, and on a pro rata basis, all of the Escrow Shares and the Escrow Fund (together with interest accrued thereon) then being held by the Escrow Agent. The Escrow Agent shall deliver the Escrow Note to Parent for cancellation. Notwithstanding the foregoing, any Contested Amount being held by the Escrow Agent on the Expiration Date shall be held and disbursed only in accordance with Section 3(d)(ii) of this Agreement.

     6. FEES AND EXPENSES. Upon execution of this Agreement and initial deposit of the Escrow Shares, Escrow Fund and Escrow Note with the Escrow Agent, an acceptance fee of $_____ will be payable to the Escrow Agent by Parent. This acceptance fee will cover the Escrow Period. In the event the Escrow Agent is required to administer the Escrow Account after the Escrow Period, an administrative fee will be payable to the Escrow Agent by Parent in accordance with the Escrow Agent's fee schedules in effect from time to time. The Escrow Agent will also be entitled to reimbursement on demand from Parent for extraordinary expenses incurred in performance of its duties hereunder including, without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder. Parent shall pay the reasonable fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder including reasonable legal fees incurred in connection with the preparation of this Agreement.

     7. LIMITATION OF ESCROW AGENT'S LIABILITY.

          (a) Neither Escrow Agent nor any of its directors, officers or employees shall incur any liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it nor shall the Escrow Agent be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, including in-house counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the



                                       5.

Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be responsible for any of the agreements referred to herein, including the Merger Agreement, but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement.

          (b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Note, the Escrow Fund or the Escrow Shares, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 10 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Parent will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 7(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 6 hereof).

          (c) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, damage, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder including, but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

          (d) Parent and Stockholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the release of any Escrow Shares, the Escrow Note and the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such release or other activities under this Agreement. Parent and Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Parent and Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

     8. TERMINATION. This Agreement shall terminate upon the later of the Expiration Date or the release by the Escrow Agent of all of the Escrow Shares and the Escrow Fund and the cancellation or release of the Escrow Note in accordance with this Agreement. The provisions of Section 7 shall survive termination of this Agreement.



                                       6.

     9. NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to Parent:

                                            PMR Corporation
                                            Attn: Chief Executive Officer
                                            501 Washington Street, 5th Floor
                                            San Diego, CA 92103
                                            Telephone:  (619) 610-4001
                                            Facsimile: (619) 610-4184

               with a copy to:

                                            Jeremy D. Glaser, Esq.
                                            Cooley Godward LLP
                                            4365 Executive Drive, Suite 1100
                                            San Diego, CA 92121
                                            Telephone:    (619) 550-6000
                                            Facsimile:    (619) 453-3555


               if to the Stockholders:      Edward A. Stack
                                            102 Woodmont Boulevard, Suite 800
                                            Nashville, TN 37205
                                            Telephone:  (615) 269-3492
                                            Facsimile:  (615) 269-9814


               with a copy to:              Waller Lansden Dortch & Davis, PLLC
                                            Nashville City Center
                                            511 Union Street, Suite 2100
                                            Post Office Box 198966
                                            Nashville, Tennessee  37219-8966
                                            Telephone:(615) 244-6380
                                            Facsimile:(615) 244-6804

               if to the Escrow Agent:      StockTrans, Inc.
                                            7 E. Lancaster Avenue
                                            Ardmore, PA 19003
                                            Telephone:  (610) 649-6300



                                       7.

                                            Facsimile:  (610) 649-7302


     10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than 30 days' prior written notice of the date when such resignation shall take effect. Parent may appoint a successor Escrow Agent without the consent of the Stockholders' Representatives so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Stockholders' Representatives, which shall not be unreasonably withheld. If, within such notice period, Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of the Escrow Shares, Escrow Note and Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer the Escrow Shares, Escrow Note and Escrow Fund to such designated successor. If, however, Parent shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     11. STOCKHOLDERS' REPRESENTATIVES.

          (a) For purposes of this Agreement, the Stockholders hereby consent to the appointment of Vencor, Welsh, Carson and Stack as the Stockholders' Representatives and each or any one of them as attorneys-in-fact for and on behalf of the each Stockholder, and the taking by the Stockholders' Representatives of any and all actions and the making of any decisions required or permitted to be taken by them under this Agreement, including without limitation, the exercise of the power to (i) authorize the reduction of the Escrow Note; (ii) authorize delivery to Parent of the Escrow Shares and the Escrow Fund, or any portion thereof, in satisfaction of Claims, (iii) agree to negotiate, enter into settlements and compromises with respect to such Claims,
(iv) resolve any Claims, and (v) take all actions necessary in the judgment of the Stockholders' Representatives for the accomplishment of the foregoing and all of the other terms, conditions and limitations contained in this Agreement. The Stockholders further consent to the appointment of Edward A. Stack as the principal representative (the "Principal Representative") with full power and authority to act on behalf of the Stockholders' Representatives with respect to any action to be taken or omitted to be taken by the Stockholders' Representatives under or in connection with this Agreement.

          (b) Notwithstanding any statement contained in this Agreement or the Escrow Agreement to the contrary, Parent and the Escrow Agent may rely conclusively, and shall be protected in so acting, upon any written order, notice, demand, certificate, statement, document or instruction (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) executed and delivered by the Principal Representative (but not any of



                                       8.

the other Stockholders' Representatives) whether delivered in original form, by facsimile or otherwise.

     12. GENERAL.

          (a) GOVERNING LAW; FORUM. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware, without regard to conflict-of-law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be decreed an original, but all of which together shall constitute one and the same instrument.

          (c) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          (e) AMENDMENT. This Agreement may be amended only with the written consent of Parent, the Escrow Agent and the Principal Representative (or their duly designated successors).

          (f) CERTIFICATION OF TAX IDENTIFICATION NUMBER. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent within 30 days from the date hereof. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any income earned on the investment of the Escrow Shares.

          (g) DISPUTE RESOLUTION. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Note, Escrow Shares and the Escrow Fund, or should any claim be made upon the Escrow Account by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Note, Escrow Shares and Escrow Fund until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of



                                       9.

America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relates to the Escrow Account.

          (h) FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          (i) BINDING EFFECT. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

          (j) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.



                                      10.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            PMR CORPORATION



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



                                            STOCKTRANS, INC.



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            STOCKHOLDERS' REPRESENTATIVES:


                                            ____________________________________
                                            Edward A. Stack


                                            ____________________________________
                                            Vencor, Inc.


                                            ____________________________________
                                            Welsh, Carson, Anderson & Stowe,
                                            VI, L.P.



                                      11.

                                    EXHIBIT J

                           OWNED PROPERTIES REQUIRING
                              ENVIRONMENTAL REPORTS


Pioneer Trail RTC
San Luis Rey Hospital
Valle Vista Hospital
West Hills Hospital
Windsor Hospital